Exhibit 2.1

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

)
In re	)	Chapter 11
)
WCI COMMUNITIES, INC., et al.,(1))		Case No. 08 - 11643 (KJC)
)
	)	Jointly Administered
Debtors.	)
)

SECOND AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION
FOR WCI COMMUNITIES, INC. AND ITS AFFILIATED DEBTORS

Dated:	July 16, 2009	WHITE & CASE LLP
Thomas E Lauria
Craig H. Averch
Matthew C. Brown
Wachovia Financial Center
200 South Biscayne Boulevard, 49th Floor
Miami, Florida 33131
(305) 371-2700

FOX ROTHSCHILD LLP
Jeffrey M. Schlerf (No. 3047)
Eric M. Sutty (No. 4007)
919 Market Street, Suite 1600
Wilmington, Delaware 19801
(302) 654-7444

ATTORNEYS FOR THE DEBTORS
AND DEBTORS IN POSSESSION

(1)                                 The List of the Debtors and Tax Identification Numbers is located on the docket for Case No. 08-11643 (KJC) [Docket No. 64] and http://chapter11.epiqsystems.com/wcicommunities.

i

ARTICLE VIII. MEANS FOR IMPLEMENTATION OF THE PLAN		9

8.1.	Operations Between the Confirmation Date and the Effective Date	9
8.2.	Implementing Transactions on or Prior to the Effective Date	9
8.3.	Corporate Action	11
8.4.	Re-Vesting of Assets	12
8.5.	Initial Boards of Directors	12
8.6.	Management Agreement	13
8.7.	Management and Officers	13
8.8.	Director and Officer Liability Insurance	13
8.9.	Causes of Action	13
8.10.	Appointment of the Disbursing Agent	14
8.11.	Sources of Cash for Plan Distributions	14
8.12.	Investment of Funds Held by the Disbursing Agent; Tax Reporting by the Disbursing Agent	14
8.13.	New WCI Employee Incentive Programs	14
8.14.	Releases by the Debtors	14
8.15.	Releases by Creditors and Equity Security Holders	15

ARTICLE IX. THE PLAN TRUST		16

9.1.	Creation of the Plan Trust and the Appointment of the Plan Trustee	16
9.2.	Property of the Plan Trust	16
9.3.	Powers and Duties of the Plan Trustee	17

ARTICLE X. THE CREDITOR TRUST		17

10.1.	Creation of the Creditor Trust and Appointment of the Creditor Trustee	17
10.2.	Property of the Creditor Trust	18
10.3.	Purpose of the Creditor Trust	18
10.4.	Powers of the Creditor Trustee	18
10.5.	Creditor Trust Advisory Board	19
10.6.	Cooperation Between Creditor Trustee and Disbursing Agent	19
10.7.	Termination of the Creditor Trust	19

ARTICLE XI. THE CHINESE DRYWALL TRUST		20

11.1.	Creation of the Chinese Drywall Trust and Appointment of the Chinese Drywall Trustee	20
11.2.	Property of the Chinese Drywall Trust	20
11.3.	Purpose of the Chinese Drywall Trust	21
11.4.	Powers of the Chinese Drywall Trustee	21
11.5.	Chinese Drywall Trust Advisory Board	22
11.6.	Cooperation Between Chinese Drywall Trustee and Disbursing Agent	22
11.7.	Assumption of Liabilities by the Chinese Drywall Trust	23
11.8.	Termination of the Chinese Drywall Trust	23

ARTICLE XII. PLAN DISTRIBUTION PROVISIONS		23

12.1.	Plan Distributions	23
12.2.	Timing of Plan Distributions	24
12.3.	Address for Delivery of Plan Distributions/Unclaimed Plan Distributions	24
12.4.	De Minimis Plan Distributions	24
12.5.	Time Bar to Cash Payments	24
12.6.	Manner of Payment under the Plan	25
12.7.	Expenses Incurred on or after the Effective Date and Claims of the Disbursing Agent	25
12.8.	Fractional Plan Distributions	25
12.9.	Special Distribution Provisions Concerning the Prepetition Credit Facilities	25
12.10.	Special Distribution Provisions Concerning the Prepetition Note Claims	26
12.11.	Surrender and Cancellation of Instruments	29

ARTICLE XIII. PROCEDURES FOR RESOLVING AND TREATING CONTESTED CLAIMS		29

13.1.	Continuation of ADR.	29
13.2.	Objection Deadline	30
13.3.	Prosecution of Contested Claims	30
13.4.	Claims Settlement	30
13.5.	Entitlement to Plan Distributions upon Allowance	30
13.6.	Estimation of Claims	31

ARTICLE XIV. CONDITIONS PRECEDENT TO CONFIRMATION OF THE PLAN AND THE OCCURRENCE OF THE EFFECTIVE DATE		31

14.1.	Conditions Precedent to Confirmation	31
14.2.	Conditions Precedent to the Occurrence of the Effective Date	32
14.3.	Waiver of Conditions	32
14.4.	Effect of Non-Occurrence of the Effective Date	32

ARTICLE XV. THE DISBURSING AGENT		32

15.1.	Powers and Duties	32
15.2.	Plan Distributions	33
15.3.	Exculpation	33

ARTICLE XVI. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES		33

16.1.	Assumption and Rejection of Executory Contracts and Unexpired Leases	33
16.2.	Cure	35
16.3.	Claims Arising from Rejection, Expiration or Termination	36
16.4.	Non-Executory Contracts	36

ARTICLE XVII. RETENTION OF JURISDICTION		37

ARTICLE XVIII. MISCELLANEOUS PROVISIONS		39

18.1.	Payment of Statutory Fees	39

18.2.	Satisfaction of Claims	39
18.3.	Special Provisions Regarding Insured Claims	39
18.4.	Third Party Agreements; Subordination	40
18.5.	Exculpation	40
18.6.	Discharge of Liabilities	41
18.7.	Discharge of Debtors	41
18.8.	Notices	42
18.9.	Financial Reporting	43
18.10.	Headings	43
18.11.	Governing Law	43
18.12.	Expedited Determination	43
18.13.	Exemption from Transfer Taxes	43
18.14.	Notice of Entry of Confirmation Order and Relevant Dates	44
18.15.	Interest and Attorneys’ Fees	44
18.16.	Modification of the Plan	44
18.17.	Consultation and Agreement	44
18.18.	Revocation of Plan	45
18.19.	Setoff Rights	45
18.20.	Compliance with Tax Requirements	45
18.21.	Rates	46
18.22.	Dissolution of the Creditors’ Committee	46
18.23.	Injunctions	46
18.24.	Binding Effect	47
18.25.	Severability	47
18.26.	No Admissions	48

EXHIBITS

Glossary of Defined Terms	Exhibit A
List of Debtors	Exhibit B
Terms of the New WCI Senior Secured Term Note	Exhibit C
Terms of the New WCI Senior Secured Subordinated PIK Note	Exhibit D
Terms of the New WCI Preferred A Stock	Exhibit E
Terms of the New WCI Preferred B Stock	Exhibit F
Terms of Exit Facility	Exhibit G
ADR Procedure	Exhibit H

WCI Communities, Inc. and its affiliated debtors and debtors in possession in the above-captioned jointly administered chapter 11 cases hereby collectively and jointly propose the following chapter 11 plan of reorganization:

ARTICLE I.

DEFINITIONS AND INTERPRETATION

1.1.                            Definitions.

The capitalized terms used herein shall have the respective meanings set forth in the Glossary of Defined Terms attached hereto as Exhibit “A”.

1.2.                            Interpretation.

Unless otherwise specified, all section, article, and exhibit references in the Plan are to the respective section in, article of, or exhibit to the Plan, as the same may be amended, waived, or modified from time to time.  Words denoting the singular number shall include the plural number and vice versa, as appropriate, and words denoting one gender shall include the other gender.  The Disclosure Statement may be referred to for purposes of interpretation to the extent any term or provision of the Plan is determined by the Bankruptcy Court to be ambiguous.

1.3.                            Application of Definitions and Rules of Construction Contained in the Bankruptcy Code.

Words and terms defined in section 101 of the Bankruptcy Code shall have the same meanings when used in the Plan, unless a different definition is given in the Glossary of Defined Terms.  The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of the Plan.

1.4.                            Other Terms.

The words “herein,” “hereof,” “hereto,” “hereunder,” and others of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained in the Plan.

1.5.                            Appendices and Plan Documents.

All appendices to the Plan and the Plan Documents are incorporated into the Plan by this reference and are a part of the Plan as if set forth in full herein.  All Plan Documents shall be filed with the Bankruptcy Court not less than five (5) days prior to the Voting Deadline.  Holders of Claims and Equity Interests may obtain a copy of the Plan Documents, once filed, at http://www.deb.uscourts.gov, http://chapter11.epiqsystems.com/wcicommunities and http://www.wcicommittee.com, or by a written request sent to the following address:

White & Case LLP

Wachovia Financial Center

200 South Biscayne Boulevard

Suite 4900

Miami, Florida 33131

Attention:  Mark B. Fuhr

Telephone:  (305) 371-2700

Facsimile:   (305) 358-5744

ARTICLE II.

RESOLUTION OF CERTAIN INTER-DEBTOR ISSUES

2.1.                            Settlement of Intercompany Claims.

In settlement and compromise of certain existing and potential disputes regarding Intercompany Claims and related matters, pursuant to sections 1123(b)(3) and (6) of the Bankruptcy Code and Bankruptcy Rule 9019, the Plan treats the Debtors as comprising a single Estate solely for purposes of voting on the Plan, confirmation of the Plan and making Plan Distributions in respect of Claims against and Equity Interests in the Debtors under the Plan.  Such treatment shall not affect any Debtor’s status as a separate legal entity, change the organizational structure of the Debtors’ business enterprise, constitute a change of control of any Debtor for any purpose, cause a merger or consolidation of any legal entities, nor cause the transfer of any assets; and, except as otherwise provided by or permitted in the Plan, all Debtors shall continue to exist as separate legal entities.  The above treatment serves only as a mechanism to effect a fair distribution of value to the Debtors’ constituencies.

2.2.                            Treatment of Guaranty and Joint Liability Claims Against a Debtor.

Any holder of a Claim against a Debtor and a Claim based on a guaranty of such base Claim given by a Debtor shall receive only a single recovery in respect of such Claims.  Any holder of a Claim against a Debtor and a Claim against another Debtor based on joint or joint and several liability of such Debtors shall receive only a single recovery in respect of such Claims.

2.3.                            Intercompany Claims.

Except as otherwise provided in the Plan, Intercompany Claims and Administrative Claims between and among the Debtors shall, solely for purposes of receiving Plan Distributions, be deemed resolved as a result of the settlement and compromise described in Section 2.1 and therefore not entitled to any Plan Distribution and shall not be entitled to vote on the Plan.

ARTICLE III.

CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

For the purposes of organization, voting and all confirmation matters, except as otherwise provided herein, all Claims against and all Equity Interests in each of the Debtors shall be classified as set forth in this Article III.

3.1.                            Administrative Claims and Tax Claims.

As provided by section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Tax Claims shall not be classified under the Plan, and shall instead be treated separately as unclassified Claims on the terms set forth in Article VI.

3.2.                            Claims and Equity Interests.

The classes of Claims against and the Equity Interests in the Debtors shall be classified under the Plan as follows:

Class 1 — Priority Claims.  Class 1 shall consist of all Priority Claims against the Debtors.

Class 2 — Prepetition Lender Claims.  Class 2 shall consist of all Prepetition Lender Claims against the Debtors.

Class 3 — Secured Claims.  Class 3 shall consist of all Secured Claims, other than Prepetition Lender Claims, against the Debtors.

Class 4 — Unsecured Claims.  Class 4 shall consist of all Unsecured Claims against the Debtors, other than Chinese Drywall Claims and Convenience Claims.

Class 5 — Chinese Drywall Claims.  Class 5 shall consist of all Chinese Drywall Claims.

Class 6 — Convenience Claims.  Class 6 shall consist of all Convenience Claims.

Class 7 — WCI Equity Interests.  Class 7 shall consist of all Equity Interests in WCI.

Class 8 — Other WCI Equity Interests.  Class 8 shall consist of all Equity Interests in the Debtors, other than WCI.

3.3.                            Separate Classification of Secured Claims.

Although Secured Claims against the Debtors, other than Prepetition Lender Claims, have been placed in one category for purposes of nomenclature, each such Secured Claim shall be treated as a separate class for purposes of voting on the Plan and receiving Plan Distributions (to be designated as Class 3A, 3B, 3C, etc.).

ARTICLE IV.

IDENTIFICATION OF IMPAIRED
CLASSES OF CLAIMS AND EQUITY INTERESTS

4.1.                            Unimpaired Classes of Claims and Equity Interests.

Class 1 — Priority Claims and Class 8 — Other Equity Interests are not impaired under the Plan.

4.2.                            Impaired Classes of Claims and Equity Interests.

Except as provided in Section 4.1, all classes of Claims and Equity Interests are impaired under the Plan.

4.3.                            Impairment Controversies.

If a controversy arises as to whether any Claim or Equity Interest, or any class of Claims or Equity Interests, is impaired under the Plan, the Bankruptcy Court shall, after notice and a hearing, determine such controversy.

ARTICLE V.

PROVISIONS FOR TREATMENT OF CLAIMS
AND EQUITY INTERESTS UNDER THE PLAN

5.1.                            Claims and Equity Interests.

The classes of Claims against the Debtors and Equity Interests in the Debtors shall be treated under the Plan as follows:

(a)                     Class 1 — Priority Claims.

Each holder of an Allowed Priority Claim against any of the Debtors shall be unimpaired under the Plan and, pursuant to section 1124 of the Bankruptcy Code, all legal, equitable, and contractual rights of each holder of an Allowed Priority Claim in respect of such Claim shall be fully reinstated and retained, and such holder of an Allowed Priority Claim shall be paid on the Plan Distribution Date in full and in Cash.

(b)                     Class 2 — Prepetition Lender Claims.

Each holder of an Allowed Prepetition Lender Claim against any of the Debtors shall receive, on the Effective Date, (i) its Pro Rata Share of (A) New WCI Senior Secured Term Notes, (B) New WCI Senior Secured Subordinated PIK Notes, and (C) 95% of the shares of New WCI Common Stock issued under the Plan except for shares reserved for issuance pursuant to the New WCI Employee Incentive Programs, if any, and Creditor Common Shares and (ii) the Prepetition Lender Release.  The Prepetition Lender Claims shall be Allowed in the aggregate amount of $735,620,669.77, subject to increase based on letter of credit draws occurring prior to the Effective Date, if any.

(c)                      Class 3 — Secured Claims.

Each holder of an Allowed Secured Claim, other than a DIP Claim or Prepetition Lender Claim, against any of the Debtors shall receive on the Plan Distribution Date, in full satisfaction of its Allowed Secured Claim, (i) a single Cash payment equal to the sum of (A) the Allowed Secured Claim and (B) accrued postpetition interest through the Effective Date, at an interest rate agreed to by the parties, or, if no agreement can be reached, as determined by the Bankruptcy Court after notice and a hearing, or (ii) if such Allowed Secured Claim is subject to a valid right of recoupment or setoff, such Claim shall be setoff to the extent of the amount subject to setoff in accordance with sections 506(a) and 553 of the Bankruptcy Code.  Notwithstanding any of the foregoing, the Debtors and any holder of an Allowed Secured Claim may agree to any alternate treatment for such Secured Claim; except that such treatment shall not provide a return to such holder having a present value as of the Effective Date in excess of the amount of such holder’s Allowed Secured Claim.

(d)                     Class 4 — Unsecured Claims.

Each holder of an Allowed Unsecured Claim against any of the Debtors will receive, on the Plan Distribution Date, its Pro Rata Share of 100% of the Creditor Trust Interests.  The Creditor Trust is described in Article X below.

(e)                      Class 5 — Chinese Drywall Claims.

On the Effective Date, liability of all of the Debtors for all Chinese Drywall Claims shall be assumed by, and channeled to, the Chinese Drywall Trust without further act or deed and satisfied as set forth herein.  Each holder of an Allowed Chinese Drywall Claim against any of the Debtors will receive, on the Plan Distribution Date, its Pro Rata Share of 100% of the Chinese Drywall Trust Interests.

All Chinese Drywall Claims shall be processed, liquidated, and paid pursuant to the terms and provisions of the trust distribution procedures adopted and implemented by the Chinese Drywall Trustee, after consultation with and approval by the Chinese Drywall Trust Advisory Board.  The Chinese Drywall Trust is described in Article XI below.  The sole recourse of the holder of a Chinese Drywall Claim shall be against the Chinese Drywall Trust, and such holder shall have no rights whatsoever at any time to assert such holder’s Claim against any Debtor or the New WCI Group.  Without limiting the foregoing, on the Effective Date, all holders of Chinese Drywall Claims shall be permanently and forever stayed, restrained, and enjoined from taking any actions against any Debtor or the New WCI Group for the purpose of, directly or indirectly, collecting, recovering, or receiving payment of, on, or with respect to any Chinese Drywall Claim.

(f)                       Class 6 — Convenience Claims.

Each holder of an Allowed Convenience Claim shall receive on the Plan Distribution Date a single Cash payment in an amount equal to 2% of the amount of such holder’s Allowed Convenience Claim.

(g)                      Class 7 — WCI Equity Interests.

On the Effective Date, all Equity Interests in WCI shall be cancelled, and each holder of an Equity Interest in WCI shall not be entitled to any distribution under the Plan.

(h)                     Class 8 — Other Equity Interests.

Each holder of an Allowed Equity Interest in the Debtors, other than in WCI and in New WCI, shall be unimpaired under the Plan, and, pursuant to section 1124 of the Bankruptcy Code, all of the legal, equitable, and contractual rights to which such Equity Interests entitle such holder in respect of such Equity Interests shall be fully reinstated and retained on and after the Effective Date.

ARTICLE VI.

PROVISIONS FOR TREATMENT
OF UNCLASSIFIED CLAIMS UNDER THE PLAN

6.1.                            Unclassified Claims.

Administrative Claims and Tax Claims are treated in accordance with sections 1129(a)(9)(A) and 1129(a)(9)(C) of the Bankruptcy Code, respectively.  Such Claims are not designated as classes of Claims for the purposes of this Plan or for the purposes of sections 1123, 1124, 1125, 1126 or 1129 of the Bankruptcy Code.

6.2.                            Treatment of Administrative Claims.

All Administrative Claims shall be treated as follows:

(a)                                 Time for Filing Administrative Claims.

The holder of an Administrative Claim, other than (i) a DIP Claim, (ii) a Fee Claim, (iii) a liability incurred and payable in the ordinary course of business by a Debtor (and not past due), or (iv) an Administrative Claim that has been Allowed on or before the Effective Date, must file with the Bankruptcy Court and serve on the Debtors, the Creditors’ Committee and the Office of the United States Trustee, notice of such Administrative Claim within forty (40) days after service of Notice of Confirmation.  Such notice must include at a minimum (i) the name of the Debtor(s) purported to be liable for the Claim, (ii) the name of the holder of the Claim, (iii) the amount of the Claim, and (iv) the basis of the Claim.  Failure to file and serve such notice timely and properly shall result in the Administrative Claim being forever barred and discharged.

(b)                     Time for Filing Fee Claims.

Each Professional Person who holds or asserts a Fee Claim shall be required to file with the Bankruptcy Court, and serve on all parties required to receive notice, a Fee Application within forty-five (45) days after the Effective Date.  The failure to timely file and serve such Fee Application shall result in the Fee Claim being forever barred and discharged.

(c)                      Allowance of Administrative Claims/Fee Claims.

An Administrative Claim with respect to which notice has been properly filed and served pursuant to Section 6.2(a) shall become an Allowed Administrative Claim if no objection is filed within thirty (30) days after the later of (i) the Effective Date, or (ii) the date of service of the applicable notice of Administrative Claim or (iii) such later date as may be (A) agreed to by the holder of such Administrative Claim or (B) approved by the Bankruptcy Court on motion of a party in interest, without notice or a hearing.  If an objection is filed within such 30-day period (or any extension thereof), the Administrative Claim shall become an Allowed Administrative Claim only to the extent allowed by Final Order.  A Fee Claim in respect of which a Fee Application has been properly filed and served pursuant to Section 6.2(b) shall become an Allowed Administrative Claim only to the extent allowed by order of the Bankruptcy Court.

(d)                     Payment of Allowed Administrative Claims.

On the Plan Distribution Date, each holder of an Allowed Administrative Claim shall receive (i) the amount of such holder’s Allowed Administrative Claim in one Cash payment, or (ii) such other treatment as may be agreed upon in writing by the Debtors and such holder; provided, that such treatment shall not provide a return to such holder having a present value as of the Effective Date in excess of such holder’s Allowed Administrative Claim; provided, further, that an Administrative Claim representing a liability incurred in the ordinary course of business of the Debtors may be paid at the Debtors’ election in the ordinary course of business.

(e)                      Allowance and Payment of DIP Claims.

The DIP Claims shall be Allowed Administrative Claims on the Effective Date and shall be paid in full in Cash on the Effective Date.  On the Effective Date, in accordance with the terms of the DIP Credit Agreement, any outstanding letters of credit issued under the DIP Credit Agreement shall be cash collateralized.

6.3.                            Treatment of Tax Claims.

At the election of the Debtors, each holder of an Allowed Tax Claim will receive in full satisfaction of such Allowed Tax Claim (a) payments in Cash, in regular installments over a period ending not later that five (5) years after the Petition Date, of a total value, as of the Effective Date, equal to the Allowed amount of such Claim; (b) a lesser amount in one Cash payment as may be agreed upon in writing by such holder; or (c) such other treatment as may be agreed upon in writing by such holder; provided, that such agreed upon treatment may not provide such holder with a return having a present value as of the Effective Date that is greater than the amount of such holder’s Allowed Tax Claim or that is less favorable than the treatment provided to the most favored nonpriority Unsecured Claims under the Plan.  The Confirmation Order shall enjoin any holder of an Allowed Tax Claim from commencing or continuing any action or proceeding against any responsible person, officer or director of the Debtors that otherwise would be liable to such holder for payment of a Tax Claim so long as the Debtors are in compliance with this Section.  So long as the holder of an Allowed Tax Claim is enjoined from commencing or continuing any action or proceeding against any responsible person, officer or director under this Section or pursuant to the Confirmation Order, the statute of limitations for commencing or continuing any such action or proceeding shall be tolled.

ARTICLE VII.

ACCEPTANCE OR REJECTION OF THE PLAN;
EFFECT OF REJECTION BY ONE OR MORE
CLASSES OF CLAIMS OR EQUITY INTERESTS

7.1.                            Classes Entitled to Vote.

Except for Class 1 — Priority Claims, Class 7 — WCI Equity Interests, and Class 8 — Other Equity Interests, all classes of Claims are entitled to vote on the Plan.

7.2.                            Class Acceptance Requirement.

A class of Claims shall have accepted the Plan if it is accepted by at least two-thirds (2/3) in amount and more than one-half (1/2) in number of the Allowed Claims in such class that have voted on the Plan.

7.3.                            Cramdown.

If all applicable requirements for confirmation of the Plan are met as set forth in section 1129(a)(1) through (16) of the Bankruptcy Code, except subsection (8) thereof, then the Plan shall be treated as a request that the Bankruptcy Court confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code, notwithstanding the failure to satisfy the requirements of section 1129(a)(8), on the basis that the Plan is fair and equitable and does not discriminate unfairly with respect to each class of Claims that is impaired under, and has not accepted, the Plan.

7.4.                            Confirmation of All Cases.

Except as provided in Section 18.18, the Plan shall not be deemed to have been confirmed unless and until the Plan has been confirmed as to each of the Debtors.

ARTICLE VIII.

MEANS FOR IMPLEMENTATION OF THE PLAN

8.1.                            Operations Between the Confirmation Date and the Effective Date.

During the period from the Confirmation Date through and until the Effective Date, the Debtors shall continue to operate their businesses as debtors in possession, subject to the oversight of the Bankruptcy Court as provided in the Bankruptcy Code, the Bankruptcy Rules and all orders of the Bankruptcy Court that are then in full force and effect.

8.2.                            Implementing Transactions on or Prior to the Effective Date.

The following transactions shall occur and be implemented pursuant to section 1123(a)(5) of the Bankruptcy Code on or prior to the Effective Date:

(a)                     Transfer of Assets to New WCI.

Except for (i) Avoidance Actions and $1,000,000 in Cash, which will be transferred to the Creditor Trust, and (ii) Insurance Coverage Actions, Insurance Recoveries, Chinese Drywall Actions, and $900,000 in Cash, which will be transferred to the Chinese Drywall Trust, on or prior to the Effective Date the Debtors, other than (i) WCI, (ii) First Fidelity Title, Inc., (iii) WCI Title, Inc., (iv) WCI Realty, Inc., (v) WCI Realty Connecticut, Inc., (vi) WCI Realty New Jersey, Inc. and (vii) WCI Realty New York, Inc., shall transfer substantially all of their Assets (other than equity interests in other Debtors) to WCI.

After the foregoing transfers, WCI shall transfer on the Effective Date substantially all of its Assets to New WCI AssetCo (or one of no more than ten special purpose limited liability companies wholly owned by New WCI AssetCo formed to hold real estate Assets that are intended to be sold) and then, as set forth below, the Equity Interests of WCI shall be transferred to the Plan Trust.  The Assets transferred as set forth in the preceding sentence (i) shall exclude (a) the common stock of WCI Ocala 623, Inc. and (b) Assets that are under contract, as of the Effective Date, to be sold to a third party; provided, however, that if such Assets under contract are not sold and closed to such third party, such Assets shall be transferred to New WCI AssetCo; and (ii) shall include, without limitation, the right to proceeds received by WCI after the Effective Date from (a) any sale of Assets to a third party under contract as of the Effective Date and (b) any tax refunds.

All employees of the Debtors who continue to be employed in connection with the Debtors’ Assets after the Effective Date shall be employees of New WCI ManagementCo.  Each subsidiary of New WCI, including New WCI ManagementCo and New WCI AssetCo, shall become a New WCI Guarantor unless the Prepetition Lenders agree otherwise.

(b)                     Issuance of Equity Securities.

On the Effective Date, the existing Equity Interests in New WCI shall be cancelled.  New WCI shall thereafter issue on the Effective Date, without further order of the

Bankruptcy Court, (i) shares of New WCI Common Stock to the Prepetition Lenders as required by Section 5.1(b) of the Plan, (ii) shares of New WCI Common Stock to the Creditor Trust in an amount equal to 5% of the shares of New WCI Common Stock issued under the Plan, except for shares reserved for issuance pursuant to the New WCI Employee Incentive Programs and Creditor Common Shares, (iii) the New WCI Preferred A Stock to the Creditor Trust, and (iv) the New WCI Preferred B Stock to the Chinese Drywall Trust.  The issuance of the New WCI Common Stock, the New WCI Preferred Stock, and New WCI Common Stock as dividends under the New WCI Preferred Stock and the distribution thereof shall be exempt from registration under applicable securities laws pursuant to section 1145(a) of the Bankruptcy Code.

(c)                      Issuance of Notes.

New WCI and the New WCI Guarantors shall execute and deliver to the Prepetition Lenders the New WCI Note Documents, including, but not limited to, the New WCI Senior Secured Term Notes and the New WCI Senior Secured Subordinated PIK Notes, in each case in accordance with the Plan.  Without limiting the generality of the foregoing, the New WCI Note Documents shall provide that (i) the obligations of New WCI and the New WCI Guarantors in connection with the New WCI Senior Secured Term Notes shall be secured by a first priority lien in and upon substantially all of the assets of New WCI and the New WCI Guarantors, subject only to the liens granted pursuant to the Exit Facility Documents and certain customary permitted liens and (ii) the obligations of New WCI and the New WCI Guarantors in connection with the New WCI Senior Secured Subordinated PIK Notes shall be secured by a first priority lien in and upon substantially all of the assets of New WCI and the New WCI Guarantors, subject only to the liens granted pursuant to the Exit Facility Documents and in connection with the New WCI Senior Secured Term Notes, and certain customary permitted liens.  The issuance of the New WCI Senior Secured Term Notes and the New WCI Senior Secured Subordinated PIK Notes and the distribution thereof shall be exempt from registration under applicable securities laws pursuant to section 1145(a) of the Bankruptcy Code.

(d)                     The Exit Facility.

New WCI and the New WCI Guarantors shall, if necessary, execute and deliver to the Exit Lenders the Exit Facility Documents.  Without limiting the generality of the foregoing, the obligations of New WCI and the New WCI Guarantors under the Exit Facility Documents shall be secured by a first priority lien in and upon substantially all of the assets of New WCI and its Affiliates, subject only to certain customary permitted liens.

(e)                      Transfer of WCI to the Plan Trust.

WCI and the other Debtors shall continue to exist as separate legal entities on and after the Effective Date, having all rights and powers under applicable law.  Immediately after the consummation of the transfers described in Section 8.2(a), (i) WCI will change its name to “Real Estate Corporation,” (ii) the Equity Interests in WCI shall be cancelled, and (iii) WCI shall issue shares of common stock (evidencing 100% of the Equity Interests in WCI) to the Plan Trust.  WCI shall then be converted into a Delaware limited liability company, whereupon the common stock shall be cancelled and member interests (evidencing 100% of the member interests in WCI) shall be issued to the Plan Trust.  Further, immediately upon the transfer of the common stock in WCI to the Plan Trust, the remaining Debtors shall adopt new constituent documents that shall appoint the Plan Trustee as the sole director and officer thereof.

(f)                       New WCI.

Immediately after WCI changes its name as described in Section 8.2(e)(i), New WCI will change its name to “WCI Communities, Inc.,” New WCI AssetCo will change its name to “WCI Communities, LLC,” and New WCI ManagementCo will change its name to “WCI Communities Management, LLC.”

EXCEPT AS OTHERWISE PROVIDED IN THE PLAN, NEITHER NEW WCI NOR ANY NEW WCI GUARANTOR SHALL HAVE OR BE CONSTRUED TO HAVE OR MAINTAIN, ANY LIABILITY, CLAIM, OR OBLIGATION THAT IS BASED IN WHOLE OR IN PART ON ANY ACT, OMISSION, TRANSACTION, EVENT, OR OTHER OCCURRENCE OR THING OCCURRING OR IN EXISTENCE ON OR PRIOR TO THE EFFECTIVE DATE OF THE PLAN ((INCLUDING, WITHOUT LIMITATION, ANY LIABILITY, CLAIM OR OBLIGATION ARISING UNDER APPLICABLE NON-BANKRUPTCY LAW AS A SUCCESSOR TO WCI) AND NO SUCH LIABILITY, CLAIM, OR OBLIGATION FOR ANY ACTS SHALL ATTACH TO NEW WCI OR THE NEW WCI GUARANTORS.

8.3.                            Corporate Action.

The entry of the Confirmation Order shall constitute authorization for the New WCI Group, the Debtors and their Affiliates to take or cause to be taken all corporate actions necessary or appropriate to implement all provisions of, and to consummate, the Plan prior to, on and after the Effective Date and all such actions taken or caused to be taken shall be deemed to have been authorized and approved by the Bankruptcy Court without further approval, act or action under any applicable law, order, rule or regulation, including, without limitation, any action required by the stockholders or directors of New WCI, the Debtors and their Affiliates, including, among other things, (a) the issuance of New WCI Common Stock, New WCI Preferred Stock, and New WCI Common Stock as dividends under the New WCI Preferred Stock, (b) the issuance of the New WCI Senior Secured Term Note and the New WCI Senior Secured Subordinated PIK Note, the execution, delivery and performance of the New WCI Note Documents and the incurrence of indebtedness and the granting of liens thereunder, (c) the execution, delivery and performance of the Exit Facility Documents and the incurrence of indebtedness and the granting of liens thereunder, (d) all transfers of Assets that are to occur pursuant to the Plan, (e) the adoption of the New WCI Constituent Documents, (f) the incurrence of all obligations contemplated by the Plan and the making of Plan Distributions, (g) the implementation of all settlements and compromises as set forth in or contemplated by the Plan, (h) the adoption of the New WCI Employee Incentive Programs, and (i) resolve all intercompany accounts of the Debtors through capital contributions, compromise, or in any other reasonable fashion.  On the Effective Date, the officers of the Debtors and the New WCI Group are authorized and directed to do all things and to execute and deliver all agreements, documents, instruments, notices and certificates as are contemplated by the Plan and to take all necessary actions required in connection therewith, in the name of and on behalf of the Debtors and the New WCI Group, as applicable.  All obligations of the Debtors to indemnify and hold harmless their current and former directors, officers and employees, whether arising under the Debtors’ constituent documents, contract, law or equity, shall be assumed by, and assigned to, New WCI upon the occurrence of the Effective Date with the same effect as though such obligations constituted executory contracts that are assumed (or assumed and assigned, as applicable) under section 365 of the Bankruptcy Code, and all such obligations shall be fully enforceable on their terms from and after the Effective Date.  The prosecution of any so-indemnified Cause of Action shall, upon the occurrence of the Effective Date, be enjoined and prohibited, except solely for the purpose of obtaining a recovery from the issuer of any available insurance policy proceeds.

8.4.                            Re-Vesting of Assets.

Upon the occurrence of the Effective Date, except as otherwise expressly provided in the Plan, title to all of the Assets of the Debtors shall vest in the Debtors and in the New WCI Group, as applicable, free and clear of all liens, Claims, Causes of Action, interests, security interests and other encumbrances and without further order of the Bankruptcy Court.  On and after the occurrence of the Effective Date, except as otherwise provided in the Plan, the Debtors and the New WCI Group may operate their businesses and may use, acquire and dispose of their Assets free of any restrictions of the Bankruptcy Code.

8.5.                            Initial Boards of Directors.

On the Effective Date, the initial board of directors of New WCI shall be comprised of the following individuals:

(a)                                                         four individuals to be selected by the Prepetition Lenders in their sole discretion; and

(b)                                                         one individual to be selected by the Creditors’ Committee in its sole discretion.

From and after the Effective Date, the members of the board of directors of New WCI shall be selected and determined in accordance with the provisions of the New WCI Constituent Documents.  The New WCI Constituent Documents shall provide that (a) the initial four directors selected by the Prepetition Lenders shall serve a term of three (3) years and if any one of those four directors should need to be replaced during this initial term, the remaining directors selected by the Prepetition Lenders shall select such departing director’s replacement in their sole discretion; and (b) the board of directors of New WCI may be increased to seven members if (i) the Prepetition Lender Recovery equals $525 million and (ii) the Creditor Trustee elects to increase the board pursuant to the terms of the New WCI Preferred A Stock and in accordance with the Creditor Trust Declaration.  If the board of directors of New WCI is increased to seven members, the Creditors Trustee shall be entitled to select one of the additional two directors and the Prepetition Lenders shall be entitled to select the second of the two additional directors.

8.6.                            Management Agreement.

New WCI ManagementCo and New WCI AssetCo will enter into a management agreement, in a form acceptable to the Prepetition Lenders, pursuant to which New WCI ManagementCo will manage the assets of New WCI AssetCo.

8.7.                            Management and Officers.

On the Effective Date, the New WCI Group shall adopt the New WCI Constituent Documents and New WCI Employment Agreements, if any.  Subject to approval of the Prepetition Lenders, the current officers of WCI shall continue in such positions after the Effective Date with New WCI in accordance with the New WCI Employment Agreements and applicable law.  Subject to the New WCI Employment Agreements, if any, and applicable law, from and after the Effective Date, the officers of New WCI shall be selected and appointed by the board of directors of New WCI, in accordance with, and pursuant to, the provisions of applicable law and the New WCI Constituent Documents.

8.8.                            Director and Officer Liability Insurance.

The Debtors’ tail coverage under its director and officer liability insurance policies shall remain in full force and effect after the Effective Date for the term provided under such policies.

8.9.                            Causes of Action.

Except for Avoidance Actions, Insurance Coverage Actions and Chinese Drywall Actions, and as otherwise set forth in the Plan, all Causes of Action of any of the Debtors and their respective Estates shall, upon the occurrence of the Effective Date, be transferred to, and be vested in, New WCI for the benefit of holders of Allowed Claims under the Plan.  Except as otherwise provided in the Plan, the rights of New WCI to commence, prosecute or settle such Causes of Action, in its sole discretion, shall be preserved notwithstanding the occurrence of the Effective Date.

No Person may rely on the absence of a specific reference in the Plan or the Disclosure Statement to any Cause of Action against them as any indication that New WCI will not pursue any and all available Causes of Action against them.  New WCI and the Estates expressly reserve all rights to prosecute any and all Causes of Action against any Person, except as otherwise provided in the Plan.  Unless any Causes of Action against a Person are expressly waived, relinquished, exculpated, released, compromised or settled in the Plan or a Final Order, the Debtors and New WCI expressly reserve all Causes of Action for later adjudication, and, therefore, no preclusion doctrine, including without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise) or laches, shall apply to such Causes of Action upon or after the confirmation or consummation of the Plan.

8.10.                     Appointment of the Disbursing Agent.

Upon the occurrence of the Effective Date, New WCI shall be appointed to serve as the Disbursing Agent and shall have all powers, rights, duties and protections afforded the Disbursing Agent under the Plan.

8.11.                     Sources of Cash for Plan Distributions.

All Cash necessary for the Disbursing Agent to make payments and Plan Distributions shall be obtained from proceeds of the Exit Facility (if any), the Debtors’ existing Cash balances or the liquidation of Assets.

8.12.                     Investment of Funds Held by the Disbursing Agent; Tax Reporting by the Disbursing Agent.

The Disbursing Agent may, but shall not be required to, invest any funds held by the Disbursing Agent pending the distribution of such funds pursuant to the Plan in investments that are exempt from federal, state, and local taxes.  Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt by the Disbursing Agent of a private letter ruling if the Disbursing Agent so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by the Disbursing Agent), the Disbursing Agent may (a) treat the funds and other property held by it as held in a single trust for federal income tax purposes in accordance with the trust provisions of the Internal Revenue Code (sections 641, et seq.), and (b) to the extent permitted by applicable law, report consistently with the foregoing for state and local income tax purposes.

8.13.                     New WCI Employee Incentive Programs.

Subject to approval of the Prepetition Lenders, New WCI shall reserve sufficient shares of New WCI Common Stock for issuance under the New WCI Employee Incentive Programs in order that such shares shall represent up to 5% of the New WCI Common Stock, as of the Effective Date, issued pursuant to the Plan.  The Plan shall be deemed a solicitation to holders of New WCI Common Stock for approval of the New WCI Employee Incentive Programs, and the Confirmation Order shall constitute approval of the New WCI Employee Incentive Programs for purposes of shareholder approval requirements under the Internal Revenue Code and, to the fullest extent permissible by law, such other requirements for shareholder approval under the laws of the jurisdiction of formation of New WCI.

8.14.                     Releases by the Debtors.

As of the Effective Date, for good and valuable consideration, the Debtors and the New WCI Group in their individual capacities and as Debtors in Possession will be deemed to release and forever waive and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the New WCI Group, the Chapter 11 Cases, the Plan or the Disclosure Statement, and that could have been asserted by or on behalf of the Debtors or their Estates or the New WCI Group against (a) the Debtors’ and their non-Debtor affiliates’ present and former officers and directors, (b) the Creditors’ Committee and its members (solely in their capacity as such) and the Indenture Trustees, and (c) the attorneys, accountants, investment bankers, bankruptcy and restructuring advisors and financial advisors of each of the Debtors, the Creditors’ Committee and the Indenture Trustees; except, that nothing in this section shall be construed to release any party or entity from (a) willful misconduct or gross negligence as determined by a Final Order or (b) any objections by the Debtors, the New WCI Group, or the Chinese Drywall Trustee to Claims filed by such party or entity against any Debtor and/or its Estate.   Notwithstanding the foregoing, (a) nothing contained herein shall or shall be construed to in any way enjoin, preclude, prohibit, restrict or otherwise limit the Chinese Drywall Trustee from fully prosecuting any and all Insurance Coverage Actions or receiving Insurance Recoveries with respect to the Debtors’ director and officer liability insurance policies, and the Debtors’ and their non-Debtor affiliates’ present and former officers and directors are released pursuant to this Section with respect to such prosecution of Insurance Coverage Actions and receipt of Insurance Recoveries solely to the extent a right to recovery against any such officer or director is not satisfied from the proceeds of any of the Debtors’ insurance policies, an Insurance Coverage Action or an Insurance Recovery; and (b) nothing contained herein shall release from Avoidance Actions any attorneys, accountants, investment bankers, bankruptcy and restructuring advisors and financial advisors of each of the Debtors that were not employed by the Debtors after the Petition Date.

As of the Effective Date, for good and valuable consideration, the Debtors and the New WCI Group in their individual capacities and as Debtors in Possession also will be deemed to release and forever waive and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the New WCI Group, the Chapter 11 Cases, the Plan or the Disclosure Statement, or the Prepetition Credit Facilities and that could have been asserted by or on behalf of the Debtors or their Estates or the New WCI Group against the Prepetition Lenders, Prepetition Agents, and Prepetition Lender Steering Committee, including, but not limited to, all Avoidance Actions against such Prepetition Lenders, Prepetition Agents, and the Prepetition Lender Steering Committee.

8.15.                     Releases by Creditors and Equity Security Holders.

Subject to the occurrence of the Effective Date, any holder of a Claim that is impaired or unimpaired under the Plan or Equity Interest that is impaired or unimpaired under the Plan will be presumed conclusively to have released the Debtors, the New WCI Group, their non-Debtor affiliates and each of their respective present and former officers and directors, their respective successors, assigns, the Creditors’ Committee and its members (solely in their capacity as such), the Indenture Trustees, the Prepetition Lenders, the Prepetition Agents, and the Prepetition Lender Steering Committee, and each of their respective agents, attorneys, advisors, accountants, restructuring consultants, financial advisors, and investment bankers, as well as the Debtors’ officers, directors, and employees who hold such positions on the Confirmation Date and any Person claimed to be liable derivatively through any of the foregoing, from any Cause of Action based on the same subject matter as such Claim or Equity Interest; except that nothing in the Plan shall enjoin, alter, diminish, or impair the rights of the Chinese Drywall Trust with respect to any Insurance Recovery, any Insurance Coverage Action or any Chinese Drywall Action, with the Chinese Drywall Trust being, and deemed to be, for all purposes of insurance and indemnity, the successor to the Debtors in respect of all Chinese Drywall Claims and all Insurance Recoveries; except, further, that nothing in this Section shall be construed to release any party from willful misconduct or gross negligence as determined by a Final Order; except, further, that the foregoing releases shall not apply to any holder of a Claim or Equity Interest if such holder “opts out” of the releases provided in this Section by a timely written election.

ARTICLE IX.

THE PLAN TRUST

9.1.                            Creation of the Plan Trust and the Appointment of the Plan Trustee.

(a)                                 On the Effective Date, the Plan Trust will be created pursuant to the Plan Trust Declaration.  The beneficiary of the Plan Trust shall be identified in the Plan Trust Declaration.

(b)                                 The Plan Trust shall be administered by the Plan Trustee who shall be identified prior to the conclusion of the Confirmation Hearing.  The appointment of the initial Plan Trustee and the terms of its compensation shall be subject to the approval of the Bankruptcy Court.

(c)                                  During the period from the Confirmation Date to the Effective Date, the Debtors shall reimburse the Plan Trustee for actual and necessary out-of-pocket expenses incurred by it in preparing to assume its responsibilities under the Plan Trust Declaration in an aggregate amount not to exceed $50,000.  On the Effective Date, the Debtors shall advance $150,000 to the Plan Trust to pay the reasonable costs and expenses associated with the administration of the Plan Trust.  After the Effective Date, New WCI shall have the obligation to advance funds to pay the reasonable costs and expenses associated with the administration of the Plan Trust up to an aggregate unreimbursed amount of $500,000, inclusive of the Debtors’ initial advancement on the Effective Date.

9.2.                            Property of the Plan Trust.

As set forth in Section 8.2(e), on the Effective Date, the equity interests in WCI shall be transferred to the Plan Trust.

9.3.                            Powers and Duties of the Plan Trustee.

(a)                                 Subject to the terms and provisions of the Plan Trust Declaration, the Plan Trustee shall have the duty and authority to take all actions, including, but not limited to, the retention of professionals and the filing of appropriate tax returns, deemed by the Plan Trustee to be necessary or appropriate to dissolve the Debtors as required by applicable non-bankruptcy law and to prepare and make available to the holders of beneficial interests in the Plan Trust periodic reports regarding the results of the Plan Trust operations.

(b)                                 To the extent the legal name of WCI and the other Debtors has not been changed prior to their transfer to the Plan Trust, the Plan Trustee shall have the duty and authority to change the legal name of WCI and the other Debtors to another legal name that does not contain the word “WCI.”

(c)                                  The Plan Trustee, together with its officers, directors, employees, agents, and representatives, are exculpated pursuant to the Plan by all Persons, holders of Claims and Equity Interests, and parties in interest, from any and all Causes of Action, arising out of the discharge of the powers and duties conferred upon the Plan Trustee by the Plan Trust Declaration, the Plan, any Final Order of the Bankruptcy Court entered pursuant to or in the furtherance of the Plan, or applicable law, except solely for actions or omissions arising out of the Plan Trustee’s gross negligence or willful misconduct.  No holder of a Claim or an Equity Interest, or representative thereof, shall have or pursue any claim or Cause of Action against the Plan Trustee or its officers, directors, employees, agents, and representatives for making payments in accordance with the Plan Trust Declaration, or for liquidating assets to make payments under the Plan Trust Declaration.

ARTICLE X.

THE CREDITOR TRUST

10.1.                     Creation of the Creditor Trust and Appointment of the Creditor Trustee.

(a)                                 On the Effective Date, the Creditor Trust will be created pursuant to the Creditor Trust Declaration.

(b)                                 The Creditor Trust shall be administered by the Creditor Trustee who shall be selected by the Creditors’ Committee and identified no later than five (5) days prior to the Voting Deadline.  The appointment of the initial Creditor Trustee and the terms of its compensation shall be subject to the approval of the Bankruptcy Court.

(c)                                  On the Effective Date, New WCI shall transfer to the Creditor Trust $1,000,000 in Cash to pay the reasonable costs and expenses associated with the administration of the Creditor Trust, including, but not limited to, reasonable costs and expenses to be incurred by the Creditor Trust in connection with the prosecution of Avoidance Actions.  New WCI shall not be reimbursed for such transfer but shall have no further obligation to fund the Creditor Trust.

10.2.                     Property of the Creditor Trust.

As contemplated by Section 8.2(b), on the Effective Date, New WCI shall issue to the Creditor Trust (a) 5% of the shares of New WCI Common Stock issued under the Plan, except for shares reserved for issuance pursuant to the New WCI Employee Incentive Programs and Creditor Common Shares, and (b) the New WCI Preferred A Stock.  The New WCI Common Stock and the New WCI Preferred A Stock will be Depository Trust Company eligible.  Further, notwithstanding any prohibition of assignability under applicable non-bankruptcy law, on the Effective Date, the Debtors shall be deemed to have automatically transferred to the Creditor Trust all of their right, title, and interest in and to all of the Avoidance Actions.  In accordance with section 1141 of the Bankruptcy Code, on the Effective Date, the issuance of (a) 5% of the shares of New WCI Common Stock issued under the Plan, except for shares reserved for issuance pursuant to the New WCI Employee Incentive Programs and Creditor Common Shares, and (b) the New WCI Preferred A Stock, and the transfer of the Avoidance Actions shall automatically vest in the Creditor Trust free and clear of all Claims and interests for the benefit of the holders of Creditor Trust Interests.

10.3.                     Purpose of the Creditor Trust.

The Creditor Trust shall be established for the primary purpose of liquidating its assets in accordance with Treas. Reg. § 301.7701-4(d) with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Creditor Trust.  Accordingly, the Creditor Trustee shall, in an expeditious but orderly manner, liquidate and convert to Cash the Avoidance Actions, make timely distributions to the holders of Creditor Trust Interests of Cash and property and not unduly prolong its duration.  The Creditor Trust shall not be deemed a successor-in-interest of the Debtors or the New WCI Group for any purpose other than as specifically set forth herein or in the Creditor Trust Declaration.  The Creditor Trust is intended to qualify as a “grantor trust” for federal income tax purposes with the holders of Creditor Trust Interests treated as grantors and owners of the Creditor Trust.  As soon as practicable after the Effective Date, the Creditor Trustee (to the extent that the Creditor Trustee deems it necessary or appropriate in his or her sole discretion) shall value the assets of the Creditor Trust based on the good faith determination of the Creditor Trustee.  The valuation shall be used consistently by all parties for all federal income tax purposes.  The Bankruptcy Court shall resolve any dispute regarding such valuation.

10.4.                     Powers of the Creditor Trustee.

The Creditor Trustee shall have the power to administer the assets of the Creditor Trust in a manner consistent with the Creditor Trust Declaration and the Creditor Trustee shall be the estate representative designated to prosecute any and all Avoidance Actions transferred to the Creditor Trust.  Without limiting the generality of the foregoing, the Creditor Trustee shall (a) hold, administer and prosecute the assets of the Creditor Trust and any proceeds thereof; (b) have the power and authority to retain, as an expense of the Creditor Trust, attorneys, advisors, other professionals and employees as may be appropriate to perform the duties required of the Creditor Trustee hereunder or in the Creditor Trust Declaration; (c) make distributions as provided in the Creditor Trust Declaration; and (d) provide periodic reports and updates regarding the status of the administration of the Creditor Trust.  The Creditor Trustee shall be deemed a Disbursing

Agent under the Plan when making distributions to holders of Creditor Trust Interests pursuant to the Creditor Trust Declaration.

10.5.                     Creditor Trust Advisory Board.

On the Effective Date, the Creditor Trust Advisory Board shall be created pursuant to the Creditor Trust Declaration.  The Creditor Trust Advisory Board shall consist of two members, selected by the Creditors’ Committee, who shall be identified no later than five (5) days prior to the Voting Deadline.  The Creditor Trustee shall consult with and obtain consent from the Creditor Trust Advisory Board with respect to matters that will have a material impact on the value of the Creditor Trust, which matters shall be set forth in the Creditor Trust Declaration and shall include the settlement of significant Unsecured Claims, the selection of directors of New WCI, the transfer or sale of any New WCI Common Stock or New WCI Preferred A Stock, the settlement of significant Avoidance Actions and the making of distributions to the beneficiaries of the Creditor Trust.

10.6.                     Cooperation Between Creditor Trustee and Disbursing Agent.

The Creditor Trustee and the Disbursing Agent shall consult and cooperate reasonably in the performance of their duties under the Plan.  The New WCI Group shall provide the Creditor Trustee with reasonable access to the books and records of the Debtors concerning the Avoidance Actions.

10.7.                     Termination of the Creditor Trust.

The Creditor Trust shall exist for an initial term of five (5) years following the Effective Date (subject to extension under certain circumstances).  On or prior to the date of termination, the Bankruptcy Court, upon motion by a party in interest, may extend the term of the Creditor Trust for a finite period, if such an extension is necessary to liquidate the assets of the Creditor Trust or for other good cause.  Multiple extensions of the termination of the Creditor Trust may be obtained so long as Bankruptcy Court approval is obtained prior to the expiration of each extended term and the Creditor Trustee receives an opinion of counsel or a favorable ruling from the Internal Revenue Service that any further extension would not adversely affect the status of the Creditor Trust as a grantor trust for federal income tax purposes.  Notwithstanding the foregoing or any other provision of the Plan or the Creditor Trust Declaration, the Creditor Trustee may make distributions of Cash and property held by the Creditor Trust to the holders of Creditor Trust Interests at such times as the Creditor Trustee shall determine, in consultation with the Creditor Trust Advisory Board, and shall distribute to each holder of Creditor Trust Interests such holder’s Pro Rata Share of the shares of New WCI Common Stock held by the Creditor Trust by no later than the fifth anniversary of the Effective Date; provided, however, that notwithstanding the generality of the foregoing, the New WCI Preferred A Stock shall be held by the Creditor Trust until the expiration of the initial term of the Creditor Trust.

ARTICLE XI.

THE CHINESE DRYWALL TRUST

11.1.                     Creation of the Chinese Drywall Trust and Appointment of the Chinese Drywall Trustee.

(a)                                 On the Effective Date, the Chinese Drywall Trust will be created pursuant to the Chinese Drywall Trust Declaration.

(b)                                 The Chinese Drywall Trust shall be administered by the Chinese Drywall Trustee who shall be identified in the Chinese Drywall Trust Declaration no later than five (5) days prior to the Voting Deadline.  The appointment of the initial Chinese Drywall Trustee and the terms of its compensation shall be subject to the approval of the Bankruptcy Court.

(c)                                  The Debtors (if prior to the Effective Date) or the Chinese Drywall Trustee (if after the Effective Date) shall designate the person who shall initially serve as the Delaware Trustee for the Chinese Drywall Trust.

(d)                                 The Chinese Drywall Trustee and the Delaware Trustee shall have and perform all of the rights, powers, and duties set forth in this Plan and the Chinese Drywall Trust Declaration.

(e)                                  On the Effective Date, New WCI shall transfer to the Chinese Drywall Trust $900,000 in Cash to pay the reasonable costs and expenses associated with the administration of the Chinese Drywall Trust, including, but not limited to, reasonable costs and expenses to be incurred by the Chinese Drywall Trust in connection with the prosecution of Insurance Coverage Actions and Chinese Drywall Actions.  New WCI shall not be reimbursed for such transfer but shall have no further obligation to fund the Chinese Drywall Trust.

11.2.                     Property of the Chinese Drywall Trust.

As contemplated by Section 8.2(b), on the Effective Date, New WCI shall issue to the Chinese Drywall Trust the New WCI Preferred B Stock.  Notwithstanding any prohibition of assignability under applicable non-bankruptcy law, on the Effective Date, the Debtors shall be deemed to have automatically transferred to the Chinese Drywall Trust all of their right, title, and interest in and to all of the Insurance Coverage Actions and Chinese Drywall Actions and the proceeds thereof, and any right, title or interest in pursuing and receiving any and all Insurance Recoveries.  In accordance with section 1141 of the Bankruptcy Code, on the Effective Date, the transfer of the Insurance Coverage Actions, Insurance Recoveries and Chinese Drywall Actions shall automatically vest in the Chinese Drywall Trust free and clear of all Claims and interests for the benefit of the holders of Chinese Drywall Trust Interests.  Notwithstanding the foregoing, the Debtors reserve the right, in their sole discretion, to retain the Insurance Recoveries and pay the net proceeds of such recoveries (after the deduction of the reasonable and necessary unreimbursed costs and expenses associated with obtaining such proceeds) to the Chinese Drywall Trust if, after consultation with the Chinese Drywall Trust, it is determined that such retention better preserves such assets.

11.3.                     Purpose of the Chinese Drywall Trust.

The Chinese Drywall Trust shall be established for the primary purpose of (a) liquidating its assets in accordance with Treas. Reg. § 301.7701-4(d) with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Chinese Drywall Trust, and (b) liquidating, resolving, paying, and satisfying all Chinese Drywall Claims pursuant to claims liquidation procedures established by the Chinese Drywall Trustee, after consultation with and approval by the Chinese Drywall Trust Advisory Board.  Accordingly, the Chinese Drywall Trustee shall, in an expeditious but orderly manner, liquidate and convert to Cash the Insurance Coverage Actions, Insurance Recoveries and Chinese Drywall Actions, make timely distributions to the holders of Chinese Drywall Trust Interests of Cash and property and not unduly prolong its duration.  The Chinese Drywall Trust shall not be deemed a successor-in-interest of the Debtors or the New WCI Group for any purpose other than as specifically set forth herein or in the Chinese Drywall Trust Declaration.  The Chinese Drywall Trust is intended to qualify and shall be treated as a “qualified settlement fund” within the meaning of Treasury Regulation section 1.468B-1, and the Chinese Drywall Trustee shall be the “administrator” of the Chinese Drywall Trust pursuant to Treasury Regulation section 1.468B-2(k)(3).  No election shall be made to treat the Chinese Drywall Trust as a grantor trust for U.S. federal income tax purposes.  Accordingly, the Chinese Drywall Trust shall be treated as a taxable entity for federal income tax purposes.

11.4.                     Powers of the Chinese Drywall Trustee.

The Chinese Drywall Trustee shall have the power to administer the assets of the Chinese Drywall Trust in a manner consistent with the Chinese Drywall Trust Declaration, and the Chinese Drywall Trustee, in consultation with the Chinese Drywall Trust Advisory Board, shall be the estate representative designated to prosecute any and all Insurance Coverage Actions and Chinese Drywall Actions transferred to the Chinese Drywall Trust, and to object to and resolve objections to Chinese Drywall Claims pursuant to the claims liquidation procedures established by the Chinese Drywall Trustee, after consultation with and approval by the Chinese Drywall Trust Advisory Board.  Without limiting the generality of the foregoing, the Chinese Drywall Trustee shall (a) hold, administer and prosecute the assets of the Chinese Drywall Trust and any proceeds thereof; (b) have the power and authority to retain, as an expense of the Chinese Drywall Trust, attorneys, advisors, other professionals and employees as may be appropriate to perform the duties required of the Chinese Drywall Trustee hereunder or in the Chinese Drywall Trust Declaration; (c) object to Chinese Drywall Claims and prosecute and resolve such objections; (d) otherwise resolve all Chinese Drywall Claims; (e) make distributions as provided in the Chinese Drywall Trust Declaration; and (f) provide periodic reports and updates regarding the status of the administration of the Chinese Drywall Trust.  The Chinese Drywall Trustee shall be deemed a Disbursing Agent under the Plan when making distributions to holders of Chinese Drywall Trust Interests pursuant to the Chinese Drywall Trust Declaration.  Further, except for any obligations to consult with the Creditor Trustee, the Chinese Drywall Trustee shall be deemed the Disbursing Agent in Article XIII with respect to the filing, prosecution and resolution of objections to Chinese Drywall Claims.

11.5.                     Chinese Drywall Trust Advisory Board.

On the Effective Date, the Chinese Drywall Trust Advisory Board shall be created pursuant to the Chinese Drywall Trust Declaration.  The initial members of the Chinese Drywall Trust Advisory Board shall be those individuals identified no later than five (5) days prior to the Voting Deadline.  The Chinese Drywall Trust Advisory Board shall consult with and advise the Chinese Drywall Trustee regarding the administration of the Chinese Drywall Trust and the liquidation and resolution of Chinese Drywall Claims in accordance with the provisions of this Plan and the Chinese Drywall Trust Declaration.

11.6.                     Cooperation Between Chinese Drywall Trustee and Disbursing Agent.

(a)                                 The right to control the Insurance Coverage Actions, Insurance Recoveries and the Chinese Drywall Actions, including negotiations relating thereto and settlements thereof, shall be vested in the Chinese Drywall Trust on and after the Effective Date.  Notwithstanding the foregoing, to enable the Chinese Drywall Trustee to perform it duties under the Chinese Drywall Trust Declaration and the Plan, New WCI shall cooperate with the Chinese Drywall Trustee in pursuing the Insurance Coverage Actions, Insurance Recoveries and the Chinese Drywall Actions, and shall provide the representatives of the Chinese Drywall Trust with reasonable access to personnel and books and records of the Debtors and/or New WCI relating to the Insurance Coverage Actions, Insurance Recoveries and the Chinese Drywall Actions.  New WCI shall provide the Chinese Drywall Trust with advance notice of any proposed disposition of any books and records relating to the Insurance Coverage Actions, Insurance Recoveries and the Chinese Drywall Actions and a reasonable opportunity for the Chinese Drywall Trust to segregate and remove such books and records as the Chinese Drywall Trust may select.  The Chinese Drywall Trustee and the Disbursing Agent shall consult and cooperate reasonably in the performance of their duties under the Plan.

(b)                                 If the Chinese Drywall Trust obtains from New WCI or its representatives any documents or communications (whether electronic, written, or oral) to which any privilege attaches, the Chinese Drywall Trust shall be deemed the privilege holder for purposes of fulfilling the Chinese Drywall Trust obligations and preserving the privilege, shall be required to take all reasonable steps to maintain any such privilege and may not waive any such privilege without the consent of New WCI, which consent shall not be unreasonably withheld.  Any disputes between the Chinese Drywall Trust and New WCI regarding the production of any documents or communications or the waiver of any privileges shall be decided by the Bankruptcy Court.  In the event that any third party challenges any such privilege, New WCI or the Chinese Drywall Trustee may seek protection from a court of competent jurisdiction.

(c)                                  New WCI shall cooperate with the Chinese Drywall Trust and use commercially reasonable efforts to take or cause to be taken all appropriate actions and to do or cause to be done all things necessary or appropriate to effectuate all transfers and assignments identified herein to the Chinese Drywall Trust.  New WCI shall, without limitation, (i) provide the Chinese Drywall Trust with copies of insurance policies and settlement agreements, if any, included within or relating to any Chinese Drywall Claims; (ii) provide the Chinese Drywall Trust with information necessary or helpful to the Chinese Drywall Trust in connection with its efforts to obtain insurance coverage for the Chinese Drywall Claims as well as the Insurance Recoveries;

(iii) execute assignments or allow the Chinese Drywall Trust to pursue claims in its own name with respect to Chinese Drywall Claims (subject to appropriate disclosure of the fact that the Chinese Drywall Trust is doing so and the reasons why it is doing so), including by means of arbitration, alternative dispute resolution proceedings, or litigation, to the extent necessary or helpful to the efforts of the Chinese Drywall Trust to obtain insurance coverage for the Chinese Drywall Claims as well as the Insurance Recoveries; and (iv), at the sole cost and expense of the Chinese Drywall Trust, pursue and recover insurance coverage for the Chinese Drywall Claims, including the Insurance Recoveries, in its own name or right to the extent that any or all of the transfers, assumptions, and assignments of the Insurance Coverage Actions, Insurance Recoveries and Chinese Drywall Actions provided for herein are not able to be fully effectuated, with any and all recoveries therefrom to be transferred to the Chinese Drywall Trust.

11.7.                     Assumption of Liabilities by the Chinese Drywall Trust.

Upon the occurrence of the Effective Date, in exchange for the consideration provided for herein, the Chinese Drywall Trust shall be deemed, without need for further action, to have assumed responsibility and liability for all Chinese Drywall Claims.  The Chinese Drywall Trust shall have no recourse, claims, causes of action or right to recovery against the New WCI Group on account of the Chinese Drywall Claims.

11.8.                     Termination of the Chinese Drywall Trust.

The Chinese Drywall Trust shall exist for an initial term of five (5) years following the Effective Date (subject to extension under certain circumstances).  On or prior to the date of termination, the Bankruptcy Court, upon motion by a party in interest, may extend the term of the Chinese Drywall Trust for a finite period, if such an extension is necessary to liquidate the assets of the Chinese Drywall Trust or for other good cause.  Multiple extensions of the termination of the Chinese Drywall Trust may be obtained so long as Bankruptcy Court approval is obtained prior to the expiration of each extended term and the Chinese Drywall Trustee receives an opinion of counsel or a favorable ruling from the Internal Revenue Service that any further extension would not adversely affect the status of the Chinese Drywall Trust as a qualified settlement fund for federal income tax purposes.  Notwithstanding the foregoing or any other provision of the Plan or the Chinese Drywall Trust Declaration, the Chinese Drywall Trustee may make distributions of Cash and property held by the Chinese Drywall Trust to the holders of Chinese Drywall Trust Interests at such times as the Chinese Drywall Trustee, after consultation with the Chinese Drywall Trust Advisory Board, shall determine, in its discretion.

ARTICLE XII.

PLAN DISTRIBUTION PROVISIONS

12.1.                     Plan Distributions.

Except as set forth in Section 12.5 and 12.10 hereof, the Disbursing Agent shall make all Plan Distributions.  In the event a Plan Distribution shall be payable on a day other than a Business Day, such Plan Distribution shall instead be paid on the immediately succeeding Business Day, but shall be deemed to have been made on the date otherwise due.  For federal income tax purposes, except to the extent a Plan Distribution is made in connection with reinstatement of an obligation pursuant to section 1124 of the Bankruptcy Code, a Plan Distribution will be allocated first to the principal amount of a Claim and then, to the extent the Plan Distribution exceeds the principal amount of the Claim, to the portion of the Claim representing accrued but unpaid interest.  Except as otherwise provided herein, Plan Distributions shall be made to the holders of Allowed Claims as reflected in the registry of claims maintained by the Claims Agent on the Effective Date.  The Disbursing Agent, the Creditor Trustee, the Indenture Trustees, the Chinese Drywall Trustee and their respective agents, as applicable, shall have no obligation to recognize any transfer of a Claim after the Effective Date.

12.2.                     Timing of Plan Distributions.

Except for Plan Distributions that shall be made on the Effective Date in accordance with the Plan, each Plan Distribution shall be made on the relevant Plan Distribution Date therefor and shall be deemed to have been timely made if made on such date or within ten (10) days thereafter.

12.3.                     Address for Delivery of Plan Distributions/Unclaimed Plan Distributions.

Subject to Bankruptcy Rule 9010, any Plan Distribution or delivery to a holder of an Allowed Claim shall be made at the address of such holder as set forth (a) in the Schedules, (b) on the proof of Claim filed by such holder, (c) in any notice of assignment filed with the Bankruptcy Court with respect to such Claim pursuant to Bankruptcy Rule 3001(e), and (d) in any notice served by such holder giving details of a change of address.  If any Plan Distribution is returned to the Disbursing Agent as undeliverable, no Plan Distributions shall be made to such holder unless the Disbursing Agent is notified of such holder’s then current address within ninety (90) days after such Plan Distribution was returned.  After such date, if such notice was not provided, a holder shall have forfeited its right to such Plan Distribution, and the undeliverable Plan Distributions shall be returned to New WCI.

12.4.                     De Minimis Plan Distributions.

No Plan Distribution of less than ten dollars ($10.00) shall be made by the Disbursing Agent to the holder of any Claim unless a request therefor is made in writing to the Disbursing Agent.  If no request is made as provided in the preceding sentence within ninety (90) days of the Effective Date, all such Plan Distributions shall revert to New WCI.

12.5.                     Time Bar to Cash Payments.

Checks issued in respect of Allowed Claims shall be null and void if not negotiated within one hundred and eighty (180) days after the date of issuance thereof.  Requests for reissuance of any voided check shall be made directly to the Disbursing Agent by the holder of the Allowed Claim to whom such check was originally issued.  Any claim in respect of such a voided check shall be made within one hundred and eighty (180) days after the date of issuance of such check. If no request is made as provided in the preceding sentence, any claims in respect of such voided check shall be discharged and forever barred and such unclaimed Plan

Distribution shall revert to New WCI.

12.6.                     Manner of Payment under the Plan.

Unless the Person receiving a Plan Distribution agrees otherwise, any Plan Distribution to be made in Cash under the Plan shall be made, at the election of the Disbursing Agent by check drawn on a domestic bank or by wire transfer from a domestic bank.  Cash payments to foreign creditors may, in addition to the foregoing, be made at the option of the Disbursing Agent in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

12.7.                     Expenses Incurred on or after the Effective Date and Claims of the Disbursing Agent.

Except as otherwise ordered by the Bankruptcy Court or as provided herein, the amount of any reasonable fees and expenses incurred (or to be incurred) by the Disbursing Agent on or after the Effective Date (including, but not limited to, taxes) shall be paid when due.  Professional fees and expenses incurred by the Disbursing Agent from and after the Effective Date in connection with the effectuation of the Plan shall be paid in the ordinary course of business.  Any dispute regarding compensation shall be resolved by agreement of the parties, or if the parties are unable to agree, as determined by the Bankruptcy Court.

The Fee Auditor shall continue to act in its appointed capacity until all final Fee Claims have been ruled on by the Bankruptcy Court, and the Debtors and New WCI, as the case may be, shall be responsible to pay the fees and expenses incurred by the Fee Auditor in rendering services prior to and after the Effective Date.

12.8.                     Fractional Plan Distributions.

Notwithstanding anything to the contrary contained herein, no Plan Distributions of fractional shares or fractions of dollars (whether in Cash or notes) will be made.  Fractional shares and fractions of dollars (whether in Cash or notes) shall be rounded to the nearest whole unit (with any amount equal to or less than one-half share or one-half dollar, as applicable, to be rounded down).

12.9.                     Special Distribution Provisions Concerning the Prepetition Credit Facilities.

The following additional provisions shall apply specifically to Plan Distributions to be made to the holders of Allowed Prepetition Lender Claims under the Plan:

(a)                                 Service of Prepetition Agents.  The Prepetition Agents and their agents, successors and assigns or such entity appointed by the Prepetition Lenders shall facilitate the making of Plan Distributions to the holders of Allowed Prepetition Lender Claims for which they serve as agent and upon the completion thereof, shall be discharged of all their respective obligations associated with the Prepetition Credit Facilities.  The rights of holders of Allowed Prepetition Lender Claims shall continue in effect for the sole purpose of allowing and requiring the Prepetition Agents to make Plan Distributions on account of such Claims.  Any actions taken by the Prepetition Agents with respect to Allowed Prepetition Lender Claims that are not for the purposes authorized herein shall be null and void.

(b)           Substitution of the Prepetition Agents; Distributions.  Upon the occurrence of the Effective Date, the Claims of the applicable Prepetition Agents shall be, for all purposes under the Plan, including, without limitation, the right to receive distributions hereunder, substituted for all Claims of individual holders of Allowed Prepetition Lender Claims.  On the Plan Distribution Date, all Prepetition Lender Claims shall be settled and compromised in exchange for the distribution to the Prepetition Agents of the applicable Plan Distributions to the holders of Allowed Prepetition Lender Claims as specified in Section 5.1(b); provided, that the Prepetition Agents shall return to the Disbursing Agent any Plan Distributions held on account of any Allowed Prepetition Lender Claims as to which the requirements of Section 12.11 are not satisfied by the first anniversary of the Effective Date.

(c)           Enforcement of Rights of Prepetition Agents.  The rights, liens (including the charging liens), and Claims of the Prepetition Agents with respect to the collection of their fees and expenses from the holders of Allowed Prepetition Lender Claims shall survive confirmation of the Plan and may be fully enforced by the Prepetition Agents.  All distributions to the Prepetition Agents on behalf of the holders of Allowed Prepetition Lender Claims shall be applied by the Prepetition Agents as provided by the applicable agreement.

12.10.     Special Distribution Provisions Concerning the Prepetition Note Claims.

The following additional provisions shall apply specifically to distributions to be made to the holders of Allowed Prepetition Note Claims under the Plan and the Creditor Trust:

(a)           Distributions to Holders of Allowed Prepetition Note Claims.  Distributions shall be made by the Creditor Trustee on account of the Creditor Trust Interests issued to the holders of Allowed Prepetition Note Claims.  The Creditor Trustee shall make any such distributions to the Indenture Trustees, or their agents, successors and assigns, who shall distribute such property in accordance with the applicable indenture, subject to Section 12.10(d).  For purposes of making all such distributions, the record date shall be the Effective Date and the transfer ledgers in respect of the Prepetition Notes shall be closed as of close of business on the Effective Date.  The Disbursing Agent, the Creditor Trustee, the Indenture Trustees, and their respective agents, as applicable, shall have no obligation to recognize any transfer after the Effective Date of a Prepetition Note Claim.  The Indenture Trustees shall be compensated for all services and disbursements related to distributions pursuant to this Plan (and for the related fees and expenses of any agent, counsel, or other professional engaged by the Indenture Trustee with respect to administering or implementing such distributions), by the Debtors to the extent that such costs are incurred prior to the Effective Date and subject to the limitations set forth in 12.10(c) or by the Creditor Trustee if such costs are incurred from and after the Effective Date, in the ordinary course upon the presentation of invoices by the Indenture Trustee.  Subject to the procedures set forth in the Plan and/or the Creditor Trust, compensation of the Indenture Trustees for services relating to distributions under this Plan shall be made without the need for filing any application or request with, or approval by, the Bankruptcy Court.

(b)           Service of the Indenture Trustees; Cancellation of Instruments.  The Indenture Trustees and their agents, successors and assigns shall facilitate the making of distributions to the applicable holders of Allowed Prepetition Note Claims, and upon completion thereof, shall be discharged of all their respective obligations associated with the Prepetition Notes.  An Indenture Trustee shall not be required to give any bond, surety, or other security for the performance of its duties with respect to the administration and implementation of distributions.  The Prepetition Notes and the indentures pursuant to which such Prepetition Notes were issued shall be cancelled as of the Effective Date; provided, however, that the provisions of the indentures and the Prepetition Notes relating to the following matters shall continue in effect: (i) except as specifically modified by the Plan, subordination, (ii) the Indenture Trustee’s rights and obligations relating to the Allowed Prepetition Note Claims and the holders of  Prepetition Notes, including the right to make distributions to the holders of Prepetition Notes and to perform such other necessary functions with respect thereto and any right to appear and be heard in the Chapter 11 Cases and any related appeals, (iii) the protections that each Indenture Trustee enjoys as against its respective holders, including any charging lien rights against distributions, and (iv) any right to indemnification, contribution or other claim that the Indenture Trustee may have under the applicable indenture.

(c)           Payment of Indenture Trustee Fees.  Prior to the Effective Date, the Indenture Trustees shall provide to the Debtors statements of Indenture Trustee Fees projected to be incurred through the Effective Date.  All reasonable Indenture Trustee Fees owed to the Indenture Trustees, not to exceed $600,000 in the aggregate and $300,000 per Indenture Trustee, shall be paid by the Debtors, in Cash, on the Effective Date.  The Bankruptcy Court shall resolve any of the Debtors’ objections to the reasonableness of such Indenture Trustee Fees.  Except as otherwise provided in the Plan, the respective rights, liens, and claims of the respective Indenture Trustees shall be discharged to the extent that the Indenture Trustee Fees are paid in full by the Debtors or otherwise by order of the Bankruptcy Court.

(d)           Allowance of Prepetition Note Claims/Turnover of Distributions.  The Prepetition Note Claims shall be Allowed in the Allowed Amounts listed below:

Issue of Prepetition Notes	Allowed Amount(2)
Convertible Notes	$127,486,111.11
2012 Notes	$204,714,583.33
2013 Notes	$128,363,281.25
2015 Notes	$205,115,972.22
7.25% Notes	$101,913,194.44
7.54% Notes	$66,293,319.44
Total	$833,886,461.79

(2)           These Allowed amounts are exclusive of any Claims for Indenture Trustee Fees which shall constitute additional Allowed Prepetition Note Claims and shall be paid in accordance with Section 12.10(c).

With respect to any distributions received by the Indenture Trustee for the 7.25% Notes and the 7.54% Notes, or its successors or assigns, all such distributions shall be turned over to the Indenture Trustee for the Convertible Notes, the 2012 Notes, the 2013 Notes and the 2015 Notes, or its successors or assigns, for distribution to the holders of the Convertible Notes, the 2012 Notes, the 2013 Notes and the 2015 Notes.  Notwithstanding the foregoing, at such times as the holders of the Convertible Notes, the 2012 Notes, the 2013 Notes and the 2015 Notes have received aggregate distributions equal to 62.6% of their Allowed Prepetition Note Claims and there are subsequent distributions made to the Indenture Trustees, or their successors or assigns, on account of the Prepetition Note Claims, such subsequent distributions made on account of the aggregate Prepetition Note Claims shall be apportioned as follows:

Aggregate Distributions made to the holders of the Convertible Notes, the 2012 Notes, the 2013 Notes and the 2015 Notes

Percentage of Subsequent
Distributions made on
account of the aggregate
Allowed Prepetition Note
Claims distributed to the
Indenture Trustee for the
Convertible Notes, the 2012
Notes, the 2013 Notes and
the 2015 Notes

		Percentage of Subsequent Distributions made on account of the aggregate Allowed Prepetition Note Claims distributed to the Indenture Trustee for the 7.25% Notes and the 7.54% Notes
Greater than $416,715,647.40 to $453,993,724.50	95%	5%
Greater than $453,993,724.50 to $561,833,876	90%	10%
Greater than $561,833,876 to $605,103,072.70	85%	15%
Greater than $605,103,072.70 to $665,679,947.91	80%	20%
Greater than $665,679,947.91	65%	35%

This provision does not apply to the payment of Indenture Trustee Fees in accordance with Section 12.10(c).

The agreement embodied in this Section of the Plan constitutes a settlement with respect to all contractual subordination issues as between the holders of the Convertible Notes,

the 2012 Notes, the 2013 Notes and the 2015 Notes and the holders of the 7.25% Notes and the 7.54% Notes.  If the Plan is confirmed and the Effective Date occurs, this settlement shall be binding on the Indenture Trustees, or their successors or assigns, and the holders of the Convertible Notes, the 2012 Notes, the 2013 Notes, the 2015 Notes, the 7.25% Notes and the 7.54% Notes.

12.11.     Surrender and Cancellation of Instruments.

As a condition to receiving any Plan Distribution, on or before the Plan Distribution Date, the holder of an Allowed Claim evidenced by a certificate, instrument or note, including, but not limited to Prepetition Note Claims, other than any such certificate, instrument or note that is being reinstated or being left unimpaired under the Plan, shall (a) surrender such certificate, instrument or note representing such Claim, except to the extent assumed by the Debtors; provided, however, that with respect to the holders of Allowed Prepetition Note Claims, it shall surrender such Prepetition Note to its Indenture Trustee or in the event that such Prepetition Note(s) are held in the name of, or by a nominee of, The Depository Trust Company, the Debtors shall seek the cooperation of The Depository Trust Company to provide appropriate instructions to the Indenture Trustee, and (b) execute and deliver such other documents as may be necessary to effectuate the Plan.  Such certificate, instrument or note shall thereafter be cancelled and extinguished and shall represent only the right, if any, to participate in the distributions contemplated by this Plan.  The Disbursing Agent shall have the right to withhold any Plan Distribution to be made to or on behalf of any holder of such Claims unless and until (a) such certificates, instruments or notes are surrendered or appropriate instructions from The Depository Trust Company are received by the Indenture Trustee, or (b) any relevant holder provides to the Disbursing Agent an affidavit of loss or such other documents as may be required by the Disbursing Agent together with an appropriate indemnity in the customary form.  Any such holder who fails to surrender such certificates, instruments or notes or otherwise fails to deliver an affidavit of loss and indemnity prior to the first anniversary of the Effective Date, shall be deemed to have forfeited its Claims and shall not participate in any Plan Distribution.  All property in respect of such forfeited Claims shall revert to New WCI.  In the event such certificate, instrument or note is held in the name of, or by a nominee of, the Depository Trust Company, the Debtors shall seek the cooperation of the Depository Trust Company in facilitating distributions.

ARTICLE XIII.

PROCEDURES FOR RESOLVING
AND TREATING CONTESTED CLAIMS

13.1.       Continuation of ADR.

On and after the Effective Date, the Disbursing Agent shall continue to resolve Claims that are or have been designated as Participating Claims pursuant to the ADR Procedure and shall administer such ADR Procedure, which is attached hereto as Exhibit “H,” and incorporated herein.  To the extent a Claim is not designated a Participating Claim, or ceases to be a Participating Claim pursuant to the terms of the ADR Procedure, it shall be resolved pursuant to this Article XIII.  Chinese Drywall Claims shall be liquidated, resolved, paid, and satisfied by the Chinese Drywall Trust and not be subject to the ADR Procedure.

13.2.       Objection Deadline.

As soon as practicable, but in no event later than one hundred and eighty (180) days after the Effective Date (subject to being extended by the order of the Bankruptcy Court upon motion of the Disbursing Agent without notice or a hearing), objections to Claims shall be filed with the Bankruptcy Court and served upon the holders of each of the Claims to which objections are made.  Notwithstanding anything to the contrary in this Plan, Chinese Drywall Claims shall be liquidated, resolved, paid, and satisfied by the Chinese Drywall Trust, rather than by objection in the Bankruptcy Court, unless the Chinese Drywall Trustee files an objection to any Chinese Drywall Claim in the Bankruptcy Court within one hundred and eighty (180) days after the Effective Date.

13.3.       Prosecution of Contested Claims.

The Disbursing Agent may object to the allowance of Claims filed with the Bankruptcy Court with respect to which liability is disputed in whole or in part.  All objections that are filed and prosecuted as provided herein shall be litigated to Final Order or compromised and settled in accordance with Section 13.4.

13.4.       Claims Settlement.

The Disbursing Agent shall notify and consult in good faith with the Creditor Trustee with respect to the proposed settlement or compromise of an Unsecured Claim, other than a Chinese Drywall Claim, where the proposed Allowed amount of such Unsecured Claim is greater than or equal to $250,000.  Notwithstanding any requirements that may be imposed pursuant to Bankruptcy Rule 9019, from and after the Effective Date, the Disbursing Agent shall have authority to settle or compromise all Claims and Causes of Action without further review or approval of the Bankruptcy Court, other than (a) the settlement or compromise of a Claim where the proposed Allowed amount of such Claim is greater than or equal to $1,000,000, (b) any settlement or compromise of a Claim or Cause of Action that involves an Insider, and (c) the settlement or compromise of an Unsecured Claim, other than a Chinese Drywall Claim, where the proposed Allowed amount of such Unsecured Claim is greater than or equal to $250,000 and the Creditor Trustee has notified the Disbursing Agent in writing, within five (5) business days of receiving notice from the Disbursing Agent of the proposed settlement or compromise, that it objects to the proposed settlement or compromise.

13.5.       Entitlement to Plan Distributions upon Allowance.

Notwithstanding any other provision of the Plan, no Plan Distribution shall be made with respect to any Claim to the extent it is a Contested Claim, unless and until such Contested Claim becomes an Allowed Claim, subject to the setoff rights as provided in Section 18.19.  When a Claim that is not an Allowed Claim as of the Effective Date becomes an Allowed Claim (regardless of when) the holder of such Allowed Claim shall thereupon become entitled to receive the Plan Distributions in respect of such Claim, the same as though such Claim had been an Allowed Claim on the Effective Date.

13.6.       Estimation of Claims.

The Disbursing Agent may, at any time, request that the Bankruptcy Court estimate any Contested Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Disbursing Agent has previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection.  In the event that the Bankruptcy Court estimates any Contested Claim, that estimated amount will constitute the Allowed amount of such Claim for all purposes under the Plan.  All of the objection, estimation, settlement, and resolution procedures set forth in the Plan are cumulative and not necessarily exclusive of one another.  Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

ARTICLE XIV.

CONDITIONS PRECEDENT TO
CONFIRMATION OF THE PLAN AND
THE OCCURRENCE OF THE EFFECTIVE DATE

14.1.       Conditions Precedent to Confirmation.

The following are conditions precedent to confirmation of the Plan:

(a)           The Clerk of the Bankruptcy Court shall have entered an order or orders (i) approving the Disclosure Statement as containing “adequate information” pursuant to section 1125 of the Bankruptcy Code, (ii) authorizing the solicitation of votes with respect to the Plan, (iii) determining that all votes are binding and have been properly tabulated as acceptances or rejections of the Plan, (iv) confirming and giving effect to the terms and provisions of the Plan, (v) determining that the settlements of certain inter-Debtor matters as set forth in Article II of the Plan are appropriate, (vi) determining that all applicable tests, standards and burdens in connection with the Plan have been duly satisfied and met by the Debtors and the Plan, (vii) approving the Plan Documents, and (viii) authorizing the Debtors to execute, enter into, and deliver the Plan Documents and to execute, implement, and to take all actions otherwise necessary or appropriate to give effect to the transactions and transfer of Assets contemplated by the Plan and the Plan Documents;

(b)           The Confirmation Order, the Plan Documents and the Plan are each in a form satisfactory to the Debtors; and

(c)           The Confirmation Order shall include determinations that all of the settlements and compromises contained in the Plan meet the applicable standards under section 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019 for approval and implementation.

14.2.       Conditions Precedent to the Occurrence of the Effective Date.

The following are conditions precedent to the occurrence of the Effective Date:

(a)           The Confirmation Order shall have been entered by the Bankruptcy Court, be in full force and effect and not be subject to any stay or injunction;

(b)           All necessary consents, authorizations and approvals shall have been given for the transfers of property and the payments provided for or contemplated by the Plan, including, without limitation, satisfaction or waiver of all conditions to (i) the obligations of the Debtors under the Plan and the Plan Documents, and (ii) the obligations of the Exit Lenders to make loans under the Exit Facility;

(c)           The Exit Facility shall have become effective and all conditions to the effectiveness thereof shall have been satisfied or waived; and

(d)           The DIP Claim, if any, shall have been paid in full.

14.3.       Waiver of Conditions.

The Debtors may waive any one or more of the conditions set forth in Section 14.1 or Section 14.2 in a writing executed by each of them without notice or order of the Bankruptcy Court and without notice to any parties in interest.

14.4.       Effect of Non-Occurrence of the Effective Date.

If the Effective Date shall not occur, the Plan shall be null and void and nothing contained in the Plan shall: (a) constitute a waiver or release of any Claims against or Equity Interests in a Debtor; (b) prejudice in any manner the rights of the Debtors, including, without limitation, any right to seek a further extension of the exclusivity periods under section 1121(d) of the Bankruptcy Code; or (c) constitute an admission, acknowledgement, offer or undertaking by the Debtors.

ARTICLE XV.

THE DISBURSING AGENT

15.1.       Powers and Duties.

Pursuant to the terms and provisions of the Plan, the Disbursing Agent shall be empowered and directed to (a) take all steps and execute all instruments and documents necessary to make Plan Distributions to holders of Allowed Claims; (b) comply with the Plan and the obligations thereunder; (c) employ, retain, or replace professionals to represent it with respect to its responsibilities; (d) object to Claims as specified in Article XIII, and prosecute such objections, except as otherwise provided in Section 11.4; (e) compromise and settle any issue or dispute regarding the amount, validity, priority, treatment, or Allowance of any Claim as provided in Article XIII, except as otherwise provided in Section 11.4; (f) make annual and other periodic reports regarding the status of distributions under the Plan to the holders of Allowed

Claims that are outstanding at such time, with such reports to be made available upon request to the holder of any Contested Claim; and (g) exercise such other powers as may be vested in the Disbursing Agent pursuant to the Plan, the Plan Documents or order of the Bankruptcy Court.

15.2.       Plan Distributions.

Pursuant to the terms and provisions of the Plan, the Disbursing Agent shall make the required Plan Distributions specified under the Plan on the relevant Plan Distribution Date therefor.

15.3.       Exculpation.

Except as otherwise provided in this Section, the Disbursing Agent, together with its officers, directors, employees, agents, and representatives, are exculpated pursuant to the Plan by all Persons, holders of Claims and Equity Interests, and all other parties in interest, from any and all Causes of Action arising out of the discharge of the powers and duties conferred upon the Disbursing Agent (and each of its respective paying agents), by the Plan, any Final Order of the Bankruptcy Court entered pursuant to or in furtherance of the Plan, or applicable law, except solely for actions or omissions arising out of the Disbursing Agent’s willful misconduct or gross negligence.  No holder of a Claim or an Equity Interest, or representative thereof, shall have or pursue any Cause of Action (a) against the Disbursing Agent or its respective officers, directors, employees, agents, and representatives for making Plan Distributions in accordance with the Plan, or (b) against any holder of a Claim for receiving or retaining Plan Distributions as provided for by the Plan.  Nothing contained in this Section shall preclude or impair any holder of an Allowed Claim or Allowed Equity Interest from bringing an action in the Bankruptcy Court against any Debtor to compel the making of Plan Distributions contemplated by the Plan on account of such Claim or Equity Interest.

ARTICLE XVI.

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

16.1.       Assumption and Rejection of Executory Contracts and Unexpired Leases.

(a)       On the Effective Date, all executory contracts and unexpired leases of the Debtors shall be rejected pursuant to the provisions of section 365 of the Bankruptcy Code, including, but not limited to, those agreements listed and described in Schedule 3 attached to the Disclosure Statement, except:  (i) any executory contracts and unexpired leases that are the subject of separate motions to reject, assume, or assume and assign filed pursuant to section 365 of the Bankruptcy Code by the Debtors before the Effective Date; (ii) contracts and leases listed in Schedule 4 attached to the Disclosure Statement and any subsequently filed “Schedule of Assumed and Assumed and Assigned Executory Contracts and Unexpired Leases” to be filed by the Debtors with the Bankruptcy Court before the entry of, or as an exhibit to, the Confirmation Order; (iii) all executory contracts and unexpired leases assumed or assumed and assigned under this Plan or by order of the Bankruptcy Court entered before the Effective Date; (iv) any executory contract or unexpired lease that is the subject of a dispute over the amount or manner of cure pursuant to the next section hereof and for which the Debtors make a motion to reject such contract or lease based upon the existence of such dispute filed at any time; (v) any guaranty or similar agreement executed by a third party which guarantees repayment or performance of an obligation owed to any of the Debtors or to indemnify the Debtors; (vi) agreements with third parties regarding preservation of the confidentiality of documents produced by the Debtors; (vii), to the extent they are executory, agreements embodied in development orders, city and/or county ordinances, zoning approvals, permits and/or other related documents or any other official action of a governmental unit, quasi-governmental unit, and/or utility granting certain development rights, property interests and/or entitlements to the Debtors; and (viii), to the extent they are executory, club acquisition agreements, association transfer agreements, marketing, access & use agreements, management agreements, JV agreements, turnover agreements, license agreements, annual memberships, and any and all club membership application agreements (equity or non-equity) unless otherwise expressly rejected as set forth in Schedule 3 to the Disclosure Statement.   Any order entered postconfirmation by the Bankruptcy Court, after notice and a hearing, authorizing the rejection of an executory contract or unexpired lease shall cause such rejection to be a prepetition breach under sections 365(g) and 502(g) of the Bankruptcy Code, as if such relief was granted and such order was entered preconfirmation.  The Debtors reserve the right to amend Schedules 3 and 4 to the Disclosure Statement or the “Schedule of Assumed and Assumed and Assigned Executory Contracts and Unexpired Leases” prior to the entry of the Confirmation Order.

(b)       Inclusion of a contract, lease or other agreement on Schedule 3 to the Disclosure Statement shall constitute adequate and sufficient notice that (i) any Claims arising thereunder or related thereto shall be treated as Unsecured Claims (or Convenience Claims, as applicable) under the Plan, and (ii) the Debtors are no longer bound by, or otherwise obligated to perform, any such obligations, transactions, or undertakings relating thereto or arising thereunder.  The inclusion of a contract, lease or other agreement on Schedule 3 or 4 to the Disclosure Statement or a subsequently filed “Schedule of Assumed and Assumed and Assigned Executory Contracts and Unexpired Leases” shall not constitute an admission by the Debtors as to the characterization of whether any such included contract, lease, or other agreement is, or is not, an executory contract or unexpired lease or whether any claimants under any such contract, lease or other agreement are time-barred from asserting Claims against the Debtors.  The Debtors reserve all rights with respect to the characterization of any such agreements.

(c)       The Plan shall constitute a motion to reject such executory contracts and unexpired leases rejected pursuant to this section, and the Debtors shall have no liability thereunder except as is specifically provided in the Plan.  Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such rejections pursuant to section 365(a) of the Bankruptcy Code and a finding by the Bankruptcy Court that each such rejected agreement, executory contract or unexpired lease is burdensome and that the rejection thereof is in the best interests of the Debtors and their estates.

(d)       The Plan shall constitute a motion to assume or assume and assign to the New WCI Group (unless another party is otherwise listed) such executory contracts and unexpired leases as set forth in Schedule 4 to the Disclosure Statement or any subsequently filed “Schedule of Assumed and Assumed and Assigned Executory Contracts and Unexpired Leases” or as otherwise designated as being assumed or assumed and assigned in Section 16.1(a), and the

Debtors shall have no liability thereunder for any breach of such assumed and assigned executory contract or lease occurring after such assignment pursuant to section 365(k) of the Bankruptcy Code, except as is specifically provided in the Plan.  Entry of the Confirmation Order by the Clerk of the Bankruptcy Court shall constitute approval of such assumption and assignment pursuant to sections 365(a), (b) and (f) of the Bankruptcy Code, and a finding by the Bankruptcy Court that the requirements of section 365(f) of the Bankruptcy Code have been satisfied.  Any non-Debtor counterparty to an agreement listed on Schedule 4 to the Disclosure Statement or a subsequently filed “Schedule of Assumed and Assumed and Assigned Executory Contracts and Unexpired Leases” or otherwise designated as being assumed or assumed and assigned in Section 16.1(a) who disputes the assumption or assignment of an executory contract or unexpired lease must file with the Bankruptcy Court, and serve upon the Debtors and the Creditors’ Committee, a written objection to the assumption or assumption and assignment, which objection shall set forth the basis for the dispute by no later than ten (10) days prior to the Confirmation Hearing.  The failure to timely object shall be deemed a waiver of any and all objections to the assumption or assumption and assignment of executory contracts and leases as set forth in Schedule 4 to the Disclosure Statement or a subsequently filed “Schedule of Assumed and Assumed and Assigned Executory Contracts and Unexpired Leases” or as otherwise designated as being assumed or assumed and assigned in Section 16.1(a).

(e)       Notwithstanding the rejection of any of the Debtors’ executory contracts under this Plan or by separate motion, the Debtors shall retain and be entitled to enforce any warranties provided to, or for the benefit of, the Debtors under applicable federal or state law, including, but not limited to, Fla. Stat. § 718.203.

16.2.       Cure.

At the election of the Debtors, any monetary defaults under each executory contract and unexpired lease to be assumed under this Plan shall be satisfied pursuant to section 365(b)(1) of the Bankruptcy Code: (a) by payment of the default amount in Cash on the Effective Date or as soon thereafter as practicable; or (b) on such other terms as agreed to by the parties to such executory contract or unexpired lease.  In the event of a dispute regarding: (a) the amount of any cure payments; (b) the ability to provide adequate assurance of future performance under the contract or lease to be assumed or assumed and assigned; or (c) any other matter pertaining to assumption or assignment, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving assumption or assignment, as applicable.  Schedule 4 to the Disclosure Statement and any subsequently filed “Schedule of Assumed and Assumed and Assigned Executory Contracts and Unexpired Leases” set forth the Debtors’ cure obligations for each agreement for which a cure obligation must be satisfied as a condition to the assumption or assumption and assignment of such agreement.  Any non-Debtor counterparty to an agreement listed on Schedule 4 to the Disclosure Statement and any subsequently filed “Schedule of Assumed and Assumed and Assigned Executory Contracts and Unexpired Leases” who disputes the scheduled cure obligation must file with the Bankruptcy Court, and serve upon the Debtors and the Creditors’ Committee, a written objection to the cure obligation, which objection shall set forth the basis for the dispute, the alleged correct cure obligation, and any other objection related to the assumption or assumption and assignment of the relevant agreement by no later than ten (10) Business Days prior to the Confirmation Hearing.  If a non-Debtor counterparty fails to file and serve an objection which complies with the foregoing, the cure obligation set forth on Schedule 4 to the Disclosure Statement and any subsequently filed “Schedule of Assumed and Assumed and Assigned Executory Contracts and Unexpired Leases” shall be binding on the non-Debtor counterparty, and the non-Debtor counterparty shall be deemed to have waived any and all objections to the assumption or assumption and assignment of the relevant agreement as proposed by the Debtors.

16.3.       Claims Arising from Rejection, Expiration or Termination.

Claims created by the rejection of executory contracts and unexpired leases or the expiration or termination of any executory contract or unexpired lease prior to the Confirmation Date must be filed with the Bankruptcy Court and served on the Debtors (a) in the case of an executory contract or unexpired lease rejected by the Debtors prior to the Confirmation Date, in accordance with the Bar Date Notice, or (b) in the case of an executory contract or unexpired lease that (i) was terminated or expired by its terms prior to the Confirmation Date, or (ii) is rejected pursuant to this Section 16, no later than thirty (30) days after the Confirmation Date.  Any such Claims for which a proof of claim is not filed and served by the deadlines set forth in the Bar Date Notice or this Section 16.3, as applicable, will be forever barred from assertion and shall not be enforceable against the Debtors, the New WCI Group, their respective Estates, Affiliates, or Assets.  Unless otherwise ordered by the Bankruptcy Court, all such Claims that are timely filed as provided herein shall be treated as Unsecured Claims under the Plan subject to objection by the Disbursing Agent.

16.4.       Non-Executory Contracts.

(a)           Schedule 5 to the Disclosure Statement includes a non-exclusive list of contracts, leases and agreements that the Debtors have determined are not executory contracts or unexpired leases capable of being assumed or rejected pursuant to section 365(a) of the Bankruptcy Code, either because (i) such contracts, leases and agreements were not executory as of the Petition Date, (ii) the applicable Debtor had performed all of its material obligations under such contracts, leases or agreements as of July 13, 2009, (iii) such contracts, leases or agreements have or will expire or terminate in accordance with their terms prior to the Effective Date, or (iv) the counterparty has materially breached such contracts, leases or agreements excusing the applicable Debtor’s performance.

(b)           Inclusion of a contract, lease or other agreement on Schedule 5 to the Disclosure Statement shall constitute adequate and sufficient notice of the treatment and characterization of these contracts, leases and agreements under the Plan.  The inclusion of a contract, lease or other agreement on Schedule 5 to the Disclosure Statement or a subsequently filed “Schedule of Non-Executory Contracts and Leases” shall not constitute an admission by the Debtors as to the characterization of whether any such included contract, lease, or other agreement is, or is not, an executory contract or unexpired lease or whether any claimant(s) under any such contract, lease or other agreement are time-barred from asserting Claims against the Debtors.

(c)           Entry of the Confirmation Order by the Bankruptcy Court shall constitute a finding by the Bankruptcy Court that (i) each contract, lease or other agreement on Schedule 5 to the Disclosure Statement is not an executory contract that is capable of being assumed or rejected pursuant to section 365(a) of the Bankruptcy Code and (ii) all interests, rights, privileges, Causes of Action pursuant to the terms of the Plan arising under, or related to, each contract, lease or agreement are expressly preserved for the benefit of the Debtors.

(d)           Any non-Debtor counterparty to a contract, lease or agreement listed on Schedule 5 to the Disclosure Statement or a subsequently filed “Schedule of Non-Executory Contracts and Leases” who disputes that such contract, lease or agreement does not constitute an executory contract or unexpired lease of one of the Debtors, must file with the Bankruptcy Court, and serve upon the Debtors and the Creditors’ Committee, a written objection to the characterization, which objection shall set forth the basis for the dispute by no later than ten (10) days prior to the Confirmation Hearing.  If any non-Debtor counterparty fails to file and serve an objection which complies with the foregoing, the characterization of such contract, lease or agreement, as set forth on Schedule 5 to the Disclosure Statement or a subsequently filed “Schedule of Non-Executory Contracts and Leases,” as a non-executory contract shall be deemed accepted by, and binding on, the non-Debtor counterparty, and the non-Debtor counterparty shall be deemed to have waived any and all objections to the characterization and/or treatment of the relevant contract, lease or agreement as proposed by the Debtors.  If any such contract, lease or agreement is determined by a Final Order to be an executory contract or unexpired lease, the Debtors or the New WCI Group, as applicable, reserve the right to seek the assumption or rejection of any such contract, lease or agreement, and the time within which the Debtors or the New WCI Group, as applicable, may seek to assume or reject any such contract, lease or agreement will be tolled until twenty (20) Business Days after the date on which an order determining that any such contract, lease or agreement is an executory contract or unexpired lease becomes a Final Order.

ARTICLE XVII.

RETENTION OF JURISDICTION

Pursuant to sections 105(a) and 1142 of the Bankruptcy Code, the Bankruptcy Court shall retain and shall have exclusive jurisdiction over any matter (a) arising under the Bankruptcy Code, (b) arising in or related to the Chapter 11 Cases or the Plan (except in the case of the Exit Facility, which shall be subject to the jurisdiction set forth in the documents arising in connection therewith), or (c) that relates to the following:

(i)            To hear and determine any and all motions or applications pending on the Confirmation Date or thereafter brought in accordance with Article XVI hereof for the assumption, assumption and assignment or rejection of executory contracts or unexpired leases to which any of the Debtors is a party or with respect to which any of the Debtors may be liable, and to hear and determine any and all Claims and any related disputes (including, without limitation, the exercise or enforcement of setoff or recoupment rights, or rights against any third party or the property of any third party resulting therefrom or from the expiration, termination or liquidation of any executory contract or unexpired lease);

(ii)           To determine any and all adversary proceedings, applications, motions, and contested or litigated matters that may be pending on the Effective Date or that,

pursuant to the Plan, may be instituted by the Disbursing Agent or the Debtors, as applicable, after the Effective Date;

(iii)          To hear and determine any objections to the allowance of Claims, whether filed, asserted, or made before or after the Effective Date, including, without express or implied limitation, to hear and determine any objections to the classification of any Claim and to allow, disallow or estimate any Contested Claim in whole or in part;

(iv)          To issue such orders in aid of execution of the Plan to the extent authorized or contemplated by section 1142 of the Bankruptcy Code;

(v)           To consider any modifications of the Plan, remedy any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

(vi)          To hear and determine all Fee Applications and applications for allowances of compensation and reimbursement of any other fees and expenses authorized to be paid or reimbursed under the Plan or the Bankruptcy Code;

(vii)         To hear and determine all controversies, suits, and disputes that may relate to, impact upon, or arise in connection with the Plan, the Plan Documents or their interpretation, implementation, enforcement, or consummation;

(viii)        To hear and determine all controversies, suits, and disputes that may relate to, impact upon, or arise in connection with the Confirmation Order (and all exhibits to the Plan) or its interpretation, implementation, enforcement, or consummation;

(ix)          To the extent that Bankruptcy Court approval is required, to consider and act on the compromise and settlement of any Claim or Cause of Action by, on behalf of, or against the Estates;

(x)           To determine such other matters that may be set forth in the Plan, or the Confirmation Order, or that may arise in connection with the Plan, or the Confirmation Order;

(xi)          To hear and determine matters concerning state, local, and federal taxes, fines, penalties, or additions to taxes for which the New WCI Group, the Debtors, the Debtors in Possession, or the Disbursing Agent may be liable, directly or indirectly, in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

(xii)         To hear and determine all controversies, suits, and disputes that may relate to, impact upon, or arise in connection with any setoff and/or recoupment rights of the Debtors or any Person under the Plan;

(xiii)        To hear and determine all controversies, suits, and disputes that may relate to, impact upon, or arise in connection with Causes of Action of the Debtors (including Avoidance Actions) commenced by the Disbursing Agent, the Creditor Trustee, the

Chinese Drywall Trustee, the Debtors or any third parties, as applicable, before or after the Effective Date;

(xiv)        To enter an order or final decree closing the Chapter 11 Cases;

(xv)         To issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Person with consummation, implementation or enforcement of the Plan or the Confirmation Order; and

(xvi)        To hear and determine any other matters related hereto and not inconsistent with chapter 11 of the Bankruptcy Code.

ARTICLE XVIII.

MISCELLANEOUS PROVISIONS

18.1.       Payment of Statutory Fees.

All fees payable pursuant to section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid by the Debtors on or before the Effective Date.

18.2.       Satisfaction of Claims.

The rights afforded in the Plan and the treatment of all Claims and Equity Interests herein shall be in exchange for and in complete satisfaction, discharge, and release of all Claims and Equity Interests of any nature whatsoever against the Debtors and the Debtors in Possession, or any of their Estates, Assets, properties, or interests in property.  Except as otherwise provided herein, on the Effective Date, all Claims against and Equity Interests in the Debtors and the Debtors in Possession shall be satisfied, discharged, and released in full.  Neither the New WCI Group nor the Debtors shall be responsible for any pre-Effective Date obligations of the Debtors or the Debtors in Possession, except those expressly assumed by the New WCI Group or any such Debtor, as applicable.  Except as otherwise provided herein, all Persons shall be precluded and forever barred from asserting against the New WCI Group, the Debtors, their respective successors or assigns, or their Estates, Affiliates, Assets, properties, or interests in property any event, occurrence, condition, thing, or other or further Claims or Causes of Action based upon any act, omission, transaction, or other activity of any kind or nature that occurred or came into existence prior to the Effective Date, whether or not the facts of or legal bases therefor were known or existed prior to the Effective Date.

18.3.       Special Provisions Regarding Insured Claims.

Plan Distributions to each holder of an allowed Insured Claim against any Debtor shall be made in accordance with the treatment provided under the Plan for the Class in which such Allowed Insured Claim is classified; except, that there shall be deducted from any Plan Distribution on account of an Insured Claim, for purposes of calculating the Allowed amount of such Claim, the amount of any insurance proceeds actually received by such holder in respect of such Allowed Insured Claim.  Nothing in this Section 18.3 shall constitute a waiver of any Claim, right, or Cause of Action the Debtors or their Estates may hold against any Person, including any insurer.  Pursuant to section 524(e) of the Bankruptcy Code, nothing in the Plan shall release or discharge any insurer from any obligations to any Person under applicable law or any policy of insurance under which a Debtor is an insured or beneficiary or for purposes of any Insurance Recovery.

18.4.       Third Party Agreements; Subordination.

The Plan Distributions to the various classes of Claims hereunder shall not affect the right of any Person to levy, garnish, attach, or employ any other legal process with respect to such Plan Distributions by reason of any claimed subordination rights or otherwise.  All such rights and any agreements relating thereto shall remain in full force and effect, except as otherwise compromised and settled pursuant to the Plan.  If Class 4 — Unsecured Claims votes to accept the Plan, the Prepetition Lenders and the Prepetition Agents shall not enforce any of their contractual subordination rights against any holder of an Allowed Prepetition Note Claim or against any Plan Distributions received by any holder of an Allowed Unsecured Claim, and shall waive and expressly release any deficiency claims under section 506(a)(1) of the Bankruptcy Code.  If Class 4 — Unsecured Claims votes to reject the Plan, the Plan is confirmed and the Effective Date occurs, the Prepetition Lenders and the Prepetition Agents (a) shall enforce their contractual subordination rights against any holder of an Allowed Prepetition Note Claim who voted to reject the Plan or against any Plan Distributions received by any such holder, (b) shall not enforce their contractual subordination rights against any holder of an Allowed Prepetition Note Claim who did not vote to reject the Plan or against any Plan Distributions received by any such holder, and (c) do not waive and release any deficiency claims under section 506(a)(1) of the Bankruptcy Code; provided, however, that the Prepetition Lenders and the Prepetition Agents shall only receive recoveries on account of such deficiency claims through the enforcement of any contractual subordination rights against holders of Allowed Prepetition Note Claims who voted to reject the Plan and against any Plan Distributions received by such holders and shall not be entitled to any other recoveries on account of such deficiency claims.

Plan Distributions shall be subject to and modified by any Final Order directing distributions other than as provided in the Plan.  The right of the Debtors or the Creditors’ Committee to seek subordination of any Claim or Equity Interest pursuant to section 510 of the Bankruptcy Code is fully reserved, and the treatment afforded any Claim or Equity Interest that becomes a subordinated Claim or subordinated Equity Interest at any time shall be modified to reflect such subordination.  Unless the Confirmation Order provides otherwise, no Plan Distributions shall be made on account of a subordinated Claim or subordinated Equity Interest.

18.5.       Exculpation.

None of the Debtors, the New WCI Group, the Creditors’ Committee and its members (solely in their capacity as such), the Indenture Trustees, the Prepetition Lenders, the Prepetition Agents, the Prepetition Lender Steering Committee, or any of their respective officers, directors, members, employees, agents, representatives, advisors, attorneys or successors and assigns will have or incur any liability to any Person for any act or omission in connection with, or arising out of, the pursuit of confirmation of the Plan, the consummation of the Plan, or the implementation or administration of the Plan or the property to be distributed under the Plan, except for willful misconduct or gross negligence as finally determined by the Bankruptcy Court, and, in all respects shall be entitled to rely upon the advice of counsel and all information provided by other exculpated persons herein without any duty to investigate the veracity or accuracy of such information with respect to their duties and responsibilities under the Plan.

18.6.       Discharge of Liabilities.

Except as otherwise provided in the Plan, upon the occurrence of the Effective Date, the Debtors and the New WCI Group shall be discharged from all Claims and Causes of Action to the fullest extent permitted by section 1141 of the Bankruptcy Code, and all holders of Claims and Equity Interests shall be precluded from asserting against the New WCI Group and its Affiliates, the Debtors, their Assets, or any property dealt with under the Plan, any further Claim or other Cause of Action based upon any act or omission, transaction, event, thing, or other activity of any kind or nature that occurred or came into existence prior to the Effective Date.

EXCEPT AS OTHERWISE PROVIDED IN THE PLAN, NEW WCI AND ITS AFFILIATES SHALL NOT HAVE OR BE CONSTRUED TO HAVE OR MAINTAIN ANY LIABILITY, CLAIM, OR OBLIGATION THAT IS BASED IN WHOLE OR IN PART ON ANY ACT, OMISSION, TRANSACTION, EVENT, OTHER OCCURRENCE OR THING OCCURRING OR IN EXISTENCE ON OR PRIOR TO THE EFFECTIVE DATE OF THE PLAN AND NO SUCH LIABILITY, CLAIM, OR OBLIGATION FOR ANY ACTS SHALL ATTACH TO NEW WCI OR ITS AFFILIATES.

18.7.       Discharge of Debtors.

Except as otherwise provided in the Plan or the Confirmation Order, on the Effective Date, without further notice or order, all Claims of any nature whatsoever shall be automatically discharged forever.  Except as otherwise provided in the Plan or the Confirmation Order, on the Effective Date, the Debtors, the New WCI Group, their Estates, and all successors thereto shall be deemed fully discharged and released from any and all Claims, including, but not limited to, demands and liabilities that arose before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), and 502(i) of the Bankruptcy Code, whether or not (a) a proof of claim based upon such debt is filed or deemed filed under section 501 of the Bankruptcy Code; (b) a Claim based upon such debt is allowed under section 502 of the Bankruptcy Code; or (c) the holder of a Claim based upon such debt has accepted the Plan.  The Confirmation Order shall be a judicial determination of discharge of all liabilities of the Debtors, the New WCI Group, their Estates, and all successors thereto.  As provided in section 524 of the Bankruptcy Code, such discharge shall void any judgment against the Debtors, the New WCI Group, their Estates, or any successor thereto at any time obtained to the extent it relates to a discharged Claim, and operates as an injunction against the prosecution of any action against the Debtors, the New WCI Group or property of the Debtors or the New WCI Group or their Estates to the extent it relates to a discharged Claim.

18.8.       Notices.

Any notices, requests, and demands required or permitted to be provided under the Plan, in order to be effective, shall be in writing (including, without express or implied limitation, by facsimile transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

WCI Communities, Inc.

Attention: Vivien Hastings, Esq.

24301 Walden Center Drive

Bonita Springs, FL  34134

Telephone:  (239) 498-8200

Facsimile:  (239) 498-8277

White & Case LLP
Attention: Thomas E Lauria, Esq.
Wachovia Financial Center
200 South Biscayne Boulevard, Suite 4900
Miami, FL 33131
Telephone: (305) 371-2700
Facsimile:  (305) 358-5744

Fox Rothschild LLP

Attention: Jeffrey M. Schlerf, Esq.
919 N. Market St, 16th floor
Wilmington, DE 19801

Telephone: (302) 622-4212

Facsimile:  (302) 656-8920

Akin Gump Strauss Hauer & Feld

Attention: Lisa Beckerman, Esq.
One Bryant Park
New York, New York 10036
Telephone: (212) 872-8036
Facsimile:  (212) 872-1002

Haynes and Boone LLP
Attention: Robert D. Albergotti and Stephen M. Pezanosky
2323 Victory Avenue, Suite 700
Dallas, Texas 75219
Telephone:  (214) 651-5000
Facsimile:  (214) 651-5940

Kaye Scholer LLC
Attention:  Michael B. Solow
70 West Madison Street, Suite 4100
Chicago, Illinois 60602
Telephone:  (312) 583-2300
Facsimile:  (312) 583-2360

18.9.       Financial Reporting.

New WCI shall provide to the Creditor Trustee and holders of New WCI Common Stock and shall publish on the company’s website (a) an annual financial statement (including a balance sheet, income statement and cash flow statement) within ninety (90) days following the end of each calendar year and (b) quarterly financial statements (including a balance sheet, income statement and cash flow statement) within forty-five (45) days following the end of each calendar quarter.

18.10.     Headings.

The headings used in the Plan are inserted for convenience only, and neither constitute a portion of the Plan nor in any manner affect the construction of the provisions of the Plan.

18.11.     Governing Law.

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and the Bankruptcy Rules), the laws of the State of New York, without giving effect to the conflicts of laws principles thereof, shall govern the construction of the Plan and any agreements, documents, and instruments executed in connection with the Plan, except as otherwise expressly provided in such instruments, agreements or documents.

18.12.     Expedited Determination.

The Disbursing Agent is hereby authorized to file a request for expedited determination under section 505(b) of the Bankruptcy Code for all tax returns filed with respect to the Debtors.

18.13.     Exemption from Transfer Taxes.

Pursuant to section 1146 of the Bankruptcy Code, the issuance, transfer, or exchange of notes or equity securities under the Plan, the creation of any mortgage, deed of trust, lien, pledge or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, shall not be subject to any stamp, real estate transfer, mortgage recording, or other similar tax.  Transfers made under the Plan include, without limitation, any transfer, sale, or exchange of the Assets that is the subject of a motion or notice pursuant to section 363 of the Bankruptcy Code filed by the Debtors before the Effective Date regardless of the date the transaction is approved by the Court or the date such transfer, sale, or exchange closes.  To effectuate the terms of this Section, the Bankruptcy Court may enter any order necessary or appropriate to implement this provision of the Plan.

18.14.     Notice of Entry of Confirmation Order and Relevant Dates.

Promptly upon entry of the Confirmation Order, the Debtors shall publish as directed by the Bankruptcy Court and serve on all known parties in interest and holders of Claims and Equity Interests, notice of the entry of the Confirmation Order and all relevant deadlines and dates under the Plan, including, but not limited to, the deadline for filing notice of Administrative Claims, and the deadline for filing rejection damage Claims.

18.15.     Interest and Attorneys’ Fees.

Interest accrued after the Petition Date will accrue and be paid on Claims only to the extent specifically provided for in this Plan, the Confirmation Order, the DIP Order, or as otherwise required by the Bankruptcy Court or by applicable law.  No award or reimbursement of attorneys’ fees or related expenses or disbursements shall be allowed on, or in connection with, any Claim, except as set forth in the Plan or as ordered by the Bankruptcy Court.

18.16.     Modification of the Plan.

As provided in section 1127 of the Bankruptcy Code, modification of the Plan may be proposed in writing by the Debtors at any time before confirmation, provided that the Plan, as modified, meets the requirements of sections 1122 and 1123 of the Bankruptcy Code, and the Debtors shall have complied with section 1125 of the Bankruptcy Code.  The Debtors may modify the Plan at any time after confirmation and before substantial consummation, provided that the Plan, as modified, meets the requirements of sections 1122 and 1123 of the Bankruptcy Code and the Bankruptcy Court, after notice and a hearing, confirms the Plan as modified, under section 1129 of the Bankruptcy Code, and the circumstances warrant such modifications.  A holder of a Claim that has accepted the Plan shall be deemed to have accepted such Plan as modified if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim of such holder.

18.17.     Consultation and Agreement.

Notwithstanding Section 18.16, if either the Prepetition Lenders or the Creditors’ Committee support the Plan prior to the entry of the Disclosure Statement Order (collectively, the “Supporting Stakeholders” or, individually, the “Supporting Stakeholder”), the Debtors shall not:

(a)           file any Plan Document pursuant to Section 1.5 (including, without limitation, the Confirmation Order);

(b)           agree to the form of, amend or modify the Confirmation Order, the Plan or any Plan Document;

(c)           waive any condition referenced in Sections 14.1 or 14.2; nor

(d)           revoke or withdraw the Plan or adjourn the Confirmation Hearing as provided in Section 18.18,

without prior consultation and agreement with each of the Supporting Stakeholder(s).

18.18.     Revocation of Plan.

The Debtors reserve the right to revoke and withdraw the Plan and/or to adjourn the Confirmation Hearing with respect to any one or more of the Debtors prior to the occurrence of the Effective Date.  If the Debtors revoke or withdraw the Plan with respect to any one or more of the Debtors, or if the Effective Date does not occur as to any Debtor, then, as to such Debtor, the Plan and all settlements and compromises set forth in the Plan and not otherwise approved by a separate Final Order shall be deemed null and void and nothing contained herein and no acts taken in preparation for consummation of the Plan shall be deemed to constitute a waiver or release of any Claims against or Equity Interests in such Debtor or to prejudice in any manner the rights of any of the Debtors or any other Person in any other further proceedings involving such Debtor.

In the event that the Debtors choose to adjourn the Confirmation Hearing with respect to any one or more of the Debtors, the Debtors reserve the right to proceed with confirmation of the Plan with respect to those Debtors in relation to which the Confirmation Hearing has not been adjourned.  With respect to those Debtors for which the Confirmation Hearing has been adjourned, the Debtors reserve the right to amend, modify, revoke or withdraw the Plan and/or submit any new plan of reorganization at such times and in such manner as they consider appropriate, subject to the provisions of the Bankruptcy Code.

18.19.     Setoff Rights.

In the event that any Debtor has a Claim of any nature whatsoever against the holder of a Claim against such Debtor, then such Debtor may, but is not required to, setoff against the Claim (and any payments or other Plan Distributions to be made in respect of such Claim hereunder) such Debtor’s Claim against such holder, subject to the provisions of sections 553, 556 and 560 of the Bankruptcy Code.  Neither the failure to setoff nor the allowance of any Claim under the Plan shall constitute a waiver or release of any Claims that any Debtor may have against the holder of any Claim.

18.20.     Compliance with Tax Requirements.

In connection with the Plan, the Debtors and the Disbursing Agent, as applicable, shall comply with all withholding and reporting requirements imposed by federal, state, local, and foreign taxing authorities and all Plan Distributions hereunder shall be subject to such withholding and reporting requirements.  Notwithstanding the above, each holder of an Allowed Claim that is to receive a Plan Distribution shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any government unit, including income, withholding and other tax obligations, on account of such Plan Distribution.  The Disbursing Agent has the right, but not the obligation, to not make a Plan Distribution until such holder has made arrangements satisfactory to the Disbursing Agent for payment of any such tax obligations.

18.21.     Rates.

The Plan does not provide for the change of any rate that is within the jurisdiction of any governmental regulatory commission after the occurrence of the Effective Date.  Where a Claim has been denominated in foreign currency on a proof of Claim, the Allowed amount of such Claim shall be calculated in legal tender of the United States based upon the conversion rate in place as of the Petition Date and in accordance with section 502(b) of the Bankruptcy Code.

18.22.     Dissolution of the Creditors’ Committee.

Upon the Effective Date, the Creditors’ Committee shall dissolve automatically, whereupon its members, professionals, and agents shall be released from any further duties and responsibilities in the Chapter 11 Cases and under the Bankruptcy Code, except with respect to (a) applications for Fee Claims or reimbursement of expenses incurred as a member of the Creditors’ Committee, and (b) any motions or other actions seeking enforcement or implementation of the provisions of the Plan or the Confirmation Order or pending appeals of orders entered in the Chapter 11 Cases.

18.23.     Injunctions.

On the Effective Date and except as otherwise provided herein, all Persons who have been, are, or may be holders of Claims against or Equity Interests in the Debtors shall be permanently enjoined from taking any of the following actions against or affecting the New WCI Group or its Affiliates, the Debtors or their Affiliates, the Estates, the Assets, or the Disbursing Agent, or any of their current or former respective members, directors, managers, officers, employees, agents, and professionals, successors and assigns or their respective assets and property with respect to such Claims or Equity Interests (other than actions brought to enforce any rights or obligations under the Plan):

(a)           commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind (including, without limitation, all suits, actions, and proceedings that are pending as of the Effective Date, which must be withdrawn or dismissed with prejudice);

(b)           enforcing, levying, attaching, collecting or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree or order;

(c)           creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance; and

(d)           asserting any setoff, right of subrogation or recoupment of any kind; provided, that any defenses, offsets or counterclaims which the Debtors may have or assert in respect of the above referenced Claims are fully preserved in accordance with Section 18.19.

Further, on the Effective Date, pursuant to section 105(a) of the Bankruptcy Code, all Persons shall be permanently and forever stayed, restrained and enjoined from taking any of the following actions against or affecting the New WCI Group or its Affiliates, the Debtors or their Affiliates, the Estates, the Assets, the Creditor Trust, the Creditor Trustee or the Disbursing Agent, or any of their current or former respective members, directors, managers, officers, employees, agents, and professionals, successors and assigns or their respective assets and property for the purpose of, directly or indirectly, collecting, recovering or receiving payment of, on or with respect to any Chinese Drywall Claims, regardless of when such Claims are deemed to arise, all of which will be channeled to the Chinese Drywall Trust, including, but not limited to:

(a)           commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind (including a judicial, arbitral, administrative or other proceeding);

(b)           enforcing, levying, attaching, collecting or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree or order;

(c)           creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance;

(d)           asserting any setoff, right of subrogation, reimbursement, contribution or recoupment of any kind; and

(e)           proceeding in any manner in any place with regard to any matter that is subject to resolution pursuant to the Chinese Drywall Trust, except in conformity and compliance therewith.

Notwithstanding anything to the contrary, nothing herein shall enjoin, alter, diminish, or impair the rights of the Chinese Drywall Trust with regard to any insurance company and/or with respect to any Insurance Coverage Action, Insurance Recoveries or Chinese Drywall Action, with the Chinese Drywall Trust being, and deemed to be, for all purposes of insurance and indemnity, the successor to the Debtors in respect of all Chinese Drywall Claims and other recoveries from any insurance company, including Insurance Recoveries.

18.24.     Binding Effect.

The Plan shall be binding upon the New WCI Group, the Debtors, the holders of all Claims and Equity Interests, parties in interest, Persons and their respective successors and assigns.  To the extent any provision of the Disclosure Statement or any other solicitation document may be inconsistent with the terms of the Plan, the terms of the Plan shall be binding and conclusive.

18.25.     Severability.

IN THE EVENT THE BANKRUPTCY COURT DETERMINES THAT ANY PROVISION OF THE PLAN IS UNENFORCEABLE EITHER ON ITS FACE OR AS APPLIED TO ANY CLAIM OR EQUITY INTEREST OR TRANSACTION, THE

DEBTORS MAY MODIFY THE PLAN IN ACCORDANCE WITH SECTION 18.16 SO THAT SUCH PROVISION SHALL NOT BE APPLICABLE TO THE HOLDER OF ANY SUCH CLAIM OR EQUITY INTEREST OR TRANSACTION.  SUCH A DETERMINATION OF UNENFORCEABILITY SHALL NOT (A) LIMIT OR AFFECT THE ENFORCEABILITY AND OPERATIVE EFFECT OF ANY OTHER PROVISION OF THE PLAN OR (B) REQUIRE THE RESOLICITATION OF ANY ACCEPTANCE OR REJECTION OF THE PLAN.

18.26.     No Admissions.

AS TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS AND OTHER CAUSES OF ACTION OR THREATENED CAUSES OF ACTION, THIS PLAN SHALL NOT CONSTITUTE OR BE CONSTRUED AS AN ADMISSION OF ANY FACT OR LIABILITY, STIPULATION, OR WAIVER, BUT RATHER AS A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS.  THIS PLAN SHALL NOT BE ADMISSIBLE IN ANY NON-BANKRUPTCY PROCEEDING NOR SHALL IT BE CONSTRUED TO BE CONCLUSIVE ADVICE ON THE TAX, SECURITIES, AND OTHER LEGAL EFFECTS OF THE PLAN AS TO HOLDERS OF CLAIMS AGAINST, AND EQUITY INTERESTS IN, WCI OR ANY OF ITS SUBSIDIARIES AND AFFILIATES, AS DEBTORS AND DEBTORS IN POSSESSION IN THESE CHAPTER 11 CASES.

Dated: July 16, 2009
Respectfully submitted,

WCI COMMUNITIES, INC.

	By:	/s/ Jonathan M. Pertchik
	Name:	Jonathan M. Pertchik
	Title:	Chief Restructuring Officer

Bay Colony-Gateway, Inc.

	By:	/s/ Jonathan M. Pertchik
	Name:	Jonathan M. Pertchik
	Title:	Vice President

Bay Colony of Naples, Inc.

	By:	/s/ Jonathan M. Pertchik
	Name:	Jonathan M. Pertchik
	Title:	Vice President

Bay Colony Realty Associates, Inc.

	By:	/s/ Jonathan M. Pertchik
	Name:	Jonathan M. Pertchik
	Title:	Vice President

Carpentry Management Associates, LLC

	By:	/s/ Jonathan M. Pertchik
	Name:	Jonathan M. Pertchik
	Title:	Vice President

The Colony At Pelican Landing Golf Club, Inc.

	By:	/s/ Jonathan M. Pertchik
	Name:	Jonathan M. Pertchik
	Title:	Vice President

Communities Amenities, Inc.

	By:	/s/ Jonathan M. Pertchik
	Name:	Jonathan M. Pertchik
	Title:	Vice President

Communities Finance Company, LLC

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

Communities Home Builders, Inc.

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

Community Specialized Services, Inc.

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

Coral Ridge Communities, Inc.

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

Coral Ridge Properties, Inc.

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

Coral Ridge Realty, Inc.

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

Coral Ridge Realty Sales, Inc.

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

Dix Hills Home & Land Company, LLC

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

East Fishkill Development LLC

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

Fair Oaks Parkway, LLC

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

First Fidelity Title, Inc.

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

Florida Design Communities, Inc.

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

Florida Lifestyle Management Company

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

Florida National Properties, Inc.

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

Gateway Communications Services, Inc.

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

Gateway Communities, Inc.

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

Gateway Realty Sales, Inc.

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

GC Assets Of Nassau, Inc.

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

Heron Bay, Inc.

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

Heron Bay Golf Course Properties, Inc.

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

Hopewell Crossing Home & Land Company, LLC

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

Hunting Ridge II, LLC

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

Hunting Ridge III, LLC

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

JYC Holdings, Inc.

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

Lake Grove Home & Land Company LLC

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

Mansion Ridge Home & Land Company, LLC

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

(The) Mansion Ridge Sewer Co., Inc.

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

Marbella At Pelican Bay, Inc.

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

MHI-Rugby Road, L.L.C.

By:	/s/ David L. Fry
Name:	David L. Fry
Title:	President

New Home & Land Company LLC

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

Pelican Bay Properties, Inc.

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

Pelican Landing Communities, Inc.

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

Pelican Landing Properties, Inc.

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

Pelican Marsh Properties, Inc.

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

Poplar Tree, LLC

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

Renaissance At Beacon Hill, LLC

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

Renaissance At Beacon Hill II, LLC

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

Renaissance At Bellview Road, LLC

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

Renaissance At Bridges Of Oakton II, LLC

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

Renaissance At Cardinal Forest, LLC

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

Renaissance At Evergreen Mills Road, LLC

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

Renaissance At Foxhall, LLC

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

Renaissance At Georgetown Pike, LLC

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

Renaissance At Hunting Hills, LLC

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

Renaissance At Kings Crossing, LLC

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

Renaissance At Lake Manassas, LLC

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

Renaissance At Oak Creek Club, LLC

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

Renaissance At Oakton Glen, LLC

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

Renaissance At Occoquan Walk, LLC

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

Renaissance At River Creek, Inc.

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

Renaissance At River Creek II, LLC

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

Renaissance At River Creek Towns, LLC

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

Renaissance At River Creek Villas, Inc.

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

Renaissance At Roseland, Inc.

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

Renaissance At Rugby Road, LLC

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

Renaissance At Rugby Road II, LLC

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

Renaissance At South River, Inc.

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

Renaissance At The Bridges Of Oakton, LLC

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

Renaissance At The Oaks, LLC

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

Renaissance At Timberlake, LLC

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

Renaissance At Timberlake II, LLC

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

Renaissance Centro Arlington, LLC

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

Renaissance Centro Columbia, LLC

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

Renaissance Custom Communities, LLC

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

Renaissance Holdings Corp.

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

Renaissance Housing Corp.

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

Renaissance Land, LLC

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

Resort At Singer Island Properties, Inc.

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

Reston Building Company, LLC

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

RMH, LLC

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

Sarasota Tower, Inc.

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

Southbury Home & Land Company LLC

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

Spectrum Construction Corp.

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

Spectrum Customer Care, Inc.

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

Spectrum Design Studio, Inc.

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

Spectrum FS Corp.

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

Spectrum Glen Cove Corp.

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

Spectrum Holmdel Corp.

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

Spectrum Kensington LLC

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

Spectrum Lake Grove, LLC

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

Spectrum Landing Corp.

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

Spectrum Long Beach, LLC

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

Spectrum North Bergen LLC

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

Spectrum PDC Corp.

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

Spectrum Valimar Corp.

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

Spectrum-Irvington Corp.

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

Spectrum-Riverwoods Corp.

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

Sun City Center Golf Properties, Inc.

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

Sun City Center Realty, Inc.

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

Tarpon Cove Realty, Inc.

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

Tarpon Cove Yacht & Racquet Club, Inc.

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

(The) Valimar Home & Land Company, LLC

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

Watermark Realty Referral, Inc.

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

WCI Amenities, Inc.

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

WCI Architecture & Land Planning, Inc.

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

WCI Business Development, Inc.

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

WCI Capital Corporation

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	President

WCI Communities Property Management, Inc.

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

WCI Custom Homes, LLC

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

WCI Golf Group, Inc.

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

WCI Homebuilding, Inc.

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

WCI Homebuilding Northeast, U.S., Inc.

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

WCI Homes, Inc.

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

WCI Homes Northeast, Inc.

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

WCI Hunter Mill, LLC

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

WCI Ireland Inn Corp.

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

WCI Marketing, Inc.

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

WCI Mid-Atlantic U.S. Region, Inc.

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

WCI Northeast Real Estate Development, LLC

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

WCI Northeast U.S. Region, LLC

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

WCI Pompano Beach, Inc.

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

WCI Realty, Inc.

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

WCI Realty Connecticut, Inc.

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

WCI Realty Maryland, Inc.

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

WCI Realty New Jersey, Inc.

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

WCI Realty New York, Inc.

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

WCI Title, Inc.

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

WCI Towers, Inc.

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

WCI Towers Mid-Atlantic USA, Inc.

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

WCI Towers Northeast USA, Inc.

By:	/s/ Jonathan M. Pertchik
Name:	Jonathan M. Pertchik
Title:	Vice President

EXHIBIT “A”

GLOSSARY OF DEFINED TERMS

1.                                      “2012 Notes” means those certain 9-1/8% senior subordinated notes due May 1, 2012, in the aggregate principal amount of $200,000,000, issued by WCI pursuant to the indenture dated April 24, 2002, between WCI, its subsidiary guarantors listed therein, and The Bank of New York, as initial indenture trustee.

2.                                      “2013 Notes” means those certain 7-7/8% senior subordinated notes due October 1, 2013, in the aggregate principal amount of $125,000,000, issued by WCI pursuant to the indenture dated September 29, 2003, between WCI, its subsidiary guarantors listed therein, and The Bank of New York, as initial indenture trustee.

3.                                      “2015 Notes” means those certain 6-5/8% senior subordinated notes due March 15, 2015, in the aggregate principal amount of $200,000,000, issued by WCI pursuant to the indenture dated March 10, 2005, between WCI, its subsidiary guarantors listed therein, and The Bank of New York Trust Company, N.A., as initial indenture trustee.

4.                                      “7.25% Notes” means those certain 7.25% junior subordinated notes in a private placement payable quarterly through October 30, 2015, and thereafter at a variable rate maturing October 30, 2035, in the aggregate principal amount of $100,000,000, issued by WCI pursuant to the indenture dated September 28, 2005, between WCI and JPMorgan Chase Bank, National Association, as initial indenture trustee.

5.                                      “7.54% Notes” means those certain 7.54% junior subordinated notes payable quarterly through April 30, 2016, and thereafter at a variable rate maturing April 30, 2036, in the aggregate principal amount of $65,000,000, issued by WCI pursuant to the indenture dated February 3, 2006, between WCI and JPMorgan Chase Bank, National Association, as initial indenture trustee.

6.                                      “Administrative Claim” means a Claim incurred by a Debtor (or its Estate) on or after the Petition Date and before the Effective Date for a cost or expense of administration in the Chapter 11 Cases entitled to priority under sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation, Fee Claims and DIP Claims.

7.                                      “ADR Procedure” means the Alternative Dispute Resolution Procedure approved by order of the Bankruptcy Court entered on February 24, 2009, as modified by the Plan and attached to the Plan as Exhibit “H.”

8.                                      “Affiliate” means, with respect to any Person, all Persons that would fall within the definition assigned to such term in section 101(2) of the Bankruptcy Code, if such Person was a debtor in a case under the Bankruptcy Code.

9.                                      “Allowed,” when used

(a)                                 with respect to any Claim, except for a Claim that is an Administrative Claim or a

Letter of Credit Claim, means such Claim to the extent it is not a Contested Claim or a Disallowed Claim;

(b)                                 with respect to an Administrative Claim, means such Administrative Claim to the extent it has become fixed in amount and priority pursuant to the procedures set forth in Section 6.2(c) of this Plan;

(c)                                  with respect to a Letter of Credit Claim, means such Letter of Credit Claim to the extent the Debtors’ reimbursement obligation to the holder of the Letter of Credit Claim has become noncontingent and fixed as a result of a draw on the underlying letter of credit by the counterparty thereto; and

(d)                                 with respect to Equity Interests in any Debtor, means (i) the Equity Interests in any Debtor (except WCI) as reflected in the stock transfer ledger or similar register of such Debtor as of the Effective Date; and (ii) with respect to WCI, the issued and outstanding shares of common stock in WCI as reflected in the stock transfer ledger as of the Effective Date.

10.                               “Allowed Prepetition Lender Claim” means the Allowed Claim of the Prepetition Lenders arising under the Prepetition Credit Facilities in the amount of $735,620,669.77, subject to increase based on letter of credit draws occurring prior to the Effective Date, if any.

11.                               “Assets” means, with respect to any Debtor, all of such Debtor’s right, title and interest of any nature in property of any kind, wherever located, as specified in section 541 of the Bankruptcy Code.  For the avoidance of doubt, with respect to any Debtor, all of such Debtor’s rights and benefits under any license, permit, development order, zoning approval or other governmental or quasi-governmental undertaking or action shall constitute an interest in property.

12.                               “Avoidance Actions” means all Causes of Action of the Estates that arise under section 544, 545, 547, 548, 550, 551 and/or 553 of the Bankruptcy Code, except any Causes of Action (a) against the Prepetition Lenders or the Prepetition Agents on account of the Prepetition Credit Facilities and (b) that the Debtors, in consultation with the Prepetition Lenders, have identified on a list of excluded Avoidance Actions filed with the Bankruptcy Court as a Plan Document.

13.                               “Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as codified at title 11 of the United States Code, as amended from time to time and applicable to the Chapter 11 Cases.

14.                               “Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware, or such other court having jurisdiction over the Chapter 11 Cases.

15.                               “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure, as prescribed by the United States Supreme Court pursuant to section 2075 of title 28 of the United States Code and as applicable to the Chapter 11 Cases.

16.                               “Bar Date Notice” means the Notice of Establishment of Bar Date for Filing Proofs of Claim Against the Estates, as approved by the Bar Date Order.

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17.                               “Bar Date Order” means the Order Pursuant to Bankruptcy Rule 3003(c) (i) Establishing a Bar Date for Filing Certain Proofs of Claim; (ii) Establishing Ramifications for Failure to Comply Therewith; (iii) Approving Proof of Claim Form and Notice of Bar Date; and (iv) Approving Notice and Publication Procedures, entered by the Bankruptcy Court on or about January 10, 2007.

18.                               “Business Day” means any day other than a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close for business in New York, New York.

19.                               “Cash” means legal tender of the United States of America or readily marketable direct obligations of, or obligations guaranteed by, the United States of America.

20.                               “Causes of Action” means all claims, rights, actions, causes of action, liabilities, obligations, suits, debts, remedies, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages or judgments, whether known or unknown, liquidated or unliquidated, fixed or contingent, matured or unmatured, foreseen or unforeseen, asserted or unasserted, arising in law, equity or otherwise.

21.                               “Chapter 11 Cases” means the cases commenced under chapter 11 of the Bankruptcy Code pending before the Bankruptcy Court with respect to each of the Debtors styled as In re WCI Communities, Inc., et al., Chapter 11 Case No. 08-11643 (KJC), Jointly Administered.

22.                               “Chinese Drywall Actions” means the Causes of Action that the Debtors may have against any subcontractor or other Person who installed Chinese drywall in a home built or sold by a Debtor, directly or indirectly, any insurer of any such subcontractor or other Person, any retailer, wholesaler, distributor, manufacturer or provider of Chinese drywall that was installed in a home built or sold by a Debtor, directly or indirectly, and/or any insurer of any such retailer, wholesaler, distributor, manufacturer or provider.

23.                               “Chinese Drywall Claim” means a Claim asserted against a Debtor by an owner or occupant of, or other Person otherwise exposed to a home built by a Debtor for damages related to Chinese drywall.

24.                               “Chinese Drywall Trust” means the trust established pursuant to Article XI.

25.                               “Chinese Drywall Trust Advisory Board” means the advisory board to be established pursuant to the Chinese Drywall Trust Declaration and with which the Chinese Drywall Trustee shall consult regarding matters that will have a material impact on the value of the Chinese Drywall Trust, which matters shall be set forth in detail in the Chinese Drywall Trust Declaration.

26.                               “Chinese Drywall Trust Declaration” means the declaration of trust to be entered into by the Debtors and the Chinese Drywall Trustee.  The Chinese Drywall Trust Declaration shall be in substantially the form filed with the Bankruptcy Court as a Plan Document.

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27.                               “Chinese Drywall Trustee” means the Person selected to serve as the initial trustee of the Chinese Drywall Trust.

28.                               “Chinese Drywall Trust Interests” means the beneficial interests in the Chinese Drywall Trust to be issued to the holders of Allowed Chinese Drywall Claims under the Plan, which will not be certificated, will not be tradeable (except as provided in the Chinese Drywall Trust Declaration) and will be evidenced in the records of the Chinese Drywall Trust.

29.                               “Claim” means (a) any right to payment, whether or not such right is known or unknown, reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured; or (b) any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment, whether or not such right to an equitable remedy is known or unknown, reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.   For avoidance of doubt, “Claim” includes, without limitation, a right to payment, or equitable relief that gives rise to a right to payment, that has or has not accrued under non-bankruptcy law that is created by one or more acts or omissions of the Debtors if: (a) the act(s) or omission(s) occurred before or at the time of the Effective Date; (b) the act(s) or omission(s) may be sufficient to establish liability when injuries/damages are manifested; and (c) at the time of the Effective Date, the Debtors have received one or more demands for payment for injuries or damages arising from such acts or omissions.

30.                               “Claim Objection Deadline” means the deadline for filing objections to Claims as set forth in Section 13.2 of the Plan.

31.                               “Claims Agent” means the Person designated by order of the Bankruptcy Court to process proofs of claim.

32.                               “Confirmation Date” means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket of the Bankruptcy Court.

33.                               “Confirmation Hearing” means the hearing held by the Bankruptcy Court, as it may be continued from time to time, to consider confirmation of the Plan.

34.                               “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan.

35.                               “Contested” (a) when used with respect to a Claim, means such Claim (i) to the extent it is listed in the Schedules as disputed, contingent, or unliquidated, in whole or in part, and as to which no proof of claim has been filed; (ii) if it is listed in the Schedules as undisputed, liquidated, and not contingent and as to which a proof of claim has been filed with the Bankruptcy Court, to the extent (A) the proof of claim amount exceeds the amount indicated in the Schedules, or (B) the proof of claim priority differs from the priority set forth in the Schedules, in each case as to which an objection was filed on or before the Claim Objection Deadline, unless and to the extent allowed in amount and/or priority by a Final Order of the Bankruptcy Court, the Plan, or pursuant to the ADR Procedure; (iii) if it is not listed in the Schedules or was listed in the Schedules as disputed, contingent or unliquidated, in whole or in part, but as to which a proof of claim has been filed with the Bankruptcy Court, in each case as to

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which an objection was filed on or before the Claim Objection Deadline, unless and to the extent allowed in amount and/or priority by a Final Order of the Bankruptcy Court, the Plan, or pursuant to the ADR Procedure; or (iv) as to which an objection has been filed on or before the Effective Date; provided, that a Claim that is fixed in amount and priority pursuant to the Plan, the ADR Procedure or by Final Order on or before the Effective Date shall not be a Contested Claim; and (b) when used with respect to an Equity Interest, means such Equity Interest to the extent it is not reflected on the applicable Debtor’s stock transfer register as of the Effective Date.

36.                               “Convenience Claim” means any Unsecured Claim other than a Prepetition Note Claim or a Chinese Drywall Claim (a) in an amount equal to or less than $135,000 or (b) with respect to which the Person holding such Unsecured Claim has made the Convenience Class Election.

37.                               “Convenience Class Election” means the election by a Person holding an Unsecured Claim other than a Prepetition Note Claim or a Chinese Drywall Claim to reduce its Allowed Claims, in their entirety, to $135,000, and to thereby receive treatment in Class 6 — Convenience Claims in full satisfaction of all of its Allowed Claims.  The Convenience Class Election may be made by submitting a properly completed ballot to the Solicitation Agent on or before the Voting Deadline.

38.                               “Convertible Notes” means those certain 4.0% contingent convertible senior subordinated notes due 2023, in the aggregate principal amount of $125,000,000, issued by WCI pursuant to the indenture dated August 5, 2003, between WCI, its subsidiary guarantors listed therein, and The Bank of New York, as initial indenture trustee.

39.                               “Creditor Common Shares” means the shares of New WCI Common Stock to be issued to the Creditor Trust or Chinese Drywall Trust, as applicable, pursuant to the terms of the New WCI Preferred Stock.

40.                               “Creditors’ Committee” means the Official Committee of Unsecured Creditors appointed in the Chapter 11 Cases.

41.                               “Creditor Trust” means the trust to be created pursuant to Article X.

42.                               “Creditor Trust Advisory Board” means the advisory board to be established pursuant to the Creditor Trust Declaration and with which the Creditors Trustee shall consult regarding matters that will have a material impact on the value of the Creditor Trust, which matters shall be set forth in detail in the Creditor Trust Declaration.

43.                               “Creditor Trust Declaration” means the declaration of trust to be entered into by the Debtors, the Creditor Trustee, and the members of the Creditors Trust Advisory Board.  The Creditor Trust Declaration shall be in substantially the form filed with the Bankruptcy Court as a Plan Document.

44.                               “Creditor Trustee” means the Person selected to serve as the initial trustee under the Creditor Trust.

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45.                               “Creditor Trust Interests” means the beneficial interests in the Creditor Trust to be issued to the holders of Allowed Unsecured Claims under the Plan, which will not be certificated, will not be tradeable (except as provided in the Creditor Trust Declaration) and will be evidenced in the records of the Creditor Trust.

46.                               “Debtor” means any of WCI and its direct and indirect subsidiaries that are debtors in the Chapter 11 Cases, including those parties listed on Exhibit “B” to the Plan.

47.                               “Debtor in Possession” means any Debtor, in its capacity as a debtor in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

48.                               “Delaware Trustee” means the Person or Persons appointed under the Chinese Drywall Trust Declaration to fulfill the requirement of section 3807 of the Delaware Statutory Trust Act, 12 Del. Code Ann. § 3807.

49.                               “DIP Claim” means a Claim of the DIP Lenders arising under the DIP Credit Agreement and the DIP Order.

50.                               “DIP Credit Agreement” means that certain Debtor-In-Possession Credit Agreement, dated September 24, 2008, as approved by the DIP Order, among WCI as borrower and certain Debtor and non-Debtor subsidiaries of WCI as guarantors, Wachovia Bank, N.A., as administrative agent and letter of credit issuer, Bank of America, N.A., as collateral agent, the other lenders from time to time party thereto, and Wachovia Capital Markets, LLC and Banc of America Securities LLC, as joint lead arrangers and joint book managers, together with all documents, instruments and agreements executed or entered into in connection therewith, and any amendments thereto.

51.                               “DIP Lenders” means the lenders under the DIP Credit Agreement.

52.                               “DIP Order” means the order of the Bankruptcy Court approving the DIP Credit Agreement, authorizing the Debtors that are parties thereto to enter into the DIP Credit Agreement, granting certain rights, protections and liens to and for the benefit of the DIP Lenders as set forth therein, and authorizing the Debtors to make borrowings under the DIP Credit Agreement.

53.                               “Disallowed” when used with respect to a Claim, means a Claim, or such portion of a Claim, that has been disallowed by a Final Order.

54.                               “Disbursing Agent” means New WCI or any agent selected by New WCI or the Creditor Trust, as applicable, acting on behalf of the Debtors in (a) making the Plan Distributions contemplated under the Plan, the Confirmation Order, or any other relevant Final Order, and (b) performing any other act or task that is or may be delegated to the Disbursing Agent under the Plan.

55.                               “Disclosure Statement” means the disclosure statement filed with respect to the Plan, as it may be amended, supplemented, or otherwise modified from time to time, and the exhibits and schedules thereto.

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56.                               “Disclosure Statement Order” means the order entered by the Bankruptcy Court (a) approving the Disclosure Statement as containing adequate information required under section 1125 of the Bankruptcy Code, and (b) authorizing the use of the Disclosure Statement for soliciting votes on the Plan.

57.                               “Effective Date” means a date selected by the Debtors which shall be a Business Day that is no later than three (3) days after all of the conditions specified in Section 14.2 have been satisfied or waived (to the extent waivable).

58.                               “Equity Interest” means any outstanding ownership interest in any of the Debtors, including, without limitation, interests evidenced by common or preferred stock, membership interests, options, stock appreciation rights, restricted stock, restricted stock units, or their equivalents, or other rights to purchase or otherwise receive any ownership interest in any of the Debtors and any right to payment or compensation based upon any such interest, whether or not such interest is owned by the holder of such right to payment or compensation.

59.                               “Estate” means the estate of any Debtor created by section 541 of the Bankruptcy Code upon the commencement of the Chapter 11 Cases.

60.                               “Exit Facility” means the credit facility pursuant to the Exit Facility Documents in an amount not to exceed $110 million on the terms and conditions set forth on Exhibit “G.”

61.                               “Exit Facility Agent” means the agent for the Exit Lenders under the Exit Facility.

62.                               “Exit Facility Documents” means the agreement, documents and instruments to be dated on or about the Effective Date and to be entered into between New WCI as borrower, certain of its subsidiaries as guarantors, the Exit Facility Agent and the Exit Lenders in respect of a credit facility for an amount not to exceed $110 million, and all related documents, instruments and agreements entered into or executed in connection therewith, the proceeds of which shall be available to New WCI to satisfy general working capital requirements of the New WCI Group.

63.                               “Exit Lenders” means the lenders under the Exit Facility.

64.                               “Fee Application” means an application for allowance and payment of a Fee Claim (including Claims for “substantial contribution” pursuant to section 503(b) of the Bankruptcy Code).

65.                               “Fee Auditor” means Warren H. Smith & Associates, P.C.

66.                               “Fee Claim” means a Claim of a Professional Person.

67.                               “Final Order” means (a) an order or judgment of the Bankruptcy Court or any other court or adjudicative body as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending, or (b) in the event that an appeal, writ of certiorari, reargument, or rehearing thereof has been sought, such order of the Bankruptcy Court or any other court or adjudicative body shall have been affirmed by the highest court to which such order was appealed, or certiorari has been denied, or from which reargument or

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rehearing was sought, and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired; provided, that no order shall fail to be a Final Order solely because of the possibility that a motion pursuant to section 502(j) of the Bankruptcy Code, Rule 59 or Rule 60 of the Federal Rules of Civil Procedure or Bankruptcy Rule 9024 may be filed with respect to such order.

68.                               “Indenture Trustees” means the indenture trustees and any predecessor indenture trustees for each of the Prepetition Notes.

69.                               “Indenture Trustee Fees” means the compensation, fees, expenses, disbursements and indemnity claims, including, without limitation, attorneys’ or agents’ (including paying or transfer agents) fees, expenses and disbursements, incurred by the respective Indenture Trustees, whether prior to or after the Petition Date, and whether prior to or after consummation of the Plan, and shall include any fees and expenses incurred by an Indenture Trustee in responding to an objection by the Debtors or any other party to a claim for payment of Indenture Trustee Fees.

70.                               “Insider” means a Person that would fall within the definition assigned to such term in section 101(31) of the Bankruptcy Code.

71.                               “Insurance Coverage Actions” means any rights to indemnification, reimbursement, contribution or other payment under any of the Debtors’ existing insurance policies, including the Debtors’ director and officer liability insurance policies, as of the Effective Date that may provide coverage with respect to Allowed Chinese Drywall Claims.

72.                               “Insurance Recovery” means (a) the right to pursue and receive the benefits and proceeds of any insurance policy issued to, owned by, or otherwise providing coverage to any Debtor, including any insurance policy owned by any third party on which any Debtor is named as an additional insured, with respect to Chinese Drywall Claims; (b) the right to pursue and receive recovery from or as a result of any Insurance Coverage Action; (c) the right to pursue and receive recovery from or as a result of any Claim, Cause of Action, or right of a Debtor or New WCI against any insurance company concerning insurance coverage for or relating to Chinese Drywall Claims, or enforcement of any extracontractual or statutory remedies and relief relating to any insurance providing coverage for Chinese Drywall Claims, including, without limitation, any Insurance Coverage Actions or any other litigation, arbitration, mediation, and informal negotiations, whether past, pending, or not yet initiated, including, without limitation, consequential, contractual, extracontractual, and statutory damages, or other proceeds, distributions, awards, or benefits; (d) the right to pursue and receive recovery from or as a result of any claim, cause of action, or right of a Debtor or New WCI to pursue insurance recovery related to Chinese Drywall Claims through available administrative or other means from any insurance company that is insolvent, or has been liquidated, or is otherwise subject to statutory or legal protections against litigation; and (e) the right to pursue and receive any other recovery from an insurance company, in its capacity as such, with respect to Chinese Drywall Claims.

73.                               “Insured Claim” means any Claim against a Debtor for which the Debtor is entitled to indemnification, reimbursement, contribution or other payment under a policy of insurance wherein a Debtor is an insured or beneficiary of the coverage of any of the Debtors.

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74.                               “Intercompany Claim” means a Claim held by any Debtor against any other Debtor based on any fact, action, omission, occurrence or thing that occurred or came into existence prior to the Petition Date.

75.                               “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, and any applicable rulings, regulations (including temporary and proposed regulations) promulgated thereunder, judicial decisions, and notices, announcements, and other releases of the United States Treasury Department or the IRS.

76.                               “IRS” means the United States Internal Revenue Service.

77.                               “Junior Subordinated Notes” means the 7.54% Notes and the 7.25% Notes.

78.                               “Letter of Credit Claim” means a Claim against a Debtor that is covered in whole or in part by a letter of credit issued at the request of any Debtor with respect to which an actual draw on such letter of credit has been made.

79.                               “Management Agreement” means the agreement described in Section 8.6 governing the services to be provided by New WCI ManagementCo in connection with New WCI ManagementCo’s management of the assets of New WCI AssetCo.  The Management Agreement shall be in substantially the form filed with the Bankruptcy Court as a Plan Document.

80.                               “New WCI” means the legal entity selected by the Debtors to serve as the ultimate parent of the New WCI Group.

81.                               “New WCI AssetCo” means a direct subsidiary of New WCI that shall receive the assets of WCI pursuant to Section 8.3(a).

82.                               “New WCI Common Stock” means the shares of common stock to be issued or reserved for issuance by New WCI on or after the Effective Date pursuant to the Plan.

83.                               “New WCI Constituent Documents” means the by-laws, certificates of incorporation, or limited liability company membership agreements, as applicable, for New WCI and the other members of the New WCI Group, as of the Effective Date and the New WCI Preferred Stock.  The New WCI Constituent Documents shall be in substantially the form filed with the Bankruptcy Court as Plan Documents.

84.                               “New WCI Employee Incentive Programs” means the programs that, subject to approval of the Prepetition Lenders, will be established on the Effective Date to permit employee stock ownership of a portion of New WCI Common Stock and other consideration.  The New WCI Employee Incentive Programs shall be substantially in the form filed with the Bankruptcy Court as Plan Documents.

85.                               “New WCI Employment Agreements” means employment agreements, if any, between New WCI and certain senior employees of New WCI.

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86.                               “New WCI Group” means New WCI and its direct and indirect subsidiaries, including New WCI ManagementCo and New WCI AssetCo.

87.                               “New WCI Guarantors” means all subsidiaries of New WCI, including New WCI ManagementCo and New WCI AssetCo, each of which shall guarantee the obligations of New WCI under the Exit Facility Documents and the New WCI Note Documents.

88.                               “New WCI ManagementCo” means a direct subsidiary of New WCI that shall employ the employees of the Debtors who continue to be employed in connection with the Debtors’ Assets after the Effective Date, and which shall manage the assets of New WCI AssetCo pursuant to the Management Agreement.

89.                               “New WCI Note Documents” means (a) the New WCI Senior Secured Term Note, the New WCI Senior Secured Subordinated PIK Note and any security agreements, deeds of trust, financing statements, guarantees and other collateral documents executed in connection therewith and (b) any other instruments or documents delivered or to be delivered by New WCI, the New WCI Guarantors or the Debtors in connection with the documents identified in clause (a) above.

90.                               “New WCI Preferred A Stock” means the shares of preferred stock, which shall not have a liquidation preference, to be issued to the Creditor Trust on the Effective Date pursuant to the Plan and shall have the terms set forth on Exhibit “E.”  The New WCI Preferred A Stock shall be in substantially the form filed with the Bankruptcy Court as a Plan Document.

91.                               “New WCI Preferred B Stock” means the shares of preferred stock, which shall not have a liquidation preference, to be issued to the Chinese Drywall Trust on the Effective Date pursuant to the Plan and shall have the terms set forth on Exhibit “F.”  The New WCI Preferred B Stock shall be in substantially the form filed with the Bankruptcy Court as a Plan Document.

92.                               “New WCI Preferred Stock” means, collectively, the New WCI Preferred A Stock and the New WCI Preferred B Stock.

93.                               “New WCI Senior Secured Subordinated PIK Note” means a promissory note issued by New WCI to the holders of Allowed Prepetition Lender Claims in the original principal amount of $150 million and on the terms and conditions set forth on Exhibit “D.”  The New WCI Senior Secured Subordinated PIK Note shall be in substantially the form filed with the Bankruptcy Court as a Plan Document.

94.                               “New WCI Senior Secured Term Note” means a promissory note issued by New WCI to the holders of Allowed Prepetition Lender Claims in the original principal amount of $300 million and on the terms and conditions set forth on Exhibit “C.”  The New WCI Senior Secured Term Note shall be in substantially the form filed with the Bankruptcy Court as a Plan Document.

95.                               “Notice of Confirmation” means the notice of entry of the Confirmation Order to be filed with the Bankruptcy Court and mailed by the Claims Agent to holders of Claims and Equity Interests.

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96.                               “Participating Claim” means any Claim selected by the Debtors or the Disbursing Agent for resolution through the ADR Procedure.

97.                               “Person” means an individual, corporation, partnership, limited liability company, joint venture, trust, estate, unincorporated association, unincorporated organization, governmental entity, or political subdivision thereof, or any other entity.

98.                               “Petition Date” means, with respect to any Debtor, the date on which the Chapter 11 Case of such Debtor was commenced.

99.                               “Plan” means this chapter 11 plan, either in its present form or as it may be amended, supplemented, or otherwise modified from time to time, and the exhibits and schedules hereto, as the same may be in effect at the time such reference becomes operative.

100.                        “Plan Distribution” means the payment or distribution under the Plan of Cash, Assets, securities or instruments evidencing an obligation under the Plan to the holder of an Allowed Claim or Allowed Equity Interest.

101.                        “Plan Distribution Date” means with respect to any Claim, (a) the Effective Date or a date that is as soon as reasonably practicable after the Effective Date, if such Claim is then an Allowed Claim, or (b) if not Allowed on the Effective Date, a date that is as soon as reasonably practicable after the date such Claim becomes Allowed, but is not earlier than thirty (30) days following the previous Plan Distribution Date.

102.                        “Plan Documents” means the documents that aid in effectuating the Plan as specifically identified as such herein and filed with the Bankruptcy Court as specified in Section 1.5 of the Plan including, without limitation, the Chinese Drywall Trust Declaration, Creditor Trust Declaration, list of excluded Avoidance Actions, New WCI Constituent Documents, New WCI Employee Incentive Programs, New WCI Preferred Stock, New WCI Senior Secured Subordinated PIK Note, New WCI Senior Secured Term Note, Management Agreement and Plan Trust Declaration.

103.                        “Plan Trust” means the trust to be created pursuant to Article IX.

104.                        “Plan Trustee” means the Person selected to serve as the initial trustee under the Plan Trust.

105.                        “Plan Trust Declaration” means the declaration of trust to be entered into by the Debtors and the Plan Trustee.  The Plan Trust Declaration shall be in substantially the form filed with the Bankruptcy Court as a Plan Document.

106.                        “Prepetition Agents” means the administrative agents in respect of the Prepetition Credit Facilities.

107.                        “Prepetition Credit Facilities” means the Revolving Facility, the Term Facility, and the Tower Facility.

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108.                        “Prepetition Lender Claim” means a Claim of the Prepetition Lenders arising under the Prepetition Credit Facilities.

109.                        “Prepetition Lender Recovery” means the recovery, at any given time, of the Prepetition Lenders on account of Allowed Prepetition Lender Claims determined based on distributions or payments to the Prepetition Lenders for (a) principal on the New WCI Senior Secured Term Note, (b) principal and interest on the New WCI Senior Secured Subordinated PIK Note, and (c) dividends of New WCI Common Stock.

110.                        “Prepetition Lender Release” means the release of all Claims and Causes of Action by the Debtors and their Estates, and holders of Claims and Equity Interests against the Prepetition Lenders, Prepetition Agents, and Prepetition Lender Steering Committee as set forth in Sections 8.14 and 8.15 of the Plan.

111.                        “Prepetition Lenders” means the Revolver Lenders, the Term Lenders, and the Tower Lenders.

112.                        “Prepetition Lender Steering Committee” means (a) Eaton Vance Management and Boston Management and Research, as investment advisor, on behalf of Senior Debt Portfolio, Eaton Vance Institutional Senior Loan Fund, Eaton Vance CDO VII PLC, Eaton Vance CDO X PLC, Grayson & Co and Eaton Vance Limited Duration Income Fund; (b) Senior Debt Portfolio; (c) Eaton Vance Institutional Senior Loan Fund; (d) Eaton Vance CDO VII PLC; (e) Eaton Vance CDO X PLC; (f) Grayson & Co.; (g) Eaton Vance Limited Duration Income Fund; (h) Regiment Capital, Ltd.; (i) Cavalry CLO I, Ltd.; (j) Grand Central Asset Trust, REG Series; (k) DK Acquisition Partners LP; (l) Morgan Stanley Prime Income Trust; (m) Van Kampen Dynamic Credit Opp; (n) Van Kampen Senior Income Trust; (o) Van Kampen Senior Loan Fund; (p) Trilogy Portfolio Company, LLC; (q) Trilogy Capital, LLC; (r) Bank of America, N.A., as Administrative Agent; (s) The Royal Bank of Scotland PLC; (t) DK Acquisition Partners, LP; (u) Monarch Master Funding LTD; and (v) Monarch Alternative Capital LP (and each of its affiliate entities and funds under management).

113.                        “Prepetition Note Claim” means a Claim arising under or as a consequence of owning a Prepetition Note.

114.                        “Prepetition Notes” means the Senior Subordinated Notes, the Junior Subordinated Notes, and the Convertible Notes.

115.                        “Priority Claim” means any Claim to the extent such Claim is entitled to priority in right of payment under section 507(a) of the Bankruptcy Code, other than Secured Claims, Administrative Claims, and Tax Claims.

116.                        “Professional Person” means a Person retained or to be compensated for services rendered or costs incurred on or after the Petition Date and on or prior to the Effective Date pursuant to sections 327, 328, 329, 330, 331, 503(b), or 1103 of the Bankruptcy Code in these Chapter 11 Cases.

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117.                        “Pro Rata Share” means the proportion that an Allowed Claim bears to the aggregate amount of all Claims in a particular class, including Contested Claims, but excluding Disallowed Claims, (a) as calculated by the Disbursing Agent; or (b) as determined or estimated by the Bankruptcy Court.

118.                        “Revolver Lenders” means the lenders under the Revolving Facility.

119.                        “Revolving Facility” means the Senior Unsecured Revolving Credit Agreement, dated as of June 13, 2006, among WCI, as borrower, Bank of America, N.A., as administrative agent, swingline lender, and letter of credit issuer, the other lenders from time to time party thereto, Wachovia Bank, N.A., as syndication agent, Fifth Third Bank, KeyBank, and The Royal Bank of Scotland PLC, as co-documentation agents, and Banc of America Securities LLC, Wachovia Capital Markets, LLC, and RBS Securities Corporation, as joint lead arrangers and joint book managers, together with all documents, instruments and agreements executed or entered into in connection therewith, and any amendments thereto.

120.                        “Schedules” means, unless otherwise stated, the schedules of assets and liabilities and list of Equity Interests and the statements of financial affairs filed by each of the Debtors with the Bankruptcy Court, as required by section 521 of the Bankruptcy Code and in conformity with the Official Bankruptcy Forms of the Bankruptcy Rules, as such schedules and statements have been or may be amended or supplemented by the Debtors in Possession from time to time in accordance with Bankruptcy Rule 1009.

121.                        “Secured Claim” means (a) a Claim (other than the DIP Claims) secured by a lien on any Assets, which lien is valid, perfected, and enforceable under applicable law and is not subject to avoidance under the Bankruptcy Code or applicable non-bankruptcy law, and which is duly established in the Chapter 11 Cases, but only to the extent of the value of the holder’s interest in the collateral that secures payment of the Claim; (b) a Claim against the Debtors that is subject to a valid right of recoupment or setoff under section 553 of the Bankruptcy Code, but only to the extent of the Allowed amount subject to recoupment or setoff as provided in section 506(a) of the Bankruptcy Code; and (c) a Claim deemed or treated under the Plan as a Secured Claim; provided, that, to the extent that the value of such interest is less than the amount of the Claim which has the benefit of such security, the unsecured portion of such Claim shall be treated as an Unsecured Claim unless, in any such case the class of which such Claim is a part makes a valid and timely election in accordance with section 1111(b) of the Bankruptcy Code to have such Claim treated as a Secured Claim to the extent Allowed.

122.                        “Securities Act” means the Securities Act of 1933, 15 U.S.C. §§ 77a, et seq.

123.                        “Senior Subordinated Notes” means the 2012 Notes, the 2013 Notes, and the 2015 Notes.

124.                        “Solicitation Agent” means the Person designated by order of the Bankruptcy Court to act as the Debtors’ agent in soliciting the Plan and tabulating votes in connection with the Plan.

125.                        “Tax Claim” means a Claim against any of the Debtors that is of a kind specified in section 507(a)(8) of the Bankruptcy Code.

13

126.                        “Term Facility” means the Senior Term Loan Agreement, dated as of December 23, 2005 (as amended, supplemented, modified or otherwise in effect from time to time through the Petition Date), among Borrower, KeyBank National Association, as administrative agent and lender, the other lenders from time to time party thereto, KeyBanc Capital Markets, as co-lead arranger and sole book manager, WCM, as co-lead arranger, and Wachovia, as syndication agent, and shall include all security agreements, mortgages and all other loan documents related thereto.

127.                        “Term Lenders” means the lenders under the Term Facility.

128.                        “Tower Facility” means the Third Consolidated, Amended and Restated Revolving Credit Construction Loan Agreement, dated as of September 22, 2005 (as amended, supplemented, modified or otherwise in effect from time to time through the Petition Date), among Borrower, Bay Colony — Gateway, Inc., Resort at Singer Island Properties, Inc., and WCI Towers Northeast U.S.A., Inc. as guarantors and the other guarantors from time to time party thereto, Wachovia, as administrative agent and a lender, the other lenders from time to time party thereto, WCM, as co-lead arranger, Wachovia Securities, LLC, as syndication agent, and Bank of America Capital Markets, LLC as co-lead arranger, and shall include all security agreements, mortgages and all other loan documents related thereto.

129.                        “Tower Lenders” means the lenders under the Tower Facility.

130.                        “Unsecured Claim” means any Claim against a Debtor other than an Administrative Claim, a DIP Claim, a Priority Claim, a Tax Claim, a Fee Claim, a Secured Claim or a Prepetition Lender Claim.

131.                        “Voting Deadline” means the deadline established by an order of the Bankruptcy Court for voting to accept or reject the Plan.

14

EXHIBIT “B”

LIST OF DEBTORS

List of the Debtors and Tax Identification Numbers

Case No.	Debtor	Tax ID Number
08-11649	Bay Colony of Naples, Inc.	65-0323732
08-11657	Bay Colony Realty Associates, Inc.	65-0227049
08-11646	Bay Colony-Gateway, Inc.	36-4025714
08-11663	Carpentry Management Associates, LLC	13-4137266
08-11682	Communities Amenities, Inc.	59-3431364
08-11691	Communities Finance Company, LLC	65-1062263
08-11644	Communities Home Builders, Inc.	59-3431554
08-11652	Community Specialized Services, Inc.	59-3740762
08-11661	Coral Ridge Communities, Inc.	65-0615045
08-11675	Coral Ridge Properties, Inc.	25-1184789
08-11699	Coral Ridge Realty Sales, Inc.	59-2103316
08-11685	Coral Ridge Realty, Inc.	59-0980280
08-11715	Dix Hills Home & Land Company, LLC	36-4443866
08-11647	East Fishkill Development LLC	81-0616726
08-11650	Fair Oaks Parkway, LLC	54-2097587
08-11655	First Fidelity Title, Inc.	59-3321774
08-11658	Florida Design Communities, Inc.	65-0585945
08-11666	Florida Lifestyle Management Company	59-1505694
08-11671	Florida National Properties, Inc.	65-0615052
08-11681	Gateway Communications Services, Inc.	65-0133017
08-11653	Gateway Communities, Inc.	59-2167649
08-11667	Gateway Realty Sales, Inc.	59-2741697
08-11678	GC Assets of Nassau, Inc.	11-3467830
08-11721	Heron Bay Golf Course Properties, Inc.	65-0583106
08-11710	Heron Bay, Inc.	65-0540040
08-11731	Hopewell Crossing Home & Land Company, LLC	20-1733128
08-11746	Hunting Ridge II, LLC	54-1920791
08-11648	Hunting Ridge III, LLC	54-2054916
08-11659	JYC Holdings, Inc.	59-3555684
08-11673	Lake Grove Home & Land Company LLC	61-1436178
08-11684	Mansion Ridge Home & Land Company, LLC	13-4148640
08-11709	Marbella at Pelican Bay, Inc.	65-0738244
08-11722	MHI-Rugby Road, L.L.C.	54-2021268
08-11645	New Home & Land Company LLC	13-2644753
08-11656	Pelican Bay Properties, Inc.	59-1906557
08-11668	Pelican Landing Communities, Inc.	25-1629089
08-11683	Pelican Landing Properties, Inc.	25-1629086
08-11693	Pelican Marsh Properties, Inc.	65-0348731
08-11702	Poplar Tree, LLC	58-2682577
08-11654	Renaissance at Beacon Hill II, LLC	54-2054918
08-11719	Renaissance at Beacon Hill, LLC	54-2029972
08-11660	Renaissance at Bellview Road, LLC	57-1167323
08-11669	Renaissance at Bridges of Oakton II, LLC	54-1945063
08-11680	Renaissance at Cardinal Forest, LLC	47-0887283
08-11687	Renaissance at Evergreen Mills Road, LLC	55-0834295
08-11694	Renaissance at Foxhall, LLC	54-2054920
08-11705	Renaissance at Georgetown Pike, LLC	65-1183159
08-11674	Renaissance at Hunting Hills, LLC	03-0407150
08-11688	Renaissance at Kings Crossing, LLC	55-0838332
08-11701	Renaissance at Lake Manassas, LLC	54-2029974
08-11711	Renaissance at Oak Creek Club, LLC	20-1353723

Case No.	Debtor	Tax ID Number
08-11736	Renaissance at Oakton Glen, LLC	75-3023701
08-11742	Renaissance at Occoquan Walk, LLC	20-2008542
08-11756	Renaissance at River Creek II, LLC	54-2054907
08-11763	Renaissance at River Creek Towns, LLC	47-0887264
08-11767	Renaissance at River Creek Villas, Inc.	54-1907551
08-11751	Renaissance at River Creek, Inc.	54-1860691
08-11670	Renaissance at Roseland, Inc.	54-1889295
08-11697	Renaissance at Rugby Road II, LLC	04-3720562
08-11689	Renaissance at Rugby Road, LLC	58-2675938
08-11708	Renaissance at South River, Inc.	54-1918235
08-11718	Renaissance at the Bridges of Oakton, LLC	54-2054903
08-11728	Renaissance at The Oaks, LLC	20-1353753
08-11760	Renaissance at Timberlake II, LLC	54-2029976
08-11759	Renaissance at Timberlake, LLC	47-0877756
08-11766	Renaissance Centro Arlington, LLC	20-1603648
08-11770	Renaissance Centro Columbia, LLC	20-1866553
08-11664	Renaissance Custom Communities, LLC	55-0838335
08-11676	Renaissance Holdings Corp.	54-2015382
08-11692	Renaissance Housing Corp.	52-1379241
08-11704	Renaissance Land, LLC	14-1873740
08-11712	Resort at Singer Island Properties, Inc.	59-3658689
08-11723	Reston Building Company, LLC	54-2015929
08-11732	RMH, LLC	72-1522373
08-11741	Sarasota Tower, Inc.	65-1012613
08-11749	Southbury Home & Land Company LLC	36-4443868
08-11754	Spectrum Construction Corp.	13-3747827
08-11662	Spectrum Customer Care, Inc.	11-3466629
08-11679	Spectrum Design Studio, Inc.	13-4018395
08-11690	Spectrum FS Corp.	13-4175164
08-11695	Spectrum Glen Cove Corp.	13-4057564
08-11707	Spectrum Holmdel Corp.	13-4057565
08-11717	Spectrum Kensington LLC	56-2470770
08-11726	Spectrum Lake Grove, LLC	20-2355405
08-11735	Spectrum Landing Corp.	13-4146294
08-11744	Spectrum Long Beach, LLC	20-2372265
08-11752	Spectrum North Bergen LLC	20-2355376
08-11651	Spectrum PDC Corp.	13-4016880
08-11665	Spectrum Valimar Corp.	13-3894729
08-11677	Spectrum-Irvington Corp.	13-3902678
08-11686	Spectrum-Riverwoods Corp.	13-3817312
08-11696	Sun City Center Golf Properties, Inc.	59-3439449
08-11706	Sun City Center Realty, Inc.	59-1581628
08-11716	Tarpon Cove Realty, Inc.	59-2000931
08-11730	Tarpon Cove Yacht & Racquet Club, Inc.	59-3413469
08-11672	The Colony at Pelican Landing Golf Club, Inc.	59-2415982
08-11698	(The) Mansion Ridge Sewer Co., Inc.	76-0706070
08-11738	(The) Valimar Home & Land Company, LLC	13-4125505
08-11748	Watermark Realty Referral, Inc.	59-3227694
08-11700	WCI Amenities, Inc.	20-1179424
08-11714	WCI Architecture & Land Planning, Inc.	02-0570572
08-11725	WCI Business Development, Inc.	20-1179333
08-11740	WCI Capital Corporation	65-1108622
08-11753	WCI Communities Property Management, Inc.	65-0734347
08-11643	WCI Communities, Inc.	59-2857021
08-11761	WCI Custom Homes, LLC	54-1965014
08-11768	WCI Golf Group, Inc.	59-3518710
08-11769	WCI Homebuilding Northeast, U.S., Inc.	20-1179554
08-11762	WCI Homebuilding, Inc.	20-1178472
08-11703	WCI Homes Northeast, Inc.	13-3851184

2

Case No.	Debtor	Tax ID Number
08-11765	WCI Homes, Inc.	59-3557486
08-11729	WCI Hunter Mill, LLC	20-2304375
08-11745	WCI Ireland Inn Corp.	20-3505450
08-11734	WCI Marketing, Inc.	20-1179392
08-11747	WCI Mid-Atlantic U.S. Region, Inc.	20-2304216
08-11720	WCI Northeast Real Estate Development, LLC	16-1656426
08-11733	WCI Northeast U.S. Region, LLC	20-1146803
08-11739	WCI Pompano Beach, Inc.	20-5234415
08-11724	WCI Realty Connecticut, Inc.	20-2620653
08-11727	WCI Realty Maryland, Inc.	26-2031785
08-11737	WCI Realty New Jersey, Inc.	20-2205677
08-11743	WCI Realty New York, Inc.	20-2620610
08-11713	WCI Realty, Inc.	59-3408628
08-11750	WCI Title, Inc.	20-3307885
08-11758	WCI Towers Mid-Atlantic USA, Inc.	20-1656855
08-11764	WCI Towers Northeast USA, Inc.	20-1656944
08-11755	WCI Towers, Inc.	20-1179513
09-12269	WCI 2009 Corporation	27-0472098
09-12270	WCI 2009 Management, LLC	27-0472098
09-12271	WCI 2009 Asset Holding, LLC	27-0472098

3

EXHIBIT “C”

NEW WCI SENIOR SECURED TERM NOTES

PRINCIPAL TERMS AND CONDITIONS

BORROWER:	New WCI

PRINCIPAL AMOUNT:	$300 million

ADMINISTRATIVE AGENT:	TBD

PRICING:

Interest Rate for New WCI Senior Secured Term Notes:  LIBOR (3% floor and 5% cap) plus 7%, payable monthly (this interest rate applies to drawn and funded letters of credit).

Interest Toggle:  During any month that New WCI’s average daily balance is less than $30 million, (i) New WCI shall pay LIBOR (3% floor and 5% cap) in cash, and (ii) the remainder of interest due on such monthly interest payment date shall be added to the principal amount outstanding under the New WCI Senior Secured Term Notes.

The Interest Toggle shall be available for no more than 6 months during the first 12 months after delivery of the New WCI Senior Secured Term Note to holders of Allowed Prepetition Lender Claims; except that the 12 month restriction can be modified by a two-thirds vote of the holders of New WCI Senior Secured Term Notes.

Default Rate:  2% above the otherwise applicable rate, but in no event in excess of the maximum lawful rate.

MATURITY DATE:	5 years, but may be prepaid in whole or in part, without penalty, at any time in the sole discretion of New WCI.

SECURITY

The obligations of New WCI under the New WCI Senior Secured Term Notes shall be secured by a first priority lien in and to substantially all of the assets of New WCI, subject only to the liens securing the Exit Facility and certain customary permitted liens.

GUARANTORS

The obligations of New WCI under the New WCI Senior Secured Term Notes shall be guaranteed by all subsidiaries of New WCI.  Any and all such guarantees shall be secured by a first priority lien in and to substantially all of the assets of the guarantors, subject only to the liens securing the Exit Facility and certain customary permitted liens.

MANDATORY REPAYMENTS:	Mandatory prepayments shall be required within 5 days following each fiscal month-end, from cash balances in excess of the Maximum Cash Balance Amount.

MAXIMUM CASH BALANCE AMOUNT:

New WCI shall be permitted to maintain month-end cash balances not to exceed (the “Maximum Cash Balance Amount”) $60 million during the 12 months following the Effective Date; $50 million during months 13 through 24 following the Effective Date; and $40 million thereafter.  Amounts in excess of the Maximum Cash Balance Amount shall be distributed monthly.

LETTERS OF CREDIT:

The Debtors’ existing letters of credit shall be either cash collateralized by New WCI or replaced on the Effective Date.  No amount of the cash collateral shall constitute cash of New WCI for purposes of determining the Maximum Cash Balance Amount.

COVENANTS:

Usual and customary for transactions of this type, including: (i) standard reporting requirements; (ii) no additional debt incurrence outside of the Exit Facility and New WCI Senior Secured Subordinated PIK Notes; and (iii) maximum on capital expenditures (including land acquisition).

FINANCIAL COVENANTS:	Budget tied to expenses.

REPRESENTATIONS AND WARRANTIES:	Usual and customary for transactions of this type.

EVENTS OF DEFAULT:	Usual and customary for transactions of this type. Cross defaults to the Exit Facility.

Special Event of Default:  The average daily cash balances of New WCI shall be less than $30 million for more than 6 months during the first 12 months after delivery of the New WCI Senior Secured Term Notes to the holders of Allowed Prepetition Lender Claims.

2

EXHIBIT “D”

NEW WCI SENIOR SECURED SUBORDINATED PIK NOTES

PRINCIPAL TERMS AND CONDITIONS

BORROWER:	New WCI

AMOUNT:	$150 million. The aggregate sum of the principal amount of (i) the New WCI Senior Secured Term Notes; and (iii) the New WCI Senior Secured Subordinated PIK Notes shall be $450 million.

ADMINISTRATIVE AGENT:	TBD

PRICING:	Interest Rate: LIBOR (3% floor) plus 7%, payable all “in kind” by adding the interest payable monthly to the principal amount outstanding under the New WCI Senior Secured Subordinated PIK Notes.

Default Rate: 2% above the otherwise applicable rate, but in no event in excess of the maximum lawful rate.

MATURITY DATE:	7 years, but may be prepaid in whole or in part, without penalty, at any time in the sole discretion of New WCI.

SECURITY:

The obligations of New WCI under the New WCI Senior Secured Subordinated PIK Notes shall be secured by a first priority lien in and to substantially all of the assets of New WCI, subject only to the liens securing the Exit Facility and the New WCI Senior Secured Term Notes and certain customary permitted liens.

GUARANTORS

The obligations of New WCI under the New WCI Senior Secured Subordinated PIK Notes shall be guaranteed by all subsidiaries of New WCI.  Any and all such guarantees shall be secured by a first priority lien in and to substantially all of the assets of the guarantors, subject only to the liens securing the Exit Facility and the New WCI Senior Secured Term Notes and certain customary permitted liens.

MANDATORY REPAYMENTS:

Mandatory prepayments shall be required within 5 days following each fiscal month-end, from cash balances in excess of the Maximum Cash Balance Amount only after payment in full of the Exit Facility and the New WCI Senior Secured Term Note.

MAXIMUM CASH BALANCE AMOUNT:

New WCI shall be permitted to maintain month-end cash balances not to exceed (the “Maximum Cash Balance Amount”) $60 million during the 12 months following the Effective Date; $50 million during months 13 through 24 following the Effective Date; and $40 million thereafter.  Amounts in excess of the Maximum Cash Balance Amount shall be distributed monthly.

COVENANTS:

Usual and customary for transactions of this type, including: (i) standard reporting requirements; (ii) no additional debt incurrence outside of the Exit Facility, New WCI Senior Secured Term Notes, and New WCI Senior Secured Subordinated PIK Notes; and (iii) maximum on capital expenditures (including land acquisition); and (iv) no distributions to equity if the New WCI Senior Secured Subordinated PIK Notes are outstanding.

FINANCIAL COVENANTS:	None

REPRESENTATIONS AND WARRANTIES:	Usual and customary for transactions of this type.

EVENTS OF DEFAULT:	Usual and customary for transactions of this type. Cross defaults to the Exit Facility and the New WCI Senior Secured Term Note.

2

EXHIBIT “E”

NEW WCI PREFERRED A STOCK

PRINCIPAL TERMS AND CONDITIONS

ISSUER:	New WCI

NEW WCI PREFERRED A STOCK HOLDER:	Creditor Trust

SECURITIES TO BE ISSUED:

New WCI will authorize the issuance of a number of shares of New WCI Preferred A Stock with par value and other terms as shall be set forth in the New WCI Constituent Documents and New WCI Preferred A Stock instrument, all of which will be filed with the Bankruptcy Court as Plan Documents five (5) days prior to the Voting Deadline.  All of the New WCI Preferred A Stock so authorized shall be issued to the Creditor Trust as provided in the Plan.

LIQUIDATION PREFERENCE:	None.

RANKING:

The New WCI Preferred A Stock shall have a preference with respect to the issuance of New WCI Common Stock solely in connection with and upon the triggering of the New Common Stock dividends provided below under “Dividends”.  Pari passu with New WCI Common Stock with respect to any distributions upon liquidation, dissolution or winding up of New WCI.  New WCI shall be permitted to issue new capital stock that is senior to or pari passu with the New WCI Preferred A Stock with respect to distributions upon liquidation, dissolution or winding up and other rights.

CONVERTIBILITY INTO NEW WCI COMMON STOCK:	Not convertible.

REDEMPTION:	Not redeemable.

DIVIDENDS:

None, except as follows:

(i)                                    at $525 million in Prepetition Lender Recovery, the Creditor Trust shall receive a dividend of an additional 5% of the issued shares of New WCI Common Stock;

(ii)                                 at $650 million in Prepetition Lender Recovery, the Creditor Trust shall receive a dividend of an additional 5% of the issued shares of New WCI Common Stock;

(iii)                              at $700 million in Prepetition Lender, Recovery the Creditor Trust shall receive a dividend of an additional 5% of the issued shares of New WCI Common Stock; and

(iv)                             at Prepetition Lender Recovery in the amount of the Allowed Prepetition Lender Claim, the Creditor Trust shall receive a final dividend of an additional 14% of the issued shares of New WCI

Common Stock.

VOTING RIGHTS:

The shares of New WCI Preferred A Stock described in this Term Sheet shall vote as a separate class and shall be entitled to nominate and elect (including removal and replacement) (i) at all times prior to Prepetition Lender Recovery in the amount of $525 million, one director on the five member board of directors of New WCI and (ii) at all times thereafter, the holders of New WCI Preferred A Stock may elect to increase the board of directors of New WCI to seven members, and if such election is made, two directors on the seven member board of directors of New WCI.  If no such election is made, the holders of the New WCI Preferred A Stock shall continue to be entitled to nominate and elect (including removal and replacement) one director on the five-member board of directors of New WCI.  The New WCI Preferred A Stock shall not have any other voting rights, except as required under Delaware law.

TRANSFERABILITY:

The New WCI Preferred A Stock will be transferable by the holders thereof subject to transfer restrictions so as to avoid the requirement for New WCI to register under the Securities Exchange Act of 1934, as amended.

AMENDMENTS:

No provision of the certificate of designation for the New WCI Preferred A Stock may be repealed or amended in any respect, and no provision of the New WCI certificate of incorporation may be amended or repealed in any respect that adversely alters the rights or obligations of the New WCI Preferred A Stock, unless such repeal or amendment is approved by the affirmative vote of the holders of a majority in aggregate of the then outstanding New WCI Preferred A Stock.

REMEDIES

Holders of New WCI Preferred A Stock shall have all such remedies against the Issuer for violations of the terms and conditions of the New WCI Preferred A Stock, at law and at equity, as are available under Delaware General Corporation Law and other applicable law.

GOVERNING LAW:	Delaware

2

EXHIBIT “F”

NEW WCI PREFERRED B STOCK

PRINCIPAL TERMS AND CONDITIONS

ISSUER:	New WCI

NEW WCI PREFERRED B STOCK HOLDER:	Chinese Drywall Trust

SECURITIES TO BE ISSUED:

New WCI will authorize the issuance of a number of shares of New WCI Preferred B Stock with par value and other terms as shall be set forth in the New WCI Constituent Documents and New WCI Preferred B Stock instrument, all of which will be filed with the Bankruptcy Court as Plan Documents five (5) days prior to the Voting Deadline.  All of the New WCI Preferred B Stock so authorized shall be issued to the Chinese Drywall Trust as provided in the Plan.

LIQUIDATION PREFERENCE:	None.

RANKING:

The New WCI Preferred B Stock shall have a preference with respect to the issuance of New WCI Common Stock solely in connection with and upon the triggering of the New Common Stock dividends provided below under “Dividends”.  Pari passu with New WCI Common Stock with respect to any distributions upon liquidation, dissolution or winding up of New WCI.  New WCI shall be permitted to issue new capital stock that is senior to or pari passu with the New WCI Preferred B Stock with respect to distributions upon liquidation, dissolution or winding up and other rights.

CONVERTIBILITY INTO NEW WCI COMMON STOCK:	Not convertible.

REDEMPTION:	Not redeemable.

DIVIDENDS:

None, except as follows:

•      at Prepetition Lender Recovery in the amount of the Allowed Prepetition Lender Claim, the Chinese Drywall Trust shall receive a dividend of 3% of the issued shares of New WCI Common Stock.

VOTING RIGHTS:	The New WCI Preferred B Stock shall not have any voting rights, except as required under Delaware law.

TRANSFERABILITY:	The New WCI Preferred B Stock will be not transferable.

AMENDMENTS:	No provision of the certificate of designation for the New WCI Preferred B Stock may be repealed or amended in any respect, and no provision of the

3

New WCI certificate of incorporation may be amended or repealed in any respect that adversely alters the rights or obligations of the New WCI Preferred B Stock, unless such repeal or amendment is approved by the affirmative vote of the holders of a majority in aggregate of the then outstanding New WCI Preferred B Stock.

REMEDIES

Holders of New WCI Preferred B Stock shall have all such remedies against the Issuer for violations of the terms and conditions of the New WCI Preferred B Stock, at law and at equity, as are available under Delaware General Corporation Law and other applicable law.

GOVERNING LAW:	Delaware

4

EXHIBIT “G”

EXIT FACILITY

PRINCIPAL TERMS AND CONDITIONS

BORROWER:	New WCI

AMOUNT:

An amount, not to exceed $110 million, as determined by the Debtors based upon their business judgment of the amount of funding necessary to support the initial capital requirements of New WCI consistent with the requirements of the Plan and otherwise acceptable to the Prepetition Lenders.

ADMINISTRATIVE AGENT:	TBD

PURPOSE:

To supplement the cash balance of New WCI as of the Effective Date to provide the funding necessary to support the initial capital requirements of the New WCI Group consistent with the requirements of the Plan.

PRICING:

Fee: [    ]% through OID, of the amount actually advanced to New WCI under the Exit Facility.

Interest Rate: LIBOR (3% floor and 5% cap) plus 7%, payable monthly.

Default Rate:  2%, above the otherwise applicable rate, but in no event in excess of the maximum lawful rate.

MATURITY DATE:	1 year, but may be prepaid in whole or in part, without penalty, at any time in the sole discretion of New WCI.

MANDATORY PREPAYMENTS:	Mandatory prepayments shall be required within 5 days following each fiscal month-end, from cash balances in excess of the “Maximum Cash Balance Amount.”

MAXIMUM CASH BALANCE AMOUNT:	New WCI shall be permitted to maintain month-end cash balances not to exceed (the “Maximum Cash Balance Amount”) $60 million during the 12 months following the Effective Date.

COVENANTS:

Usual and customary for transactions of this type, including: (i) standard reporting requirements; (ii) no additional debt incurrence outside of the New WCI Senior Secured Term Notes and New WCI Senior Secured Subordinated PIK Notes; and (iii) maximum on capital expenditures (including land acquisition).

5

FINANCIAL COVENANTS:	Usual and customary for transactions of this type. Budget tied to expenses.

REPRESENTATIONS AND WARRANTIES:	Usual and customary for transactions of this type.

EVENTS OF DEFAULT:	Usual and customary for transactions of this type. Cross defaults to the New WCI Senior Secured Term Notes and New WCI Senior Secured Subordinated PIK Notes.

6

EXHIBIT “H”

ADR PROCEDURE

AMENDED ALTERNATIVE DISPUTE RESOLUTION PROCEDURE

FOR TREATMENT OF CERTAIN DISPUTED CLAIMS UNDER

CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE FOR

WCI COMMUNITIES, INC., AND ITS AFFILIATED DEBTORS

ARTICLE I.

PREAMBLE

The amended ADR Procedure(1) is designed to continue to promote the efficient resolution, by settlement or arbitration, of certain disputed claims against the Debtors and the Debtors’ related causes of action against Third Parties.(2)  Although the ADR Procedure encourages voluntary participation by Third Parties, it does not compel parties that have not filed a proof of claim or otherwise subjected themselves to the jurisdiction of the Bankruptcy Court to participate.  Furthermore, although the ADR Procedure is designed to be particularly effective in resolving claims relating to the Debtors’ homebuilding business, it may also be utilized to resolve other disputed, unliquidated, and contingent claims asserted against the Debtors.

The ADR Procedure provides entities holding disputed claims the opportunity to maximize the amount and speed of any potential recovery while simultaneously presenting Third Parties, against whom the Debtors may have related causes of action, a significant opportunity to minimize their potential liability and costs.(3)  The ADR Procedure accomplishes this by:

1)  Establishing a standard methodology for informal and formal negotiations fostering settlement and liquidation of Participating Claims;

2)  Incentivizing Participating Claimants to resolve their claims through the ADR Procedure by allowing those Participating Claimants that resolve their claims pursuant to such process to satisfy all or part of the settlement amount directly from funds, if any, provided by Third Parties; and

3)  Incentivizing Third Parties to participate by providing them with a cost-effective method to evaluate the Debtors’ causes of action against them and allowing them the

(1)                                 Capitalized terms used herein shall have the meaning set forth in Article II “Defined Terms” below.

(2)                                 Pursuant to Section 8.9 of the Plan, upon the Effective Date the Debtors’ Causes of Action, except for Avoidance Actions, Insurance Coverage Actions and Chinese Drywall Actions, and as otherwise set forth in the Plan vest in New WCI.  Under no circumstances will New WCI settle any Causes of Action not vested in New WCI pursuant to the Plan.  All references to the Debtors’ causes of action herein include such Causes of Action transferred to New WCI on the Effective Date pursuant to the Plan.

(3)                                 For example, assume a hypothetical homeowner, Jane Doe, purchased a home from the Debtors prior to the petition date in a community that the Debtors developed and constructed as the general contractors.  Jane subsequently discovers that her home has water damage allegedly due to a defective window.  Jane then files a Participating Claim against the Debtors for the damages caused by the defective window.  When reviewing the Participating Claim, the Debtors discover that they retained a subcontractor to provide the windows.   Accordingly, although Jane (the Participating Claimant) may have a claim against the Debtors, the Debtors will have a related cause of action against the subcontractor (the Third Party).

2

opportunity to significantly reduce their potential liability and costs by participating in negotiation, mediation and possibly arbitration with the Debtors and the Participating Claimants.

Implementing the ADR Procedure will be beneficial to the Debtors, potential claimants, Third Parties, and the Bankruptcy Court.  Absent the establishment of standard approved dispute resolution procedures, many of the hundreds of potential Participating Claims, and related Debtor causes of action against Third Parties, will have to be resolved via adversary proceedings or contested matters before the Bankruptcy Court and litigation in other venues, resulting in a vast increase in the Parties’ costs and a significant consumption of judicial resources.

The following is a summary of the ADR Procedure; the ADR Procedure itself is governing.

1.1.                            Overview

WCI Communities, Inc., together with its Debtor affiliates (collectively, the “Debtors”), are a fully integrated homebuilding and real estate services company with over 50 years of experience in the design, construction and operation of leisure-oriented, amenity-rich master-planned communities.  Among other things, the Debtors build and sell single- and multi-family homes.  When developing communities, the Debtors typically act as the general contractor and retain subcontractors to perform construction projects as needed.  In the course of conducting these business activities, the Debtors have become exposed to potential liability for damages based on causes of action for, among other things, construction defects, breach of express or implied warranty, negligence and property damage.

Much of this potential liability has arisen from damages allegedly caused by subcontractors’ negligence and breach of subcontracts between subcontractors and the Debtors.  As a result, the Debtors have causes of action against such subcontractors and other Third Parties that may have contributed, in whole or in part, to the alleged damages asserted by the Participating Claimants.  In many situations, the holders of the Participating Claims have also asserted claims against various individuals and entities which the Debtors have indemnified from liability.  The Participating Claims are unliquidated, disputed or contingent.  Prosecution of the Participating Claims against the Debtors has been stayed by the Debtors’ bankruptcies and shall be enjoined on the Effective Date of the Plan by the discharge injunction.

Most of the potential Participating Claims will be disputed by the Debtors(4) and will have to be resolved by settlement or litigation.  Additionally, the Debtors intend to prosecute related causes of action against the Third Parties.  Litigating each independent Participating Claim and the Debtors’ related causes of action against Third Parties in a multitude of separate individual actions, however, would result in a significant consumption of limited resources (judicial, the Debtors’, the Third Parties’, and the Participating Claimants’).  The cost and delay associated with ordinary litigation procedures would not be in the best interests of the Debtors or

(4)                                 Pursuant to Article XIII of the Plan, on and after the Effective Date, the Disbursing Agent shall continue to resolve Claims that are or have been designated as Participating Claims pursuant to the ADR Procedure.

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any other Party involved.  The ADR Procedure is designed to incentivize settlement and avoid such a result.

1.2.                            Summary of Procedures

The ADR Procedure consists of five main procedures: (i) an Initial Assessment Procedure; (ii) a Settlement Offer Exchange Procedure; (iii) a Mediation Procedure; (iv) an Optional Binding Arbitration Procedure; and (v) a Claim Satisfaction Procedure.

The Initial Assessment Procedure is intended to provide a mechanism for the Disbursing Agent and Third Party Participants to evaluate and amicably resolve Participating Claims and the New WCI’s related causes of action prior to mediation.  Pursuant to the Initial Assessment Procedure, after receiving notification of their inclusion in the ADR Procedure, Participating Claimants will provide all information and documentation (the “Evaluation Documentation”) as may be reasonably necessary to permit evaluation of the Participating Claim.  Upon receipt, the Disbursing Agent will determine if the Participating Claim gives rise to any related potential causes of action against Third Parties and invite such Third Parties to participate in the ADR Procedure.  The Disbursing Agent and Third Party Participants then have the opportunity to review the Evaluation Documentation and inspect the premises (in connection with Homeowner Claims) in order to fully asses the validity and extent of any damages relating to the Participating Claim.

The Settlement Offer Exchange Procedure is intended to provide the Disbursing Agent, the Participating Claimants, and the Third Party Participants, if any, the opportunity to exchange written settlement offers and engage in informal settlement negotiations after they have evaluated the Participating Claim, and New WCI’s related causes of action.  If the Parties are unable to resolve the Participating Claim during this process, they will proceed to Mediation.

The Mediation Procedure is intended to provide a more formal mechanism for amicable resolution of Participating Claims and New WCI’s related causes of action against Third Party Participants.  The Mediation Procedure is based upon generally accepted mediation procedures of professional alternative dispute resolution organizations.  Although the Participating Claimants are compelled to participate in the Mediation Procedure, absent prior written agreement, they shall not be responsible for the costs and fees of the mediator.(5)  If Third Parties participate in the Mediation Procedure, the costs and fees of the mediator shall be equally divided among the Disbursing Agent and the Third Party Participants.

The Optional Binding Arbitration Procedure is intended to provide a formal binding mechanism for resolution of Participating Claims and New WCI’s related causes of action against Third Party Participants simultaneously through joint binding arbitration.  The Optional Binding Arbitration Procedure is voluntary and shall only be initiated if all Parties agree to participate.  Unless the Parties agree otherwise, all costs and fees of the arbitrator shall be equally divided among all participants to the arbitration.

(5)                                 The Participating Claimant’s own costs including attorneys’ fees, if any, shall be born by the Participating Claimant.  In no event shall the Disbursing Agent or New WCI be responsible for any costs incurred by any entity other than the Disbursing Agent or the Approved ADR Organization.

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The Claim Satisfaction Procedure is intended to provide a mechanism that incentivizes Participating Claimants and Third Parties to participate in and resolve claims through the ADR Procedure, while providing the Disbursing Agent with an efficient and effective method of resolving claims.  The Claim Satisfaction Procedure establishes the authority and methodology for rewarding those Participating Claimants that resolve their claims through the ADR Procedure with an interest in the funds the Debtors collect from Third Parties.

Accordingly, pursuant to the order of the United States Bankruptcy Court for the District of Delaware approving the alternative dispute resolution procedure (the “ADR Order”), [Docket No. 1230] and entry of the Confirmation Order approving this amended alternative dispute resolution procedure, the Disbursing Agent appointed pursuant to the Plan shall implement the following alternative dispute resolution procedure (the “ADR Procedure”).

ARTICLE II.

DEFINED TERMS

Capitalized terms used herein without further definition, and variations thereof, shall have the meaning set forth below unless the context otherwise requires.  Capitalized terms used herein without further definition not set for below, and variations thereof, shall have the meaning set forth in the Debtors chapter 11 plan as amended, supplemented or otherwise modified from time to time, and the exhibits and schedules thereto (the “Plan”).

2.1.                            “ADR Initiation Package” has the meaning set forth in Section 4.1.

2.2.                            “ADR Order” means the order of the Bankruptcy Court approving this ADR Procedure.

2.3.                            “ADR Procedure” means the alternative dispute resolution procedure as set forth herein.

2.4.                            “Appointed ADR Organization” means the Approved ADR Organization appointed to conduct either a mediation or arbitration for the Parties.

2.5.                            “Approved ADR Organizations” means those alternative dispute resolution organizations and individuals approved by the Bankruptcy Court.

2.6.                            “Assessment Period” has the meaning set forth in Section 4.4.

2.7.                            “Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware having jurisdiction over these Chapter 11 Cases.

2.8.                            “Chapter 11 Cases” means the cases commenced under Chapter 11 of the Bankruptcy Code pending before the Bankruptcy Court with respect to each of the Debtors styled as In re WCI Communities, Inc. et. al., Chapter 11 Case No. 08-11643 (KJC), Jointly Administered.

2.9.                            “Chinese Drywall Claim” means a claim asserted against a Debtor by an owner

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or occupant of, or other person otherwise exposed to a home built by a Debtor for damages related to Chinese drywall.

2.10.                     “Committee” means the statutory committee of unsecured creditors of the Debtors appointed in the Chapter 11 Cases, pursuant to section 1102 of the Bankruptcy Code.

2.11.                     “Confirmation of Participation Agreement” means a Confirmation of Participation Agreement in the form substantially similar to Attachment 1 to Exhibit A to the ADR Order.  Third Parties must sign and return the Confirmation of Participation Agreement to participate in the ADR Procedure.

2.12.                     “Days” means calendar days unless otherwise defined herein.  Days shall be counted as prescribed by Rule 9006 of the Federal Rules of Bankruptcy Procedure.

2.13.                     “Debtors” mean WCI Communities, Inc. and its affiliated debtors and debtors in possession.

2.14.                     “Evaluation Documentation” has the meaning set forth in Section 1.2.

2.15.                     “General Unliquidated Disputed Claim” means a Participating Claim to the extent that the claim shall be treated as an unliquidated and/or disputed claim filed in these Chapter 11 Cases.

2.16.                     “Homeowner Claim” means any claim based on an event, action, omission, condition or thing that occurred or came into existence in whole or in part before August 4, 2008 arising from or relating to damages to a residence of any kind, including but not limited to claims for construction defects or breach of warranty, brought by, or on behalf of, an individual against (a) a Debtor, or (b) any other person or entity which has asserted or could assert a claim for reimbursement, subrogation, contribution or indemnity against the Debtors with respect to such claim.

2.17.                     “Homeowner Claimant” means any person or entity asserting a Homeowner Claim, including but not limited to, an insurance company asserting a claim for amounts paid to an insured relating to a Homeowner Claim.

2.18.                     “Indemnitee” means any person, in any case, who has asserted or could assert a claim for subrogation, reimbursement, contribution or indemnity against the Debtors or a right to coverage under the Debtors’ Insurance Policies with respect to a Participating Claim, including former and current employees of the Debtors.

2.19.                     “Insurance Policies” means any of the Debtors’ applicable insurance policies potentially providing coverage for Participating Claims.

2.20.                     “Liquidated Allowed Claim” means a Participating Claim to the extent that the claim has been resolved through the ADR Procedure in a manner that entitles the Participating Claimant to a liquidated allowed unsecured claim to be paid on the terms set forth in the Plan.

2.21.                     “Local Rules” means the Local Rules of Bankruptcy Practice and Procedure of

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the Bankruptcy Court.

2.22.                     “Mediation Notice” has the meaning set forth in Section 5.6.

2.23.                     “Net Proceeds” means the amount the Disbursing Agent collects from one or more Third Parties due to New WCI’s causes of action relating to a Participating Claim, after reducing the total amount collected by all costs incurred by the Disbursing Agent prosecuting such causes of action, including but not limited to, attorneys’ fees.

2.24.                     “Participating Claim” means Homeowner Claims, Personal Injury Claims, and other disputed, unliquidated, or contingent claims, evidenced by a timely filed proof of claim or motion for relief from the automatic stay, selected by the Disbursing Agent, in its sole discretion, for resolution through the ADR Procedure; provided, subject to the limitations set forth below, the Disbursing Agent, may designate any claims of creditors or other entities that are subject to the jurisdiction of the Bankruptcy Court, including but not limited to, any person or entity that has filed a motion for relief from the automatic stay, for resolution through the ADR Procedure if the Disbursing Agent believes that, based on the nature of the potential claims, the ADR Procedure has a reasonable chance of successfully resolving the claims and the potential benefits outweigh the costs of participation; provided, further, upon entry of the ADR Order, all Personal Injury Claims will be designated as Participating Claims.  Notwithstanding the foregoing, pursuant to Section 13.1 of the Plan, Chinese Drywall Claims shall not be considered Participating Claims.

2.25.                     “Participating Claimant” means any person or entity asserting a Participating Claim.

2.26.                     “Parties” means, with respect to a Participating Claim, the Disbursing Agent, the relevant Participating Claimant and any relevant Third Party Participants.

2.27.                     “Party” means, with respect to a Participating Claim, the Disbursing Agent, the relevant Participating Claimant or a relevant Third Party Participant, as applicable.

2.28.                     “Personal Injury Claim” means any claim for physical illness, injury or death, caused to a natural person, including mental anguish, emotional harm, damage to reputation or character, and loss of consortium caused to that person or caused to another as a result of that person’s physical illness, injury or death with respect to acts or omissions of the Debtors occurring in whole or in part before August 4, 2008.

2.29.                     “Personal Injury Claimant” means any person or entity asserting a Personal Injury Claim.

2.30.                     “Plan” means the chapter 11 plan confirmed in these Chapter 11 Cases.

2.31.                     “Premises Inspection” means the inspection of premises that are the subject of a Participating Claim by representatives of the Disbursing Agent and/or a Third Party.

2.32.                     “Primary Parties” means, with respect to a Participating Claim, the Disbursing Agent and the relevant Participating Claimant.

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2.33.                     “Settlement Offer Period” has the meaning set forth in Section 4.4.

2.34.                     “Settlement Offer Period Closing” has the meaning set forth in Section 5.4.

2.35.                     “Settlement Offer Period Notice” has the meaning set forth in Section 4.4.

2.36.                     “Third Party” means any person or entity that the Debtors or New WCI has or may have a claim against relating to any Participating Claim, including but not limited to subcontractors, suppliers, installers, Insurance Policy providers, and contractors, and specifically including Owens Corning, which pursuant to court-approved stipulation assumed certain liabilities of Exterior Systems, Inc., which liabilities are deemed non-dischargeable and secured by over $7,750,000 in cash.  See In re Owens Corning, et al., Case No. 00-03837 before the United States Bankruptcy Court for the District of Delaware.

2.37.                     “Third Party Evaluation Period” has the meaning set forth in Section 4.3.

2.38.                     “Third Party Participant” means any Third Party that agrees to participate in the ADR Procedure by returning a signed Confirmation of Participation Agreement.

2.39.                     “Third Party Payable Claim” means a Participating Claim to the extent that the claim has been resolved through the ADR Procedure in a manner that entitles the Participating Claimant to receive partial or full satisfaction of the Participating Claim directly from a Third Party Participant.

2.40.                     “Valuation Form” means a Valuation Form in the form approved by the Bankruptcy Court.

2.41.                     “Valuation Information” means the Participating Claimant’s proof of claim and Valuation Form, any Premises Inspection information relating to the Participating Claim, and any other documents or additional information relating to the Participating Claim provided to the Debtors or the Disbursing Agent by the Participating Claimant.

ARTICLE III.

ADMINISTRATION

3.1.                            Administrators.

The Disbursing Agent shall continue to resolve Claims designated as Participating Claims pursuant to the ADR Procedure.  The administration of the ADR Procedure will be coordinated by New WCI’s in-house risk management department and New WCI’s counsel.

3.2.                            Employment of Mediation and Arbitration Organizations.

Subject to the conditions set forth elsewhere herein, the Disbursing Agent shall retain the Approved ADR Organizations to conduct the Mediation Procedure and the Optional Binding Arbitration Procedure.  Approved ADR Organizations will be retained with appropriate expertise in Homeowner Claims, Personal Injury Claims, or such other types of claims as

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applicable.  Effort will be made to conduct any Mediation Procedures in locations convenient for the Disbursing Agent, the Participating Claimants, and as applicable, Third Party Participants.

3.3.                            Participation in the ADR Procedure.

All Participating Claims shall be subject to the provisions of this ADR Procedure.  Participation in the ADR Procedure shall in no way alter the requirement that the Participating Claimant must have filed timely a proof of claim in these Chapter 11 Cases against any of the Debtors; failure to file a proof of claim may result in disallowance of such Participating Claimant’s Claims against the Debtors without further order of this Court.  Participation in the ADR Procedure shall in no way impact the Disbursing Agent’s ability to object to any Participating Claim, or oppose any motion for relief from the discharge injunction, that is not resolved during the ADR Procedure.

3.4.                            Effect of ADR Procedure on Pending Matters.

Pursuant to the ADR Order and Confirmation Order, inclusion of any Participating Claim in the ADR Procedure shall automatically stay all proceedings before the Bankruptcy Court, including but not limited to, discovery, motions for relief from the automatic stay or discharge injunction, pretrial hearing dates, and trial schedules.  Such stay shall automatically terminate thirty (30) days after any Participating Claim is removed from the ADR Procedure.

3.5.                            Acceptance of Settlement Offers.

Notwithstanding any requirements that may be imposed by Bankruptcy Rule 9019, the Disbursing Agent shall have authority to settle or compromise all Participating Claims and causes of action against Third Party Participants without further review or approval of the Bankruptcy Court in accordance with Section 13.4 of the Plan.

3.6.                            Extensions.

All deadlines established by the ADR Procedure may be extended by written agreement of the Parties.

3.7.                            Service and Notices.

To facilitate the timely completion of the ADR Procedure, all service and written notice required herein may be perfected via email.  The Parties shall exchange email addresses at their earliest convenience.  If any Party does not wish to accept service via email, the Party shall notify all other Parties of such in writing and provide an explanation for the Party’s refusal to accept service via email.  Upon the other Parties’ receipt of such notice, email service upon such Party shall no longer be valid.

3.8.                            Admissibility of ADR Procedures.

Statements by the Parties made during compliance with the ADR Procedures, and any other information provided or statements or admissions made during these procedures,

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except as relating to the Premises Inspections, if any, are governed by Rule 408 of the Federal Rules of Evidence and Local Rule 9019-5(d)(i) and shall not be admissible for any purpose at any hearing or trial by any Party or third party and are expressly determined by the provisions herein not to be admissions by any Party.

3.9.                            Failure to Comply with the ADR Procedure.

If a Participating Claimant fails to provide (i) the Valuation Information to the Disbursing Agent within the 60-day period as required by Section 4.2 below, absent written agreement between the Disbursing Agent and the Participating Claimant and (ii) a written response to requests for additional information within thirty (30) days of such request and/or make the premises available for Premises Inspection within a reasonable period as required by Section 4.5 below, absent written agreement between the Disbursing Agent and the Participating Claimant, the Disbursing Agent may, upon notice and hearing, seek to disallow and expunge the Participating Claim or seek such further remedy or relief as may be just under the circumstances to the extent warranted by the Participating Claimant’s failure to perform such obligations.

3.10.                     Participating Claimant Opt Out Option.

If after one hundred and fifty (150) days from inclusion of a Participating Claim in the ADR Procedure or the Effective Date, whichever comes later, a Participating Claimant does not believe the ADR Procedure is reasonably likely to result in the resolution of its claim, it may serve a written request, which will be effective upon receipt by the Disbursing Agent, for exclusion from the ADR Procedure; provided, however, the Disbursing Agent may file a motion with the Bankruptcy Court opposing such exclusion.

ARTICLE IV.

INITIAL ASSESSMENT PROCEDURE

Subject to the provisions set forth herein, the Initial Assessment Procedure is designed to foster inclusion of all appropriate Third Parties and to allow the Disbursing Agent and any Third Party Participant to fully evaluate the Participating Claim and New WCI’s related causes of action, in an expedited manner to facilitate meaningful settlement negotiations.

4.1.                            The Disbursing Agent Shall Provide Notice.

Upon its decision to include a claim in the ADR Procedure, the Disbursing Agent shall serve upon each selected Participating Claimant, and/or their counsel of record, notice of the entry of the ADR Order and Confirmation Order and their selection as a Participating Claimant, together with a copy of the ADR Procedure and a Valuation Form (the “ADR Initiation Package”).  Any person or entity that has timely filed a proof of claim or otherwise subjected itself to the jurisdiction of the Bankruptcy Court that does not receive an ADR Initiation Package from the Disbursing Agent shall not be included in the ADR Procedure unless such person or entity serves a written request for inclusion on the Disbursing Agent.  Within fifteen (15) days of receipt of a written request for inclusion in the ADR Procedure, the Disbursing Agent shall provide such requesting claimant an ADR Initiation Package and notice

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that they shall be a Participating Claimant.  In no event shall the Disbursing Agent be required to provide an ADR Initiation Package to any claimant whose claim has been barred for failure to file timely a proof of claim or to include such a party in the ADR Procedure.

4.2.                            The Participating Claimant Shall Provide Valuation Information.

Unless otherwise agreed by the Disbursing Agent, each Participating Claimant shall provide to the Disbursing Agent such information as may be reasonably necessary to permit evaluation of the Participating Claim.  To insure optimum efficiency and uniformity of treatment, such information shall be provided on the standardized Valuation Form, provided that, should the Disbursing Agent determine, in its sole discretion, that the standard Valuation Form is not applicable to a particular Participating Claim, the Disbursing Agent shall have the authority to revise the Valuation Form as it deems appropriate for such claim.  All completed Valuation Forms and accompanying documents must be served on the Disbursing Agent with a copy of the Participating Claimant’s proof of claim, if any, within sixty (60) days after service of the Valuation Form on such Participating Claimant.  To avoid confusion, the Valuation Information due date shall be identified on the Valuation Form.

4.3.                            Determination of Third Party Participation.

Upon receipt of the Valuation Information, the Disbursing Agent shall have fifteen (15) days (the “Third Party Evaluation Period”), to evaluate whether the Participating Claim gives rise to potential causes of action by New WCI against any Third Parties.  Prior to the close of the Third Party Evaluation Period, the Disbursing Agent may make one or more requests for supplementation or clarification of the information supplied in the Valuation Information to assist in determining if the Participating Claim gives rise to any related causes of action against Third Parties as provided for in Section 4.5.  Should the Disbursing Agent determine that the Participating Claim does give rise to potential causes of action against Third Parties, the Disbursing Agent shall have the right, but not the duty, to invite all applicable Third Parties to participate in the ADR Procedure.  Should the Disbursing Agent elect to invite any Third Parties to participate, the invitation to participate shall include a concise description of the Participating Claim and New WCI’s related causes of action against the Third Parties, a copy of the Third Party Participation Agreement, and notice that, if any Third Party wishes to participate in the ADR Procedure, it must sign and return the Third Party Participation Agreement within fifteen (15) days of receipt.  Upon service of a Third Party invitation, the Third Party Evaluation Period shall be extended by twenty (20) days.  the Disbursing Agent shall immediately notify the Participating Claimant of its election to extend a Third Party invitation and the revised end date for the Third Party Evaluation Period.  Unless the Primary Parties agree to extend the time for Third Parties to respond, the invitation shall expire and be deemed rejected if a Third Party has not returned a signed Third Party Participation Agreement within the Third Party Evaluation Period.  Upon receipt of a signed Third Party Participation Agreement, the Disbursing Agent shall provide the Valuation Information to such Third Party Participant.  At all times throughout the ADR Procedure, all Valuation Information and other information exchanged by the Parties, other than the Premises Inspection information, shall be considered information exchanged in compromise negotiations governed by Rule 408 of the Federal Rules of Evidence and Local Rule 9019-5(d)(i).

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4.4.                            Evaluation of Participating Claims.

Upon the close of the Third Party Evaluation Period, the Disbursing Agent and any Third Party Participants shall have thirty (30) days (the “Assessment Period”) to evaluate each Participating Claim and New WCI’s related causes of action against the Third Party Participants based upon all relevant factors under the traditional principles of liability and damages under non-bankruptcy law.  the Disbursing Agent and Third Party Participants shall review all materials submitted and in such review shall not be bound by the rules governing the admission of evidence in courts of law.  Prior to the close of the Assessment Period, the Disbursing Agent and each Third Party Participant may request additional information from the Participating Claimant following the procedure described in Section 4.5 below.  Within five (5) days of the close of the Assessment Period, the Disbursing Agent shall provide written notice to the Participating Claimant and any Third Party Participants that the Assessment Period has ended and that the sixty (60) day informal settlement negotiation period (the “Settlement Offer Period”) has begun (the “Settlement Offer Period Notice”).  The Settlement Offer Period Notice shall include notice of the applicable deadlines set forth in the Settlement Offer Exchange Procedure below.

4.5.                            Requests for Additional Information.

The Disbursing Agent and Third Party Participants may make one or more requests for supplementation or clarification of information supplied in the Valuation Information to assist in a good faith evaluation of the Participating Claim and New WCI’s related causes of action.  The Disbursing Agent and Third Parties may also request that the Participating Claimants allow the Disbursing Agent and/or Third Parties’ representatives to perform a Premises Inspection.  All Premises Inspections shall be scheduled at mutually agreeable dates and times.  The Third Party Evaluation Period or Assessment Period shall be extended until fifteen (15) days after the later of (a) the date the Participating Claimant serves a written response to any initial request for supplemental information upon all participating Parties or (b) the date any Premises Inspection is conducted (subsequent requests for additional information shall not extend the Third Party Evaluation Period or Assessment Period, unless otherwise agreed by the parties).

ARTICLE V.

SETTLEMENT OFFER EXCHANGE PROCEDURE

Subject to the provisions set forth herein, the Settlement Offer Exchange Procedure is designed to allow the Parties to attempt to amicably settle the Participating Claim, and New WCI’s related causes of action against Third Party Participants, by exchanging written settlement offers and engaging in informal negotiations.

5.1.                            Exchange of Written Settlement Offers.

Within five (5) days of service of the Settlement Offer Period Notice, all Third Party Participants shall make good faith offers of settlement based upon their evaluation of the Participating Claim and New WCI’s related causes of action.  Third Party Participant settlement

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offers may be for all or a portion of the damages asserted in a Participating Claim and, at the Third Party Participant’s discretion, may cover both New WCI’s causes of action against the Third Party Participant and the Participating Claimants’ direct causes of action against the Third Party Participant, if any.  Such offers shall be served on both the Disbursing Agent and the Participating Claimant.  If a Third Party Participant determines that it has no liability to any Party, it shall provide a concise statement explaining such determination, rather than a good faith offer of settlement.  If no Third Party is participating in the ADR Procedure for a particular Participating Claim, the Disbursing Agent shall make a good faith offer of settlement based upon its evaluation of the Participating Claim.  All such offers shall include a brief statement of the Disbursing Agent’s or Third Parties’ determinations.  Should the Participating Claimant determine that the amount offered by the Disbursing Agent or Participating Third Parties is insufficient, it shall provide a written counteroffer of settlement to all Parties within five (5) days of receipt of such offer.  All written settlement offers and counteroffers by any Party shall remain open for five (5) days and may be accepted within five (5) days of receipt.  Thereafter the Parties may exchange written counteroffers until such time as they have entered into a settlement agreement or reached an impasse.

5.2.                            Informal Negotiations.

The Parties shall use reasonable efforts to amicably resolve the Participating Claim and New WCI’s related causes of action against Third Parties during the Settlement Offer Period and are encouraged to schedule settlement conferences or telephonic settlement conferences with each other at mutually convenient times.

5.3.                            Settlement.

The Parties have significant leeway to structure settlement agreements to include providing Participating Claimants with the right to receive a portion of Net Proceeds and/or any combination of Liquidated Allowed Claims, Third Party Payable Claims, and General Unliquidated Disputed Claims as well as waivers of New WCI’s and/or a Participating Claimant’s causes of action against Third Party Participants.(6)  In many instances, settlements may require proportional division of settlement amounts between multiple Participating Claimants or specific damages within a single Participating Claim, and nothing herein shall prevent the Parties from structuring partial settlements accordingly.  Such settlements may include, but are not limited to, the following:

(a)                                 Global Settlement.

If the Parties reach a global settlement, such settlement may provide the Participating Claimant with a different Third Party Payable Claim for each Third Party Participant and/or provide the Participating Claimant with a Third Party Payable Claim and a Liquidated Allowed Claim, so long as the total amount of all such claims does not exceed the reasonable settlement amount of the Participating Claim.

(6)                                 Under no circumstances may the Participating Claimant and the Third Party Participant enter into a settlement agreement involving New WCI’s causes of action against the Third Party Participant without the written consent of New WCI.

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(b)                                 Multiple Third Party Participants.

If there are multiple Third Party Participants, the Disbursing Agent and the Participating Claimant may settle with one or more of the Third Party Participants and structure the settlement agreement to provide the Participating Claimant with the right to receive a portion of the Net Proceeds and/or a combination of Third Party Payable Claims and Liquidated Allowed Claims.

(c)                                  The Disbursing Agent and Participating Claimant Settle.

If the Disbursing Agent determines that New WCI has a cause of action against a Third Party relating to the Participating Claim, the Disbursing Agent’s settlement with a Participating Claimant may include the right to receive a portion of the Net Proceeds.  If the Disbursing Agent enters into a settlement with a Participating Claimant that does not resolve New WCI’s related causes of action against all Third Party Participants, the Disbursing Agent may, at its sole discretion, continue to proceed with the ADR Procedure with any related Third Party Participants or terminate the ADR Procedure immediately.

(d)                                 No Third Parties Exist.

If the Disbursing Agent determines that New WCI does not have a cause of action against any Third Party relating to the Participating Claim, any settlement with the Participating Claimant will result in a Liquidated Allowed Claim.

(e)                                  The Disbursing Agent May Settle with the Third Party Participants.

If the Disbursing Agent believes, in its sole discretion, that a Third Party Participant’s settlement offer to the Disbursing Agent is a reasonable compromise of New WCI’s causes of action against such Third Party, the Disbursing Agent may accept such settlement in full and final satisfaction of all causes of action New WCI may have against the Third Party Participant relating to the Participating Claim.

(1)                                 Should the Disbursing Agent accept such a settlement, it shall immediately notify the Participating Claimant of such settlement and offer to settle the Participating Claim for the amount of the settlement with the Third Party Participant related to the Participating Claim minus any reasonable litigation costs, as a Third Party Payable Claim.

(2)                                 If the Disbursing Agent has not received written notice of the Participating Claimant’s acceptance of such offer within five (5) days of service, the offer shall expire and be deemed withdrawn, at which point, at the Disbursing Agent’s sole discretion, the Disbursing Agent may proceed with the ADR Procedure or reject the Participating Claim.

(3)                                 If the Participating Claim is not liquidated, in whole or in part, through the ADR Procedure, the Participating Claimant shall not be entitled to a Third Party Payable Claim or to any portion of the Net Proceeds at any point in the future and the Participating Claim shall be treated as would any other General Unliquidated Disputed Claim.  Upon

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rejection of the Participating Claim, the proceeds of the Disbursing Agent’s settlement with the Third Party Participant shall revert to New WCI.

5.4.                            Close of Settlement Offer Period.

Unless the Parties have agreed to extend the Settlement Offer Period, sixty (60) days from the service of the Settlement Offer Period Notice, the Disbursing Agent shall provide written notice to the Parties that the Settlement Offer Period has closed (the “Settlement Offer Period Closing”).

Upon the Settlement Offer Period Closing, the Disbursing Agent and/or any Third Party Participant may reject the Participating Claim and/or New WCI’s related causes of action respectively.

(a)                                 If the Disbursing Agent rejects the Participating Claim, it shall so advise the Participating Claimant and Third Party Participants and provide a statement specifying the basis for such rejection.  Upon such rejection by the Disbursing Agent, the Participating Claim shall be removed from the ADR Procedure and treated as a General Unliquidated Disputed Claim.  Upon such rejection by the Disbursing Agent, the Disbursing Agent reserves its right to file an objection or take any other such action with respect to such Participating Claims in accordance with the Bankruptcy Code, Bankruptcy Rules, or Local Rules.

(b)                                 If a Third Party Participant rejects New WCI’s cause of action relating to a Participating Claim the Third Party Participant shall no longer participate in the ADR Procedure for such Participating Claim.  If the Disbursing Agent does not reject the Participating Claim, however, the Disbursing Agent, the Participating Claimant, and any remaining Third Party Participants may proceed with the ADR Procedure without the objecting Third Party Participant.

5.5.                            Initiation of the Mediation Procedure.

If the ADR Procedure has not been terminated in accordance with Section 5.4 hereof, the Disbursing Agent shall have fifteen (15) days from the Settlement Offer Period Closing to initiate the Mediation Procedure by notifying all participating Parties that such Parties have five (5) days from service of such notice to select an Approved ADR Organization and notify the Disbursing Agent of such appointment (the “Mediation Notice”).  the Disbursing Agent shall include a current copy of the list of Approved ADR Organizations in the Mediation Notice.

ARTICLE VI.

MEDIATION PROCEDURE

Upon consent of the Participating Claimant, the Disbursing Agent, and any Third Party Participants, the Participating Claim and New WCI’s related causes of action may be referred to mediation at any time after entry of the Confirmation Order by the Bankruptcy Court.  Unless the Parties agree otherwise, if there is no Third Party Participant, the Disbursing Agent

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shall be responsible for all applicable mediation costs.(7)  Unless the Parties agree otherwise, if one or more Third Parties are participating, the Disbursing Agent and the Third Party Participants shall divide the costs and fees of the mediator evenly among them.(8)  The Disbursing Agent and the Third Party Participants shall make appropriate arrangements with the mediator for the payment of the mediator’s estimated fees and costs.  The Disbursing Agent’s share of any costs and fees shall be paid in the ordinary course.

6.1.                            Appointment of a Mediator.

Upon the Disbursing Agent’s service of the Mediation Notice, the Participating Claimant and Third Party Participants shall make a good faith effort to identify a mutually agreeable ADR Organization from the list of Approved ADR Organizations.  If there is no Third Party Participant, the Participating Claimant shall notify the Disbursing Agent which Approved ADR Organization they have selected to conduct the mediation.  If after five (5) days the Third Party Participant and/or the Participating Claimant have not notified the Disbursing Agent of their mutual selection, the Disbursing Agent shall have the right to select any Approved ADR Organization.  Promptly after the Approved ADR Organization has been selected, the Disbursing Agent shall notify the Appointed ADR Organization of its retention and refer the matter to the Appointed ADR Organization for mediation.

6.2.                            ADR Organization Procedures.

Upon referral of the Participating Claim to mediation, the Appointed ADR Organization shall follow its procedures with respect to (i) the appointment of a mediator who resides in, or is familiar with the laws of, the state governing the Participating Claim, and (ii) providing notice to the Disbursing Agent, Participating Claimant and Third Party Participants, if any, of such appointment.  The mediation shall be conducted in the jurisdiction in which the premises that are the subject of the Participating Claim are located or at such location as is mutually agreed by the Parties.  Regardless of any rules or procedures of the Appointed ADR Organization to the contrary, (i) no person shall serve as a mediator unless he has been trained in mediation in a recognized program such as those of the American Arbitration Association or has equivalent practical experience in the field of mediation or is otherwise agreeable to the Parties, (ii) any person who serves as a mediator shall be an impartial, neutral person, (iii) no person shall serve as a mediator if he has any financial or personal interest in the proceedings or, except where otherwise agreed by the Parties, in any related matters, and (iv) upon appointment, the respective mediator shall disclose any circumstances likely to create a reasonable inference of bias or prevent a prompt hearing or conference with the Parties.

6.3.                            Conducting the Mediation.

Mediation of Participating Claims shall be handled by the Appointed ADR Organization in the order received to the extent practicable.  Any Party may be represented by

(7)                                 Mediation Costs include only those costs and fees associated with retaining a mediator.  The Debtors shall not be responsible for any of the Participating Claimant’s costs or any Third Party Participant’s costs associated with the mediation, if any, including but not limited to attorneys’ fees.

(8)                                 For purposes of allocating these costs, the Debtors shall be treated as one entity.

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legal counsel, although the participation of legal counsel shall not be required for the conduct of the mediation.  The mediator shall meet with the Parties or their respective legal representatives, individually and jointly for a conference or series of conferences as determined by the mediator.  The Participating Claimant, the Disbursing Agent, and Third Party Participants, if any, or their respective authorized representatives, must be present at the conference.  The mediator may review the Participating Claim, the positions of the Parties, the prior negotiations between the Parties, all correspondence between the Parties during the Settlement Offer Period, and such additional information as the Parties may wish to submit, including Premises Inspection reports, to aid a fair and equitable settlement.  At least seven (7) days prior to the mediation conference, the Parties shall each submit to the mediator a concise confidential statement outlining each party’s position on settlement value, which shall not be shared with the other Parties to the mediation and shall be deemed to be privileged as compromise and settlement negotiations pursuant to Rule 408 of the Federal Rules of Evidence and Local Rule 9019-5(d)(i).

6.4.                            Conclusion of Mediation/Mediated Settlement.

The mediator will work with the Parties toward reaching an acceptable, reasonable offer of settlement.  The mediator shall not have the authority to impose a settlement upon the Parties.  Unless otherwise agreed by the Parties, the mediation process will terminate not later than twelve (12) months after the date of referral to the Appointed ADR Organization.  All settlement methods available during the Settlement Offer Exchange Period as described above in Section 5.3 shall be available during mediation.

ARTICLE VII.

OPTIONAL BINDING ARBITRATION PROCEDURE

Upon consent of the Participating Claimant, the Disbursing Agent, and any Third Party Participants, the Participating Claim may be referred to binding arbitration at any time after entry of the Confirmation Order by the Bankruptcy Court.  Unless the Parties agree otherwise, the Participating Claimant, the Disbursing Agent and the Third Party Participants shall divide the costs of binding arbitration evenly among them.(9)  The Participating Claimant, the Disbursing Agent and Third Party Participants shall make appropriate arrangements with the Appointed ADR Organization for direct payment of their portions of the estimated costs.

7.1.                            Consent of the Parties.

Any Party may request in writing that the others consent to the Optional Binding Arbitration Procedure, which request shall also be consent by the requesting Party, provided however, that such a request shall be deemed rejected if the other Parties do not accept such request within ten (10) days.  Such request shall include consent to appoint one or more of the Approved ADR Organizations as the Appointed ADR Organization.  In the event all Parties consent to binding arbitration, and selection of the Appointed ADR Organization, the Disbursing Agent shall refer the Participating Claim, and New WCI’s related causes of action, to the Appointed ADR Organization within five (5) days of such consent.  The Appointed ADR

(9)                                 For purposes of allocating these costs, the Debtors shall be treated as one entity.

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Organization shall, within thirty (30) days after receipt of the referral to binding arbitration, (i) appoint an arbitrator and (ii) provide notice to the Parties of such appointment.  Such proceedings shall be commenced to the extent practicable, within thirty (30) days after the date the arbitrator is appointed.

7.2.                            Appointment of Arbitrators.

All arbitration proceedings shall be administered by one of the Approved ADR Organizations.  Arbitrators shall be appointed to particular matters by the Appointed ADR Organization pursuant to its rules and procedures, provided however, that (i) any person who serves as an arbitrator shall be an impartial, neutral person, (ii) no person shall serve as an arbitrator if he/she has any financial or personal interest in the proceedings or, except when otherwise agreed by the Parties, in any related matters, and (iii) upon accepting an appointment, the respective arbitrator shall disclose any circumstance likely to create a reasonable inference of bias or prevent a prompt hearing or conference with the Parties.

7.3.                            Applicable Law and Procedure.

The arbitration shall be conducted in accordance with applicable law, which shall be presumed to be the Federal Arbitration Act, Title 9, United States Code, unless the Bankruptcy Court determines on motion of either party that another jurisdiction’s law relating to arbitration should govern the proceeding.  The arbitration shall be conducted pursuant to the rules and procedures of the American Arbitration Association, or of the corresponding provisions of the Approved ADR Organization’s rules and procedures, if another organization is selected.

7.4.                            Arbitration Administrative Expenses.

The Disbursing Agent’s share of any costs and arbitration fees shall be paid in the ordinary course; provided, however, the arbitrator shall in his sole discretion assess fees and costs against any Party delaying or abusing the arbitration procedures set forth herein.

7.5.                            Arbitration Award.

The amount of the award shall be within the discretion of the arbitrator, provided however that the arbitrator may not award the Participating Claimant a claim in excess of the amount of the Participating Claimant’s claim as set forth in the Participating Claimant’s proof of claim or, if not liquated therein, in the Participating Claimant’s Valuation Form.  The Arbitrator shall specify if any awarded claim or any portion thereof, is to receive a portion of any applicable Net Proceeds or be treated as a Liquidated Allowed Claim or Third Party Payable Claim.  No Party shall have the right to appeal an arbitration award except on the grounds set forth in Section 10 of the Federal Arbitration Act.  Local Rule 9019-4(f) is not applicable and there shall be no right to a trial de novo.

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ARTICLE VIII.

CLAIM SATISFACTION PROCEDURE

All settled Participating Claims will result in the Participating Claimant receiving a portion of the Net Proceeds and/or a Liquidated Allowed Claim, Third Party Payable Claim, General Unliquidated Disputed Claim or some combination thereof.  Each of these claims shall be entitled to distributions as follows:

8.1.                            Liquidated Allowed Claim.

A Liquidated Allowed Claim entitles the Participating Claimant to a liquidated allowed unsecured claim to be paid on the terms set forth in the Plan.

8.2.                            Distribution of Net Proceeds.

Settlements with the Participating Claimants shall specify if all or a portion of such settled claim will include a distribution of Net Proceeds.  Thereafter, New WCI may prosecute New WCI’s causes of action against the related Third Parties through the ADR Procedure or litigation.(10)

8.3.                            Third Party Payable Claims.

Third Party Payable Claims are created when the Disbursing Agent, the Participating Claimant, and Third Party Participants simultaneously settle, or an arbitrator resolves, the Participating Claim and New WCI’s related cause of action against the Third Party Participant.  In such instances, the Participating Claimant shall be entitled to payment of all, or such portion of their Participating Claim as is deemed a Third Party Payable Claim, pursuant to the terms of the settlement agreement or arbitration award, directly from the Third Party Participant.  In such instances, the Third Party Participant’s payment shall not pass through the Disbursing Agent or become property of New WCI; however, the Third Party Participant’s liability to New WCI on account of the Third Party Payable Claim shall be fully discharged by such payment.  The manner and timing of the distribution from the Third Party Participant shall be specified in the terms of the settlement agreement or arbitration award.

8.4.                            General Unliquidated Disputed Claims.

If a Participating Claim is rejected by the Disbursing Agent for any reason or fails to be resolved during the ADR Procedure, such claim shall not ever qualify to receive a portion of Net Proceeds or disbursements as a Third Party Payable Claim and shall be treated as would any other general unliquidated disputed claim.

(10)  Nothing herein shall require New WCI to prosecute potential causes of action against Third Parties if it does not believe such prosecution would be in the best interests of New WCI.

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